As filed with the Securities and Exchange Commission on August 8, 2025.

Registration No. 333-289142

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Houston American Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	1311	76-0675953
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Houston American Energy Corp.

801 Travis St., Suite 1425

Houston, Texas 77002

(713) 222-6966

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Gillespie

Chief Executive Officer

Houston American Energy Corp.

801 Travis St., Suite 1425

Houston, Texas 77002

(713) 222-6966

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch

Joseph E. Segilia

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 660-3060

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 8, 2025

Houston American Energy Corp.

Up to 10,300,000 Shares of Common Stock

This prospectus relates to the proposed resale by the selling stockholder named in this prospectus or its permitted assigns of up to an aggregate of 10,300,000 shares of our common stock with a par value of $0.001 per share (the “Common Stock”), which may be issued pursuant to a purchase agreement dated as of July 10, 2025 (the “ELOC Purchase Agreement”), by and between Houston American Energy Corp the (“Company”, “HUSA”, “we”, “us” or “our”) and Tumim Stone Capital, LLC (“Tumim”).

Shares issuable under the ELOC Purchase Agreement, if and when they are sold pursuant to the terms of the ELOC Purchase Agreement, will be sold at a per share price equal to 96% of the lowest VWAPs (as defined below) over a specified measurement period. See the sections of this prospectus entitled “The Offering” and “The Tumim Transactions” for more detail regarding the sale of shares under the ELOC Purchase Agreement. The recent market price used throughout this prospectus may not be indicative of the final public offering price.

Tumim, or its permitted transferees or other successors-in-interest, may offer and sell the shares of Common Stock in a number of different ways and at varying prices, including through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. Tumim is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of Common Stock being offered under this prospectus may be sold by the selling stockholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section of this prospectus entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is listed on NYSE American Stock Exchange operated by NYSE American LLC (the “NYSE American”) under the symbol “HUSA”. The last reported closing price for our Common Stock on NYSE American on July 29, 2025 was $11.80 per share. On June 6, 2025, we effected a one-for-ten reverse stock split (the “Reverse Stock Split”) of all of our outstanding shares of Common Stock. Unless the context expressly indicates otherwise, all references to share and per share amounts referred to herein reflect the amounts after giving effect to the Reverse Stock Split.

We are a “smaller reporting company” as defined under the federal securities laws and, under applicable U.S. Securities and Exchange Commission (“SEC”) rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus and in the documents which are incorporated by reference herein to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling stockholders identified in this prospectus may offer, from time to time, up to an aggregate of 10,300,000 shares of our Common Stock, which may be issued pursuant to the ELOC Purchase Agreement. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of securities by the selling stockholder.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus provides you with general information regarding the shares of Common Stock being offered by the selling stockholder. You should read this prospectus as well as the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” before making an investment decision.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling stockholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares of Common Stock covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”.

This document may only be used where it is legal to sell these shares of Common Stock. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the shares of Common Stock being offered. As used in this prospectus, references to “the Company,” “HUSA,” “we,” “us” or “our” refer to Houston American Energy Corp and its subsidiaries.

We own or have rights to certain trademarks that we use in conjunction with the operations of our business. Each trademark, trade name, service mark or copyright of any other company appearing or incorporated by reference in this prospectus belongs to its holder. Solely for convenience, trademarks, trade names, service marks and copyrights referred to in this prospectus may appear with or without the “©”, “®” or “™” symbols, but the inclusion, or not, of such references are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent possible under applicable law, our or their, as applicable, rights to these trademarks, trade names service marks or copyrights. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

References to “selling stockholder” refers to the security holder identified herein in the section titled “Selling Stockholder” of this prospectus, who may sell shares of Common Stock from time to time as described in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.

Company Overview

The Company has operated as an independent oil and gas company, which had previously focused on the development, exploration, exploitation, acquisition, and production of natural gas and crude oil properties. With its principal properties, and operations, in the U.S. Permian Basin. With additional properties in the Louisiana U.S. Gulf Coast region.

In November 2024, the Company recruited a new management team to assist its diversification and to explore opportunities to add to its portfolio by seeking out new opportunities in various parts of the energy sector. As the company realized, the demand for all forms of energy is growing and there were many untapped opportunities in oil & gas, renewable energy, and energy transition technologies.

In July 2025, the Company completed its acquisition of Abundia Global Impact Group, LLC, a Delaware limited liability company (“AGIG”), a technology-driven platform focused on converting waste into renewable fuels and chemicals. Abundia has a commercially ready solution for converting waste into valuable fuels and chemicals, with a backlog of development opportunities utilizing proprietary technologies and key industry partnerships.

AGIG

Abundia Global Impact Group

AGIG, is a technology solutions company that operates in the recycling and renewable energy, environmental change, fuels and chemicals sectors. AGIG is focused on using waste products to decarbonize the energy, fuels and chemicals sector by providing renewable or recycled alternatives. AGIG uses a combination of proprietary, licensed and commercialized technologies to produce a complete process that turns waste plastics and biomass into crude or drop-in alternatives to fossil derived energy, fuels and chemicals. AGIG’s holistic approach has brought together the complete commercial chain with feedstocks, technology, a diverse management team, and world class off-take partners for the growing suite of products in place.

Business Strategy and Key Strengths of AGIG

AGIG’s strategy includes the following key aspects:

●	identifying and licensing already commercialized base technologies and enhancing by adding AGIG’s unique upgrading technologies, thereby creating high-value end products while securing intellectual property rights (“IP”);
●	enlisting industry recognized, independent resources to validate both the technologies and products;
●	identifying and securing pre-sales in the form of commercial terms sheets for transportation grade fuel and recycled products to establish the technology chain and breed market confidence;
●	identifying and negotiating multi-year agreements for waste plastics and waste biomass feedstock supplies;
●	identifying sites that are strategically advantaged and repurposing existing petrochemical infrastructure;
●	securing long-term off-take partners to distribute and sell AGIG’s various products;
●	establishing the technology combination to provide the complete solution;
●	identifying additional projects, establishing complete process chains, securing feedstock and off-takes from credit worthy counter parties and funding additional projects through a blend of equity and debt;

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●	identifying industry partners for the additional divisions, which include Recycled Chemicals, Sustainable Aviation Fuel, Bio-derived Chemicals, Green Hydrogen; and
●	developing strategy for additional revenue streams through the development of projects, co-development of projects and licensing of the additional divisions.

AGIG’s technology offering is complimented by a highly experienced team of industry experts and synergistic commercial skill sets that provide a holistic management approach. AGIG supplements the team with external, industry recognized resources who support and validate its technology, products and commercial claims.

AGIG’s selection criteria for projects on which to deploy its resources is detailed and robust, including: feedstock for long term supply agreements, off-take agreements to match the feedstock terms, suitable sites with access to utilities and relevant permits or planning conditions, man-power and suitable resources to execute and political or government considerations.

AGIG’s Market Opportunity

AGIG believes that the market for AGIG’s offering is substantial and that the value of recycled or renewable alternatives for the fuel, energy and chemical markets have grown substantially over the past few years. Corporations have been pledging significant change and the European Union has introduced mandates to set minimum requirements for recycled or renewable content.

The value of technology companies offering renewable or recycling solutions has grown over the past few decades as well, with a global focus on reducing greenhouse gas emissions. This change has been largely spurred by the increased investment capital dedicated to the development and provision of scalable and commercially viable solutions to a global problem.

Market demand and government mandates have detached the value of recycled or renewable derived products from traditional fossil derived products. For example, Hydrogenated Vegetable Oil now trades at almost twice the price of its fossil fuel counterpart and recycled Polyester (“PET”) trades at a ~60% premium to virgin PET.

AGIG established its initial off-take pipeline, via commercial term sheets, in a few months, some of which have now been converted to full off-take contracts, and has a significant pool of new off-take partners established for its additional divisions and products. AGIG consciously chose its sales and marketing pace in order to devote itself to implementing its business plan. AGIG believes that it has the ability to increase its numbers as market demand remains unsatisfied.

AGIG believes that AGIG has a once-in-a-generation opportunity to take advantage of global and societal demand for the decarbonization of the energy, fuel and chemicals industry.

AGIG’s Product Strategy

AGIG’s Products

Pyrolysis Oil from Waste Plastic

AGIG provides a crude pyrolysis oil that can be blended into feedstock at existing refineries and displace fossil derived feedstock.

Recycled Diesel

AGIG provides a drop-in product that can blend into existing distribution channels by hydrogenating the syncrude fuel from the waste plastic pyrolysis process, and the recycled diesel has met specifications for transportation grade fuel EN590.

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Recycled Naphtha

AGIG creates Recycled Naphtha, which is the feedstock for polyethylene, polypropylene and other plastics, by adding an additional hydrocracking step to the hydrogenation of the syncrude fuels from the waste plastic gasification process.

Recycled Waxes and Lubricants

AGIG creates high value, recycled waxes and lubricant feedstocks by hydrogenating the crude product from the waste plastic pyrolysis process.

Bio-fuels

AGIG is refining the technology pathway for its Bio-fuel products to provide a drop-in product that can blend into existing distribution channels to service the transportation industry.

Bio-Sustainable Aviation Fuels

By adding additional process steps to its Bio-fuel pathways, AGIG intends to meet required specifications for SAF.

AGIG’s Research and Development and Pipeline Products

AGIG will continue to work on its pipeline of projects, including building on the work already commenced during 2023 and 2024, and ongoing through 2025, which was supported by the UK Government through its Advanced Fuels Fund, to compete the development and technology pathway to large scale SAF projects which will also lead to marine industry and transportation industry solutions.

AGIG’s Intellectual Property

AGIG owns or has access to a combined suite of technologies, which comprise three key stages to the process: (1) flow process gasification of waste plastics or biomass technologies, (2) upgrading of the crude output from the gasification processes through hydrogenation, and (3) final upgrading of the products. AGIG, through subsidiaries, protects its technological advantages using a mix of patent protection, license agreements, trade secret and know-how strategies. AGIG’s portfolio owns or draws on a suite of 18 patents pending or granted, including, in Australia, Argentina, Brazil, Canada, China, Europe, Hong Kong, India, Indonesia, Japan, Malaysia, Mexico, New Zealand, South Africa, South Korea, Thailand, UK, USA and Vietnam.

AGIG’s Competition

The renewable fuels and chemicals industry is increasingly competitive, driven by the need for sustainable solutions and the entry of diverse players. Competitors include companies employing pyrolysis, hydrothermal processing, Fischer-Tropsch process and gasification technologies to convert waste streams into renewable fuels and chemicals. These competitors range from well-established industry leaders to new entrants exploring innovative pathways. Additionally, oil and gas majors and petrochemical companies are leveraging their resources to develop in-house renewable solutions or fund external projects, intensifying competition.

AGIG’s differentiation lies in its continuous, not batch-based, processing technology, which provides operational efficiency and scalability while minimizing capital expenditure. This approach allows AGIG to deliver effective capital expenditure solutions, optimizing costs while maintaining high production reliability. AGIG’s proprietary upgrading and hydrotreating processes utilize proven refinery methodologies to produce drop-in fuels that integrate seamlessly with existing infrastructure and distribution networks. This eliminates the need for customers to make significant modifications, enhancing AGIG’s value proposition.

AGIG is supported by a diverse, multi-skilled management team with deep expertise in technology development, construction, and scaling. This team has substantial industry cache and a track record of delivering complex projects. AGIG’s approach leverages long-standing refinery solutions to produce its products from waste feedstocks, addressing critical industry needs.

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By combining strong industry relationships, rigorous product validation through extensive testing programs, and operational flexibility, AGIG is positioned to compete effectively. While the landscape includes significant players and emerging technologies, AGIG’s ability to provide reliable, scalable, and economically attractive solutions ensures its competitiveness in the growing renewable fuels and chemicals market.

AGIG’s Sales, Distribution, Marketing and Advertising

AGIG’s sales strategy is built on leveraging strong industry relationships and the proven quality of its renewable products. AGIG has successfully executed offtake agreements with leading global energy companies, supported by long-term testing programs. These collaborations have validated the technical specifications and compliance of AGIG’s products with stringent industry standards, demonstrating its readiness to meet the needs of Tier 1 oil and gas and petrochemical partners, once operations commence.

Through these partnerships, AGIG has established strong relationships with industry leaders, enabling close collaboration to refine and align its products with market requirements. Third-party validation of AGIG’s technology has further strengthened these relationships and provided a strong foundation for future growth.

AGIG’s logistics framework is designed for scalability, ensuring seamless delivery through a flexible transportation and distribution network. This network incorporates trucking, rail, hauling, and shipping solutions, alongside strategically located storage facilities, to efficiently serve global markets. By working with industry-leading service providers, AGIG maintains strict compliance with regulatory and environmental standards, preparing for smooth and sustainable operations.

In marketing and advertising, AGIG focuses on highlighting its rigorous testing programs, advanced technologies, sustainability commitments, and strategic collaborations. By building trust and confidence through AGIG’s relationships and demonstrated capabilities, AGIG is well-positioned to deliver renewable solutions that address the evolving needs of the oil and gas and petrochemical industries as AGIG’s operations come online.

Oil and Gas Business

Properties

Our exploration and development projects are focused on existing property interests in the Texas Permian Basin, and the onshore Louisiana Gulf Coast region.

Each of our property interests differ in scope and character and consists of one or more types of assets, such as 3-D seismic data, owned mineral interests, leasehold positions, lease options, working interests in leases, partnership or limited liability company interests, corporate equity interests or other mineral rights. Our percentage interest in each property represents the portion of the interest in the property we share with other partners in the property. Because each property consists of a bundle of assets that may or may not include a working interest in the project, our stated interest in a property simply represents our proportional ownership in the bundle of assets that constitute the property. Therefore, our interest in a property should not be confused with the working interest that we will own when a given well is drilled. Each of our exploration and development projects represents a negotiated transaction between the project partners relating to one or more properties. Our working interest may be higher or lower than our stated interest.

United States Properties:

In the United States, our principal properties and operations are located in the on-shore Permian Basin and Gulf Coast region of Louisiana.

Texas Properties – Permian Basin

Reeves County. We hold a 18.1% average working interest in 320 gross acres in Reeves County, Texas, consisting of (1) the 160 gross acre Johnson Lease, in which we hold a 25% working interest, subject to a proportionate 5% back-in after payout, and (2) the 160 gross acre O’Brien Lease, in which we hold an average 11.2% working interest. Our Reeves County acreage lies within the Delaware sub-basin of the Permian Basin, with resource potential in the Wolfcamp, Bone Spring and Avalon formations. During 2017, we drilled and completed our initial wells on both lease blocks, the Johnson State #1H well and the O’Brien #3H well, both horizontally drilled and hydraulically fractured wells in the Wolfcamp A formation. The Johnson #1H well and O’Brien #3H well were both placed on gas lift during 2021 and were producing at December 31, 2024. For the year ended December 31, 2024, our production in Reeves County totaled 3,468 barrels of oil and 53,476 mcf of natural gas.

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In June 2024, we participated in the drilling of six wells in the State Finkle Unit on the O’Brien Lease. All six wells commenced production in April, 2025

As of December 31, 2024, no additional development or drilling operations are planned with respect to our Reeves County acreage.

Yoakum County. We hold a 15.9% average working interest, subject to a proportionate 10% back-in after payout, in an approximately 360 gross acre block in Yoakum County, Texas. Our Yoakum County acreage lies within the Midland sub-basin of the Permian Basin.

During 2019, we drilled the Frost #1H well, the first well on our Yoakum County acreage. The well was horizontally drilled, hydraulically fractured in the San Andres Formation and completed and commenced production in mid-2019. A second well on our Yoakum County acreage, the Frost #2H well, was horizontally drilled, hydraulically fractured in the San Andres Formation and completed and commenced production during the third quarter of 2020. For the year ended December 31, 2024, our production in Yoakum County totaled 2,524 barrels of oil.

As of December 31, 2024, no additional development or drilling operations are planned with respect to our Yoakum County acreage.

Louisiana Properties

Our sole property in Louisiana consists of a 23.4% mineral interest in 2,485 gross acres in East Baton Rouge Parish.

There are no present wells, or plans to conduct drilling operations, on our Louisiana acreage.

Title to Properties

Title to properties is subject to royalty, overriding royalty, carried working, net profits, working and other similar interests and contractual arrangements customary in the gas and oil industry, liens for current taxes not yet due and other encumbrances. As is customary in the industry in the case of undeveloped properties, little investigation of record title is made at the time of acquisition (other than preliminary review of local records).

Investigation, including a title opinion of local counsel, generally is made before commencement of drilling operations.

Marketing

At December 31, 2024, we had no contractual agreements to sell our gas and oil production and all production was sold on spot markets.

Human Capital

As of December 31, 2024, we had 2 full-time employees and no part-time employees. The employees are not covered by a collective bargaining agreement, and we do not anticipate that any of our future employees will be covered by such agreements.

Competition

We encounter intense competition from other oil and gas companies in all areas of our operations, including the acquisition of producing properties and undeveloped acreage. Our competitors include major integrated oil and gas companies, numerous independent oil and gas companies and individuals. Many of our competitors are large, well-established companies with substantially larger operating staffs and greater capital resources and have been engaged in the oil and gas business for a much longer time than our Company. These companies may be able to pay more for productive oil and gas properties, exploratory prospects and to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.

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Recent Developments

Divestment of Interest in Hupecol Meta LLC

On February 25, 2025, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Andes Operating Company LLC (“Buyer”) for the sale of the Company’s interest in Hupecol Meta LLC (“Hupecol Meta”). In conjunction with the MIPA, the Company also entered into an Assignment Agreement, in which it agreed to transfer its interest in Hupecol Meta to the Buyer, and the Buyer accepted the interest, subject to the MIPA. The sale of the Company’s interest in Hupecol Meta and its assignment thereof closed upon execution of the MIPA and the Assignment Agreement.

The Company owned approximately 18% of the membership interest of Hupecol Meta. The Buyer acquired this interest from the Company for $1.00 and agreed to assume all liabilities relating to the Colombian branches of Hupecol Meta.

Share Exchange Agreement

As previously disclosed, on February 20, 2025, the Company entered into a share exchange agreement, as amended by that certain amendment to the share exchange agreement, dated as of June 27, 2025 (the “Share Exchange Agreement”), with Abundia Financial LLC, a Delaware limited liability company (“Abundia Financial”), and Bower Family Holdings, LLC, a North Carolina limited liability company (“BFH”, and together with Abundia Financial, the “AGIG Unitholders”). The AGIG Unitholders are the record and beneficial owners of all the issued and outstanding units of AGIG.

On July 1, 2025, as contemplated by the Share Exchange Agreement, the Company acquired all of the outstanding units of AGIG from the AGIG Unitholders in exchange for issuing to the AGIG Unitholders an aggregate of 31,778,032 shares of Common Stock, which is equal to 94% of the sum of (a) the aggregate issued and outstanding Common Stock at the time of the Closing (including the shares issued at Closing), plus (b) all Common Stock approved for issuance by the Company under a future equity incentive plan at the time of the Closing contingent upon the approval by the stockholders of the Company of such future equity incentive plan (the “Share Exchange”). The closing of the Share Exchange is referred to herein as the “Closing” and the date of the Closing is referred to herein as the “Closing Date.”

Upon the completion of the Share Exchange, the board of directors of the Company (the “Board”) appointed Edward Gillespie, to the Board and as Chief Executive Officer of the Company. The Board also appointed Matthew Henninger as a member of the Board, Lucie Harwood as Chief Financial Officer, and Joseph Gasik as Chief Operating Officer.

The securities issued in the Share Exchange were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act, and Rule 506 promulgated under Regulation D of the Securities Act.

Reverse Stock Split

On June 6, 2025, the Company effected the Reverse Stock Split. The Common Stock began trading on NYSE American on a split-adjusted basis at the start of trading on June 9, 2025. For more information on the Reverse Stock Split, see the Current Report on Form 8-K filed by the Company with the SEC on May 28, 2025.

Summary Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

Risks Related to this Offering and Ownership of Our Securities

●	Issuances of our Common Stock to Tumim has caused and will continue to cause substantial dilution to our existing stockholders and the price of our Common Stock to decline.

●	It is not possible to predict the actual number of shares we will sell under the ELOC Purchase Agreement to the selling stockholder, or the actual gross proceeds resulting from those sales.

Risks Related to Our Business

●	We have experienced recurring operating losses and may not attain profitability; attainment of profitability will require successful drilling and development operations to support substantial increases in production and revenues.

●	Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

●	We may be unable to make attractive acquisitions and any acquisitions may be subject to substantial risks that could adversely affects our business.

●	Failure to remediate a material weakness in internal controls over financial reporting could result in material misstatements in our consolidated financial statements.

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Oil and Gas Operating Risks

●	Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

●	The unavailability or high cost of drilling rigs, equipment, supplies, personnel, water disposal and oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget and operate profitably.

●	Increased regulation, or limitations on the use, of hydraulic fracturing could increase our cost of operations and reduce profitability.

Risks Related to the Share Exchange

●	Our ability to successfully operate and grow business related to the Share Exchange is not guaranteed. The loss of any key personnel could negatively impact the business and operations of the Company and its ability to grow the business related to the Share Exchange.

●	If the benefits of the Share Exchange do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

Risks Related to the Combined Company and our Ownership Structure After the Share Exchange

●	The AGIG Unitholders, as our largest stockholders, will have the ability to exert substantial control over us.

●	AGIG may have liabilities that are not known, probable or estimable at this time.

●	The combined company may not fully realize the anticipated benefits of the Share Exchange within the timing anticipated or at all.

Risks Related to AGIG’s Business and Operations

●	AGIG has incurred losses and anticipate continuing to incur losses while it commercializes and scales its business.

●	AGIG competes in a competitive industry and its failure to successfully compete with other companies in its industry may have a material adverse effect on AGIG’s business.

Risks Related to AGIG’s Manufacturing and Commercialization

●	AGIG is vulnerable to fluctuations in the supply and price of raw materials.

●	If AGIG is unable to successfully add additional process trains, AGIG may not meet its customer demand.

●	AGIG may face supply chain issues for the procurement of critical components that may impact its technology deployment cost estimates and schedule timelines.

Risks Related to AGIG’s Legal, Regulatory, and Environmental, Health and Safety Matters

●	AGIG and its industry partners are subject to extensive international, national and subnational laws and regulations, and any changes in relevant laws or regulations, or failure to comply with these laws and regulations could have a material adverse effect on its business.

●	AGIG’s technology deployment sites require permitting and planning, some of which are in line with petrochemical standards, delays or being unable to secure these may adversely affect its deployment schedule.

Risks Related to AGIG’s Intellectual Property

●	AGIG’s failure to protect its intellectual property and proprietary technology may significantly impair its competitive advantage.

●	AGIG’s patent rights may not provide commercially meaningful protection against competition.

●	AGIG relies in part on trade secrets to protect its technology, and its failure to obtain or maintain trade secret protection could harm AGIG’s business.

General Risks Related to AGIG

●	AGIG is subject to risks associated with currency fluctuations, and changes in foreign currency exchange rates could impact its results of operations.

●	Conditions in the financial markets and economic conditions in general may adversely affect AGIG’s ability to raise additional capital, execute its business plan or remain in business.

●	If AGIG experiences a significant disruption in its information technology systems, including security breaches, or if AGIG fails to implement new systems and software successfully, its business operations and financial condition could be adversely affected.

Implications of Being A Smaller Reporting Company

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will continue to be permitted to make certain reduced disclosures in our periodic reports and other documents that we file with the SEC.

Corporate Information

Our principal executive office is located at 801 Travis Street, Suite 1425 Houston, Texas, and our telephone number is (713) 222-6966. Our website address is https://houstonamerican.com/. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus.

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THE OFFERING

Pursuant to the ELOC Purchase Agreement, upon the terms and subject to the conditions and limitations set forth therein, we have the right, in our sole discretion, to direct Tumim to purchase up to an aggregate of $100,000,000 of shares of our Common Stock over the 24-month term of the ELOC Purchase Agreement. We currently have reserved 10,300,000 shares of our authorized and unissued shares of Common Stock solely for the purpose of effecting purchases of the shares under the ELOC Purchase Agreement. Under the ELOC Purchase Agreement, we have the right to present Tumim with a purchase notice (each, a “Purchase Notice”) directing Tumim to purchase up to any amount that is the lesser of (i) 100% of the average daily trading volume over the five days before the Purchase Notice date, (ii) 40% of the daily trading volume on the Purchase Notice date, or (iii) $2,000,000, at a per share price equal to 96% of the lowest VWAPs during the three trading days following the delivery of the Purchase Notice.

Tumim will not purchase or acquire, any shares of Common Stock under ELOC Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Tumim and its affiliates (as calculated pursuant to Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by Tumim and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

We will control the timing and amount of sales of our Common Stock to Tumim. Tumim has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the ELOC Purchase Agreement.

The ELOC Purchase Agreement may be terminated by us at any time after commencement, at our discretion; provided, however, we shall have issued a total of 300,000 shares of Common Stock in the aggregate to Tumim (in cash or by the issuance of Common Stock, as required pursuant to the ELOC Purchase Agreement) in accordance with the ELOC Purchase Agreement and paid all fees and amounts to the Tumim’s counsel required to be paid pursuant to the ELOC Purchase Agreement prior to such termination. Further, the ELOC Purchase Agreement will automatically terminate on the earliest to occur of: (i) date that we sell, and Tumim purchases, the full $100,000,000 in shares of Common Stock under the agreement; (ii) on the expiration of the 24-month term of the ELOC Purchase Agreement; (iii) date on which the Common Stock shall have failed to be listed or quoted on the NYSE American; (iv) the thirtieth (30th) trading day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) trading day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Concurrently with entering into the ELOC Purchase Agreement, we also entered a registration rights agreement, dated July 10, 2025, by and between HUSA and Tumim (the “Registration Rights Agreement”), in which we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of the shares of our Common Stock issuable to Tumim under the ELOC Purchase Agreement and the shares of Common Stock that may be issued to Tumim if we fail to comply with our obligations in the Registration Rights Agreement. The Registration Rights Agreement requires that we file, within 15 days after signing, a resale registration statement and use commercially reasonable efforts to have such resale registration statement declared effective by the SEC (the “Commencement Date”) on or earlier of (i) 45 days after filing the resale registration statement and (ii) the 5th business day after we are notified it will not be subject to further SEC review.

We engaged Univest Securities LLC (“Univest” or the “Placement Agent”) as exclusive financial advisor to provide financial services in connection with the ELOC Purchase Agreement. As compensation for services rendered, the Company shall pay to Univest the following fees: (i) In consideration of its services as a registered broker-dealer acting as Placement Agent in connection with the ELOC Purchase Agreement with an investor, the Placement Agent shall be entitled to a cash fee of $40,000 under the ELOC Purchase Agreement (the “Signing Fee”). The Signing Fee was paid at the signing of the ELOC Purchase Agreement, and (ii) In consideration of its services as a registered broker-dealer acting as Placement Agent in connection with the ELOC Purchase Agreement with an investor, Univest shall be entitled to a cash fee equal to 1.5% of the gross funding amount for each drawdown under the ELOC Purchase Agreement (the “ELOC Fee”). The ELOC Fee shall be payable at each closing of a drawdown under the ELOC Purchase Agreement (each, an “ELOC Closing”), in accordance with the disbursement schedule provided by the investor at each ELOC Closing.

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OFFERING SUMMARY

Common Stock being offered by the selling stockholder	Up to 10,300,000 shares of Common Stock, which may be issued pursuant to the ELOC Purchase Agreement and the Registration Rights Agreement.

Common Stock outstanding after this offering	43,986,417 shares, assuming that all shares of Common Stock offered pursuant to this prospectus are sold.

Price per share of common stock	We may from time to time on any business day, by written notice delivered by us to Tumim, direct Tumim to purchase shares of Common Stock on such business day, at a purchase price per share that will be equal to 96% of the lowest daily VWAPs during three trading days following the delivery of the Purchase Notice.

Use of proceeds	All of the shares of Common Stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares of Common Stock. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of Common Stock covered by this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of Common Stock.

Risk factors	An investment in our shares of Common Stock is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 11 and other information in this prospectus for a discussion of factors to consider before deciding to invest in the securities offered hereby. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

NYSE symbol and trading	Our Common Stock is listed on NYSE American under the symbol “HUSA”.

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RISK FACTORS

An investment in the shares of Common Stock offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to this Offering and Ownership of Our Securities

Issuances of our Common Stock to Tumim has caused and will continue to cause substantial dilution to our existing stockholders and the price of our Common Stock to decline.

We are registering for resale up to an aggregate of 10,300,000 shares of Common Stock that may be issued to Tumim from time to time under the ELOC Purchase Agreement.

We anticipate that shares issued to Tumim under the ELOC Purchase Agreement will be issued and sold over a period of as long as the approximately 24-month term under the ELOC Purchase Agreement. The number of shares ultimately sold to Tumim under this prospectus is dependent upon the number of shares we elect to sell to Tumim under the ELOC Purchase Agreement. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance and sale of shares under the ELOC Purchase Agreement may cause the trading price of our Common Stock to decline.

We may ultimately issue and sell to Tumim all, some or none of the 10,300,000 shares of Common Stock available under the ELOC Purchase Agreement that we are registering. Tumim may sell all, some or none of our shares that it holds or comes to hold pursuant to sales under the ELOC Purchase Agreement. The issuance and sale of shares by us to Tumim pursuant to the ELOC Purchase Agreement will result in dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock by Tumim in this offering, or anticipation of such sales, could cause the trading price of our Common Stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

We may not have access to the full amount available under the ELOC Purchase Agreement with Tumim.

Under the ELOC Purchase Agreement, we will have the right to direct Tumim to purchase shares of our Common Stock from time to time by presenting Tumim with a Purchase Notice directing Tumim to purchase shares of Common Stock, at a per share price equal to 96% of the lowest daily VWAPs over a specified measurement period beginning after the delivery of the Purchase Notice.

Although the ELOC Purchase Agreement provides that we may sell up to $100,000,000 of our Common Stock to Tumim, depending on the market prices of our Common Stock, we may not be able to nor desire to sell all of the shares contemplated by the ELOC Purchase Agreement. In addition, if the number of shares registered hereby is insufficient to cover all of the shares we elect to sell to Tumim under the ELOC Purchase Agreement, we will be required to file one or more additional registration statements to register such additional shares.

The extent to which we rely on Tumim as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. Even if we sell a significant amount of shares under the ELOC Purchase Agreement to Tumim, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

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Tumim will pay less than the then-prevailing market price for our Common Stock, which could cause the price of our Common Stock to decline.

The purchase price of Common Stock sold to Tumim under the ELOC Purchase Agreement is derived from the market price of our Common Stock. The shares to be sold to Tumim pursuant to the ELOC Purchase Agreement will be purchased at a discounted price as described above. As a result of this pricing structure, Tumim may sell the shares it receives immediately after receipt of the shares, which could cause the price of our Common Stock to decrease. These sales may have a further impact on the price of our Common Stock.

It is not possible to predict the actual number of shares we will sell under the ELOC Purchase Agreement to the selling stockholder, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the ELOC Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to the selling stockholder at any time throughout the term of the ELOC Purchase Agreement. The actual number of shares of Common Stock that are sold to the selling stockholder may depend upon a number of factors, including the market price of the Common Stock during the sales period. Because the price per share of each share sold to the selling stockholder will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

Shareholders who buy shares of our Common Stock at different times will likely pay different prices.

Shareholders who purchase shares of Common Stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. Similarly, Tumim may sell such shares at different times and at different prices. Shareholders may experience a decline in the value of the shares they purchase from the selling stockholder in this offering as a result of sales made by us in future transactions to Tumim at prices lower than the prices they paid.

We are a smaller reporting company, and the reduced disclosure requirements applicable to smaller reporting companies may make our common stock less attractive to investors.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. For as long as we are a smaller reporting company, we may rely on exemptions from certain disclosure requirements. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and have reduced disclosure obligations regarding executive compensation.

We do not intend to pay cash dividends for the foreseeable future, and as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant. As a result, you may only receive a return on your investment in our common stock if the market price of our Common Stock increases.

If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.

The trading market for our Common Stock depends in part on the research and reports that analysts publish about our business. We do not have any control over these analysts. If any of the analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our business, the price of our Common Stock would likely decline. If few analysts cover us, demand for our Common Stock could decrease and the price and trading volume of our Common Stock may decline. Similar results may occur if one or more of these analysts stop covering us in the future or fail to publish reports on us regularly.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our Common Stock may be volatile and, in the past, in certain instances companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our Common Stock.

With limited exceptions, we are generally not restricted from issuing additional Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. The market price of our Common Stock could decline as a result of sales of Common Stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock after this offering or the perception that such sales could occur.

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Risks Related to Our Business

We have experienced recurring operating losses and may not attain profitability; attainment of profitability will require successful drilling and development operations to support substantial increases in production and revenues.

We have incurred losses from operations in each year since 2011 and, at December 31, 2024, had an accumulated deficit of $85,215,109  . While we have implemented cost control initiatives that have brought down our overhead in recent years and distributions of our share of profits from Hupecol Meta have improved overall profitability, our ability to attain profitability is substantially dependent upon our other oil and gas assets. In order to increase production and revenues, we will need to successfully drill new wells on our existing acreage at a pace, and with results, significantly greater than in recent years. If, for any reason, we are unable to substantially increase our production and revenues and sustain or grow our profitability, while controlling drilling costs and overhead, we may never attain, or sustain, profitability. Our ability to so increase production and revenues and attain profitability is subject to all of the other risks of oil and gas operations as well as our ability to fund our share of drilling and development operations.

Our ability to operate profitably and our financial condition are highly dependent on energy prices. A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

The price we receive for our oil and natural gas production heavily influences our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production depend on numerous factors beyond our control. These factors include, but are not limited to, the following:

●	the actions of the Organization of Petroleum Exporting Countries, or OPEC;

●	the price and quantity of imports of foreign oil and natural gas;

●	political conditions, including embargoes or tariffs, in or affecting other oil-producing activity;

●	the level of global oil and natural gas exploration and production activity;

●	the level of global oil and natural gas inventories;

●	weather conditions;

●	technological advances affecting energy consumption, including renewable energy initiatives that result in energy consumption transitioning away from fossil fuels; and

●	the price and availability of alternative fuels.

Global economic growth drives demand for energy from all sources, including fossil fuels. Should the U.S. and global economies experience weakness, demand for energy may decline. Similarly, should growth in global energy production outstrip demand, excess supplies may arise. Declines in demand and excess supplies may result in accompanying declines in commodity prices and deterioration of our financial position along with our ability to operate profitably and our ability to obtain financing to support operations.

With respect to our business, we have experienced periodic declines in demand thought to be associated with slowing economic growth in certain markets coupled with new oil and gas supplies coming on line and other circumstances beyond our control that resulted in oil and gas supply exceeding global demand which, in turn, resulted in steep declines in prices of oil and natural gas.

Past declines in prices reduced, and any declines that may occur in the future can be expected to reduce, our revenues and profitability as well as the value of our reserves. Such declines adversely affect well and reserve economics and may reduce the amount of oil and natural gas that we can produce economically, resulting in deferral or cancellation of planned drilling and related activities until such time, if ever, as economic conditions improve sufficiently to support such operations. Any extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to compete.

We operate in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we operate. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital.

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Our ability to acquire additional mineral acreage and to drill and develop our existing acreage as well as other acreage that may be acquired is subject to availability of financing on satisfactory terms.

Our financial resources are limited and may not be adequate to fully drill and develop our acreage or to consummate any meaningful acquisition. Our available funds as of February 2025 are expected to be adequate to fund our share of current existing well expenses. However, our funds on hand are not expected to be adequate to support a long-term drilling and development plan with respect to our existing acreage holdings, should such a plan be implemented.

We may continue to seek to access the capital markets to support planned drilling operations or acquisitions through sales of equity securities or may seek debt financing to support such capital requirements. We do not presently have any commitments to provide equity or debt financing to support any future drilling operations or acquisitions and there can be no assurance that such financing will be available if and when needed on acceptable terms or at all. If we are unable to fund our share of drilling and completion costs of future wells, we may experience flat and declining production and revenues and decreased profitability and may be subject to penalties with respect to our interest in acreage.

We may be unable to make attractive acquisitions and any acquisitions may be subject to substantial risks that could adversely affects our business.

Acquisitions of additional mineral acreage at favorable prices is part of our strategy to increase and diversify our holdings and grow our production and revenues. We expect to focus our acquisition efforts in the Permian Basin with an emphasis on partnering with proven operators in the area to acquire positions at favorable prices. Competition for mineral acreage in the Permian Basin is intense. Other operators, particularly large operators, have historically paid substantially higher prices for Permian Basin acreage than we have paid. There can be no assurance that we will be able to successfully acquire additional acreage in the Permian Basin, or elsewhere at favorable prices or at all. Even if we are successful in acquiring additional acreage on favorable terms, it is possible that such acreage (i) will be more speculative than higher priced acreage, (ii) may face challenges or limitations in drilling and operations such as lack of, or limited access to, critical infrastructure, or (iii) may prove uneconomical.

Our success depends on our staff, which is small in size and limited in technical capabilities, and third party consultants, the loss of any of whom could disrupt our business operations.

Our success will depend on our ability to attract and retain key staff members. Our staff is extremely small in size and possesses limited technical capabilities. We do not presently maintain any significant internal technical capabilities but rely on the engineering, geological and other technical skills of our board and third party consultants. If members of our staff should resign or we are unable to attract the necessary personnel, our business operations could be adversely affected.

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Our charter and bylaws, as well as provisions of Delaware law, could make it difficult for a third party to acquire our company and also could limit the price that investors are willing to pay in the future for shares of our common stock.

Delaware corporate law and our charter and bylaws contain provisions that could delay, deter or prevent a change in control of our Company or our management. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors and take other corporate actions without the concurrence of our management or board of directors. These provisions:

●	authorize our board of directors to issue “blank check” preferred stock, which is preferred stock that can be created and issued by our board of directors, without stockholder approval, with rights senior to those of our common stock;

●	provide for a staggered board of directors and three-year terms for directors, so that no more than one-third of our directors could be replaced at any annual meeting;

●	provide that directors may be removed only for cause; and

●	establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

We are also subject to anti-takeover provisions under Delaware law, which could also delay or prevent a change of control. Taken together, these provisions of our charter, bylaws, and Delaware law may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices of our common stock and also could limit the price that investors are willing to pay in the future for shares of our common stock.

Failure to remediate a material weakness in internal controls over financial reporting could result in material misstatements in our consolidated financial statements.

Our management has identified a material weakness in our internal control over financial reporting. The material weakness was due to a lack of controls in the financial closing and reporting process, including a lack of segregation of duties and the documentation and design of formalized processes and procedures surrounding the creation and posting of journal entries and account reconciliations.

If our remaining material weakness, which management concluded is still present as of the date of these financial statements, is not remediated, or if we identify further material weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our consolidated financial statements and a failure to meet our reporting and financial obligations.

Oil and Gas Operating Risks

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Our future success will depend on the success of our exploitation, exploration, development and production activities. Our oil and natural gas exploration and production activities are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Please read “Reserve estimates depend on many assumptions that may turn out to be inaccurate” (below) for a discussion of the uncertainty involved in these processes. Our cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling, including the following:

●	delays imposed by or resulting from compliance with regulatory requirements;

●	pressure or irregularities in geological formations;

●	shortages of or delays in obtaining equipment and qualified personnel;

●	equipment failures or accidents;

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●	adverse weather conditions;

●	reductions in oil and natural gas prices;

●	title problems; and

●	limitations in the market for oil and natural gas.

Cost overruns, curtailments, delays and cancellations of operations as a result of the above factors and other factors common in our industry may materially adversely affect our operating results and financial position and our ability to maintain our interests in prospects.

We are dependent upon third party operators of our oil and gas properties.

Under the terms of the operating agreements related to our oil and gas properties, third parties act as the operator of each of our oil and gas wells and control the drilling and operating activities to be conducted on our properties. Therefore, we have limited control over certain decisions related to activities on our properties, which could affect our results of operations. Decisions over which we have limited control include:

●	the timing and amount of capital expenditures;

●	the timing of initiating the drilling and recompleting of wells;

●	the extent of operating costs; and

●	the level of ongoing production.

Decisions made by our operators may be different than those we would make reflecting priorities different than our priorities and may materially adversely affect our operating results and financial position, including potential declines in production and revenues from properties, declines in value of properties and lease expirations, among other potential consequences.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

Our prospects are properties on which we have identified what we believe, based on available seismic and geological information, to be indications of oil or natural gas potential. Our prospects are in various stages of evaluation, ranging from a prospect that is ready to drill to a prospect that will require substantial seismic data processing and interpretation. There is no way to predict in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. We cannot assure that the analogies we draw from available data from other wells, more fully explored prospects or producing fields will be applicable to our drilling prospects.

Our operations are expected to involve use of horizontal drilling and completion techniques, which involve risks and uncertainties in their application.

Our operations, in most instances, are expected to involve utilizing some of the latest drilling and completion techniques as developed by our service providers, including horizontal drilling and completion techniques. Risks that we face while drilling horizontal wells include, but are not limited to, the following:

●	landing the wellbore in the desired drilling zone;

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●	staying in the desired drilling zone while drilling horizontally through the formation;

●	running casing the entire length of the wellbore; and

●	being able to run tools and other equipment consistently through the horizontal wellbore.

Risks that we face while completing wells include, but are not limited to, the following:

●	the ability to fracture stimulate the planned number of stages;

●	the ability to run tools the entire length of the wellbore during completion operations; and

●	the ability to successfully clean out the wellbore after completion of the final fracture stimulation stage.

Horizontal drilling in emerging areas with little or no history of use of such techniques is more uncertain than drilling in areas that are more developed and have a longer history of established horizontal drilling operations. If our horizontal drilling fails to adequately address the risks described, we may incur costs overruns, underperformance by wells or non-productive wells.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel, water disposal and oil field services could adversely affect our ability to execute on a timely basis our exploration and development plans within our budget and operate profitably.

Shortages or the high cost of drilling rigs, equipment, supplies or personnel, including shortages or unavailability of personnel, supplies and equipment, could delay or adversely affect our development and exploration operations. If the price of oil and natural gas increases, the demand for production equipment and personnel will likely also increase, potentially resulting, at least in the near-term, in shortages of equipment and personnel. In addition, larger producers may be more likely to secure access to such equipment by virtue of offering drilling companies more lucrative terms. In particular, high levels of horizontal drilling and hydraulic fracturing operations in the Permian Basin have, from time to time, created increased demand, and higher costs, for associated drilling and completion services, water supply, handling and disposal and access to production handling and transportation infrastructure, each of which have resulted in higher than anticipated prices with respect to our initial Reeves County wells. If we are unable to acquire access to such resources, or can obtain access only at higher prices, not only would this potentially delay our ability to convert our reserves into cash flow but could also significantly increase the cost of producing those reserves, thereby negatively impacting anticipated net income.

We may not be able to obtain access on commercially reasonable terms or otherwise to pipelines and storage facilities, gathering systems and other transportation, processing, fractionation and refining facilities to market our oil and gas production; we rely on a limited number of purchasers of our products.

The marketing of oil and gas production depends in large part on the availability, proximity and capacity of pipelines and storage facilities, gathering systems and other transportation, processing, fractionation and refining facilities, as well as the existence of adequate markets. If there were insufficient capacity available on these systems, if these systems were unavailable to us, or if access to these systems were to become commercially unreasonable, the price offered for our production could be significantly depressed, or we could be forced to shut in some production or delay or discontinue drilling plans and commercial production following a discovery of hydrocarbons while we construct our own facility or await the availability of third party facilities. We rely on facilities developed and owned by third parties in order to store, process, transport, fractionate and sell our oil and gas production. Our plans to develop and sell our oil and gas reserves could be materially and adversely affected by the inability or unwillingness of third parties to provide sufficient transportation, storage or processing and fractionation facilities to us, especially in areas of planned expansion where such facilities do not currently exist.

The amount of oil and gas that can be produced is subject to limitations in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage to the gathering, transportation, refining or processing facilities, or lack of capacity on such facilities. Curtailments arising from these and similar circumstances may last from a few days to several months, resulting in lost or curtailed production and revenues.

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We may operate in areas with limited or no access to pipelines, thereby necessitating delivery by other means, such as trucking, or requiring compression facilities. Such restrictions on our ability to sell our oil or natural gas could have several adverse effects, including higher transportation costs, fewer potential purchasers (thereby potentially resulting in a lower selling price) or, in the event we were unable to market and sustain production from a particular lease for an extended time, possibly causing us to lose a lease due to lack of production.

To the extent that we enter into transportation contracts with pipelines that are subject to FERC regulation, we are subject to FERC requirements related to use of such capacity. Any failure on our part to comply with FERC’s regulations and policies or with an interstate pipeline’s tariff could result in the imposition of civil and criminal penalties.

A limited number of companies purchase a majority of our production. The loss of a significant purchaser could have a material adverse effect on our ability to sell production.

Our oil and gas holdings and operations are concentrated, and we are dependent upon the results of drilling and production operations on a small number of prospects and wells. If those properties and wells perform below expectations, we may experience production, revenues and profitability below expectations.

We have historically been focused on development of a small number of geographically concentrated prospects. Accordingly, we lack diversification with respect to the nature and geographic location of our holdings. As a result, we are exposed to higher dependence on individual resource plays and may experience substantial losses should a single individual prospect prove unsuccessful. At December 31, 2024, we owned interests in 3,040 net acres and 98 net wells in the United States. While we continually evaluate potential prospects in operations in diverse regions, our production, revenues and profitability for the foreseeable future are expected to be highly dependent upon the results of existing and future wells we may drill in the Permian Basin. In order to grow our revenues and improve profitability, we must continue to drill productive wells. If existing wells, or future wells we may drill, perform below expectations, we may experience flat or declining production and revenues and may be unable to attain profitability.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our cash flows and income.

Unless we conduct successful development, exploitation and exploration activities or acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing properties would be incapable of sustaining commercial production.

A substantial percentage of our properties are unproven and undeveloped; therefore, the cost of proving and developing our properties and risk associated with our success is greater than would be the case if the majority of our properties were categorized as proved developed producing.

Because a substantial percentage of our properties are unproven and/or undeveloped, we require significant capital to prove and develop such properties before they may become productive. Because of the inherent uncertainties associated with drilling for oil and gas, some of these properties may never be successfully drilled and developed to the extent that they result in positive cash flow. Even if we are successful in our drilling and development efforts, it could take several years for a significant portion of our unproven properties to be converted to positive cash flow.

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We may incur substantial uninsured losses and be subject to substantial liability claims as a result of our oil and natural gas operations.

We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition or results of operations. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

●	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

●	abnormally pressured formations;

●	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapse;

●	fires and explosions;

●	personal injuries and death; and

●	natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to our company. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of a significant accident or other event that is not fully covered by insurance could have a material adverse effect on our business, results of operations or financial condition.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties.

Accounting rules require that we periodically review the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we have written down the carrying value of our oil and natural gas properties periodically and may be required to further write down the carrying value of oil and gas properties in the future. A write-down would constitute a non-cash charge to earnings. It is likely the cumulative effect of a write-down could also negatively impact the trading price of our securities.

Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

The process of estimating oil and natural gas reserves is complex, requiring interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves reported.

In order to prepare our estimates, we must project production rates and timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development activities, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

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The present value of future net revenues from our proved reserves, as reported from time to time, should not be assumed to be the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from our proved reserves on costs on the date of the estimate and average prices over the preceding twelve months. Actual future prices and costs may differ materially from those used in the present value estimate. If future prices decline or costs increase it could negatively impact our ability to finance operations, and individual properties could cease being commercially viable, affecting our decision to continue operations on producing properties or to attempt to develop properties. All of these factors would have a negative impact on earnings and net income, and most likely the trading price of our securities.

Our operations will be subject to environmental and other government laws, regulations and policies that are costly, could potentially subject us to substantial liabilities and potentially result in decreased demand for products.

Crude oil and natural gas exploration and production operations in the United States are subject to extensive federal, state and local laws and regulations. Oil and gas companies are subject to laws and regulations addressing, among others, land use and lease permit restrictions, bonding and other financial assurance related to drilling and production activities, spacing of wells, unitization and pooling of properties, environmental and safety matters, plugging and abandonment of wells and associated infrastructure after production has ceased, operational reporting and taxation. Failure to comply with such laws and regulations can subject us to governmental sanctions, such as fines and penalties, as well as potential liability for personal injuries and property and natural resources damages. We may be required to make significant expenditures to comply with the requirements of these laws and regulations, and future laws or regulations, or any adverse change in the interpretation of existing laws and regulations, could increase such compliance costs. Regulatory requirements and restrictions could also delay or curtail our operations and could have a significant impact on our financial condition or results of operations.

Our oil and gas operations are subject to stringent laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations:

●	require the acquisition of a permit before drilling commences;

●	restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;

●	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and

●	impose substantial liabilities for pollution resulting from operations.

Failure to comply with these laws and regulations may result in:

●	the imposition of administrative, civil and/or criminal penalties;

●	incurring investigatory or remedial obligations; and

●	the imposition of injunctive relief.

Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition. Although we intend to be in compliance in all material respects with all applicable environmental laws and regulations, we cannot assure you that we will be able to comply with existing or new regulations. In addition, the risk of accidental spills, leakages or other circumstances could expose us to extensive liability.

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We are unable to predict the effect of additional environmental laws and regulations that may be adopted in the future, including whether any such laws or regulations would materially adversely increase our cost of doing business or affect operations in any area.

Under certain environmental laws that impose strict, joint and several liability, we may be required to remediate our contaminated properties regardless of whether such contamination resulted from the conduct of others or from consequences of our own actions that were or were not in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons or property may result from environmental and other impacts of our operations. Moreover, new or modified environmental, health or safety laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. Therefore, the costs to comply with environmental, health or safety laws or regulations or the liabilities incurred in connection with them could significantly and adversely affect our business, financial condition or results of operations.

In addition, many countries as well as several states and regions of the U.S. have agreed to regulate emissions of “greenhouse gases” and have adopted policies to actively promote alternative energy “green energy” sources that are specifically designed to replace fossil fuels. Methane, a primary component of natural gas, and carbon dioxide, a byproduct of burning of natural gas and oil, are greenhouse gases. Regulation of greenhouse gases could adversely impact some of our operations and “green energy” initiatives could substantially reduce demand for our products in the future.

Increased regulation, or limitations on the use, of hydraulic fracturing could increase our cost of operations and reduce profitability.

Our existing Permian Basin wells have been hydraulically fractured and future wells that we may drill in the Permian Basin are expected to be economically viable only if hydraulic fracturing is utilized to increase flows of oil and natural gas, particularly in shale formations. The use of hydraulic fracturing has been the subject of much scrutiny and debate in recent years with many activists and state and federal legislators and regulators actively pushing for most stringent regulation of such operations or even the ban of such operations.

In the event that state or federal regulation of hydraulic fracturing is increased or hydraulic fracturing is substantially curtailed or prohibited through law or regulation, our cost of drilling and operating wells may increase substantially. In some cases, increased costs associated with increased regulation of hydraulic fracturing, or the prohibition of hydraulic fracturing, may result in wells being uneconomical to drill and operate that would otherwise be economical to drill and operate in the absence of such regulations or prohibitions. Should wells be determined to be uneconomical as a result of increasing regulation of hydraulic fracturing, we may be required to write-down or abandon oil and gas properties that are determined to be uneconomical to drill and develop. Additionally, potential litigation arising from alleged harm resulting from hydraulic fracturing may materially adversely affect our financial results and position regardless of whether we prevail on the merits of such litigation.

Risks Related to the Share Exchange

Our ability to successfully operate and grow business related to the Share Exchange is not guaranteed. The loss of any key personnel could negatively impact the business and operations of the Company and its ability to grow the business related to the Share Exchange.

On July 1, 2025, pursuant to the Share Exchange Agreement, we completed our previously announced Share Exchange. Our ability to successfully operate and grow business related to the Share Exchange following the Closing is not guaranteed. It is possible that we will lose some key personnel, and the loss of their services could have a material, adverse effect on the business and operations the Company or the ability to grow the Company’s business.

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If the benefits of the Share Exchange do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Share Exchange do not meet the expectations of investors or securities analysts, the market price of our Common Stock may decline. Fluctuations in the price of our Common Stock could contribute to the loss of all or part of your investment. If an active market for our Common Stock develops and continues, the trading price of our Common Stock following the Share Exchange could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of these factors could have a material adverse effect on your investment in our Common Stock and our Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Common Stock may not recover and may experience a further decline.

Risks Related to the Combined Company and our Ownership Structure After the Share Exchange

HUSA stockholders will experience dilution because of the issuance of the common stock in connection with the Share Exchange.

HUSA stockholders will experience dilution due to the issuance of additional shares of Common Stock pursuant to the Share Exchange Agreement. Such dilution will, among other things, for the foreseeable future significantly limit the ability of the current HUSA stockholders to influence our management, including through the election of directors.

The AGIG Unitholders, as our largest stockholders, will have the ability to exert substantial control over us.

After the closing of the Share Exchange, the AGIG Unitholders will beneficially own approximately 94% of the voting power in the combined company. The AGIG Unitholders interests in or actions with respect to HUSA could be different from or adverse to those of other holders of Common Stock and could materially and adversely affect your investment in Common Stock.

Due to the completion of the Share Exchange, the combined company has become a “controlled company” within the meaning of NYSE American Company Guide and, as a result, the combined company may qualify for, and may choose to rely on, exemptions from certain corporate governance requirements.

Due to the completion of the Share Exchange, Abundia Financial beneficially owns more than 50% of the voting power of all the Common Stock. As a result, the combined company is considered a “controlled company” as defined in Section 801 of the NYSE American Company Guide. Under the NYSE American Company Guide, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE American corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;
●	the requirement that the nominating and corporate governance committee have a formal written charter and be comprised of independent directors or by a majority of the independent directors on the board of directors; and
●	the requirement that the compensational committee have a formal written charter and be comprised of independent directors or by a majority of the independent directors on the board of directors.

Accordingly, because the combined company qualifies as a “controlled company,” and elected to be exempt from some or all of these corporate governance requirements, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE American corporate governance requirements.

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Anti-takeover provisions under Delaware corporate law may make it difficult for stockholders to replace or remove the board of directors of the combined company and could deter or delay third parties from acquiring the combined company, which may be beneficial to its stockholders.

The combined company is subject to the anti-takeover provisions of Delaware law, including Section 203 of the Delaware General Corporation Law (“DGCL”). Under these provisions, which will become effective upon the closing of the Share Exchange, if anyone becomes an “interested stockholder,” the combined company may not enter into a “business combination” with such stockholder for three (3) years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning fifteen percent (15%) or more of the outstanding voting stock of the combined company during the past three (3) years, subject to certain exceptions as described in Section 203 of the DGCL.

AGIG may have liabilities that are not known, probable or estimable at this time.

After the Share Exchange, AGIG remains subject to certain past, current, and future liabilities. There could be unasserted claims or assessments against or affecting AGIG, including the failure to comply with applicable laws and regulations. In addition, there may be liabilities of AGIG that are neither probable nor estimable at this time that may become probable or estimable in the future, including indemnification requests received from customers of AGIG relating to claims of infringement or misappropriation of third party intellectual property or other proprietary rights, tax liabilities arising in connection with ongoing or future tax audits and liabilities in connection with other past, current and future legal claims and litigation. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our financial results. We may learn additional information about AGIG that adversely affects us, such as unknown, unasserted, or contingent liabilities and issues relating to compliance with applicable laws or infringement or misappropriation of third party intellectual property or other proprietary rights.

AGIG may require additional capital to finance AGIG’s operations, which may not be available on acceptable terms, or at all. If AGIG is unable to raise capital when needed, AGIG may be forced to delay, reduce or eliminate its development programs or commercialization efforts.

AGIG expects its existing cash and cash equivalents and short-term investments will not be sufficient to fund its planned operations for the next twelve months from the date of filing this proxy statement based upon its current operating plans. AGIG will be required to seek additional funding in the future and currently intends to do so through public or private equity or debt financings or other capital sources, including potentially government funding, collaborations, licenses and other similar arrangements.

If AGIG raises additional funds by issuing equity securities, its stockholders will suffer dilution and the terms of any financing may adversely affect the rights of the stockholders. In addition, as a condition to providing additional funds to AGIG, future investors may demand, and may be granted, rights superior to those of existing stockholders. Debt financing, if available, is likely to involve restrictive covenants limiting AGIG’s flexibility in conducting future business activities, and, in the event of insolvency, debt holders would be repaid before holders of AGIG’s equity securities would receive any distribution of AGIG’s corporate assets. Additionally, global economic instability, higher interest rates and diminished credit availability may limit AGIG’s ability to obtain debt financing on favorable terms.

AGIG’s ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond AGIG’s control. Fundraising efforts may divert AGIG’s management from their day-to-day activities, which may adversely affect AGIG’s ability to develop products. Disruptions in the financial markets in general, and due to public health crises, geopolitical conflicts and economic instability, may make equity and debt financing more difficult to obtain, and may have a material adverse effect on AGIG’s ability to meet its fundraising needs. The combined company will not be able to guarantee that future financing will be available in sufficient amounts or on terms acceptable to AGIG, if at all.

The combined company may not fully realize the anticipated benefits of the Share Exchange within the timing anticipated or at all.

We and the AGIG Unitholders entered into the Share Exchange Agreement because each party believes that the Share Exchange will be beneficial primarily as a result of the anticipated benefits resulting from the combined company’s operations. We and AGIG may not be able to achieve the anticipated long-term strategic benefits of the Share Exchange. An inability to realize the full extent of, or any of, the anticipated benefits of the Share Exchange, as well as any delays that may be encountered in the integration process, which may delay the timing of such benefits, could have an adverse effect on the business and results of operations of the combined company, and may affect the value of Common Stock after the completion of the AGIG Transaction.

If we fail to effectively manage our growth, our business and operating results could be harmed.

With the closing of the Share Exchange Agreement, we will experience growth in our operations. This growth will place, significant demands on our management, operational and financial infrastructure. If we do not manage our growth effectively, the quality of our business could suffer, which could negatively affect our operating results. To effectively manage our growth, we must continue to improve our operational, financial and management controls and reporting systems and procedures. These systems improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to effectively manage our growth and would in its turn have a material adverse impact on our business and future operating results.

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Risks Related to AGIG’s Business and Operations

AGIG has incurred losses and anticipate continuing to incur losses while it commercializes and scales its business.

AGIG has incurred net losses since its inception, including net losses of $3,621,948 for the year ended December 31, 2024, and $1,023,315 for the three months ended March 31, 2025. AGIG believes that it will continue to incur operating and net losses in the future while it grows, including following AGIG’s initial generation of revenues from the sale of its products, which may occur later than AGIG expects or not at all. AGIG does not expect to be profitable for the foreseeable future as it invests in its business, build capacity and ramp up operations, and AGIG cannot assure you that it will ever achieve or be able to maintain profitability in the future. Even if AGIG is able to successfully develop its products and attract customers, there can be no assurance that AGIG will be financially successful. For example, as AGIG expands its product portfolio and expands internationally, AGIG will need to manage costs effectively to sell those products at its expected margins. Failure to become profitable would materially and adversely affect the value of your investment. If AGIG is ever to achieve profitability, it will be dependent upon the successful development and commercial introduction and acceptance of AGIG’s products.

AGIG has identified material weaknesses in its internal control over financial reporting.

AGIG has identified material weaknesses in its internal controls over financial reporting with regard to the assessment of the formal control environment and control activities. AGIG has not performed a risk assessment in relation to segregation of duties, or for the risk that the financial statements may be materially misstated.

In addition, AGIG has identified a material weakness in its internal controls over financial reporting related to the accounting for significant and unusual transactions. This weakness could result in errors or misstatements in its financial statements, which may not be detected in a timely manner. AGIG is actively working to remediate this weakness by enhancing its control environment and implementing more robust procedures for the review and approval of such transactions.

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The existence of these material weaknesses could adversely affect AGIG’s ability to accurately report its financial condition and results of operations. It may also impact investor confidence, potentially leading to a decline in our stock price and increased scrutiny from regulatory authorities. AGIG is actively working to remediate these material weaknesses by enhancing its internal controls, including implementing additional review procedures, ensuring proper segregation of duties, and providing targeted training to our accounting and finance personnel.

AGIG’s financial results could vary significantly from quarter to quarter and may be subject to macroeconomic influences, and its projections may differ materially from actual results.

AGIG’s operating results could vary significantly from quarter to quarter due to a variety of factors, many of which are outside of its control. As a result, comparing AGIG’s operating results on a period-to-period basis may not be meaningful. In addition, AGIG may not be able to predict its future revenues or results of operations. AGIG bases its current and future expense levels on its internal research and development plans and forecasts, and its operating costs vary to the extent of its research and development and the planning for additional products. As a result, AGIG may incur significant or unanticipated expenses associated with its research and development efforts of its products under development. In addition to other risk factors discussed in this section, factors that may contribute to the variability of AGIG’s quarterly results include:

●	AGIG’s use of available cash resources;
●	the timing of release of research and development and trial results and new products and services by AGIG’s competitors, particularly those that may represent a significant portion of revenues in any given period;
●	the popularity of new products, and products released in prior periods;
●	changes by AGIG’s competitors;
●	AGIG’s success in entering new geographic markets;
●	decisions by AGIG to incur additional expenses, such as increases in research and development;
●	the level of expenses associated with AGIG’s regulatory applications or compliance; and
●	the timing of compensation expense associated with equity compensation grants.

As a result of these and other factors, AGIG’s quarterly and annual operating results could be materially adversely affected. Moreover, AGIG’s operating results may not meet the expectations of research analysts or investors, in which case the price of its common stock could decrease significantly.

AGIG will require substantial additional financing to fund its operations and complete the development and commercialization of its technologies and AGIG may not be able to do so on favorable terms.

AGIG expects its expenses to increase in connection with its ongoing activities. AGIG also expects to incur significant commercialization expenses related to product manufacturing, marketing, sales and distribution. AGIG cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of its products. If AGIG is unable to raise capital when needed or on attractive terms, it could be forced to delay, reduce or eliminate its research and development programs or any future commercialization efforts.

AGIG has based its estimates on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects. AGIG’s operating plans and other demands on its cash resources may change as a result of many factors currently unknown, and it may need to seek additional funds sooner than planned, through public or private equity or debt financings or other capital sources, including potentially government funding, collaborations, licenses and other similar arrangements. In addition, AGIG may seek additional capital due to favorable market conditions or strategic considerations even if it believes it has sufficient funds for its current or future operating plans. Attempting to secure additional financing may divert AGIG’s management from day-to-day activities, which may adversely affect its ability to develop products.

AGIG’s future capital requirements will depend on many factors, including:

●	the costs and timing of manufacturing for AGIG’s products, including commercial manufacturing of its products;
●	the costs of obtaining, maintaining and enforcing AGIG’s intellectual property rights;
●	the timing and amount of the milestone or other payments AGIG must make to the licensors and other third parties from whom AGIG has licensed or acquired technology;
●	the costs and timing of establishing or securing sales and marketing capabilities for its products;
●	AGIG’s ability to achieve market acceptance and adequate market share and revenue for its products; and
●	the terms and timing of establishing and maintaining collaborations, licenses and other similar arrangements.

In addition, AGIG’s products may not achieve commercial success. Accordingly, AGIG will need to continue to rely on additional financing to achieve its business objectives. Adequate additional financing may not be available to AGIG on acceptable terms, or at all.

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AGIG’s technology may not be successful in developing commercial products.

AGIG and its potential future collaborators may spend many years and dedicate significant financial and other resources to developing its technology that may never be successfully commercialized. AGIG’s technology may never become successfully commercialized for, among others, any of the following reasons:

●	AGIG may not be able to secure sufficient funding to progress its technology through development and commercial validation;
●	AGIG or its future collaborators may be unable to obtain the requisite regulatory approvals for its technology;
●	Competitors may launch competing or more effective technology;
●	AGIG’s technology may not be commercially successful;
●	Current and future collaborators may be unable to fully develop and commercialize products containing AGIG’s technology or may decide, for whatever reason, not to commercialize such products; and
●	AGIG may be unable to secure adequate patent protection in the necessary jurisdictions.

If any of these things were to occur, it could have an adverse effect on AGIG’s ability to raise additional capital, execute its business plan, or remain in business.

If AGIG is unable to manage its growth and expand its operations successfully, its reputation and brand may be damaged and its business and results of operations may be harmed.

AGIG expects rapid growth and the number of facilities from which it operates to increase in the future. AGIG’s ability to effectively manage its anticipated growth and expansion of its operations will require AGIG to do, among other things, the following:

●	enhance its operational, financial and management controls and infrastructure, human resource policies, and reporting systems and procedures;
●	effectively scale its operations, including accurately predicting the need for floor space, equipment, and additional staffing; and
●	successfully identify, recruit, hire, train, develop, maintain, motivate and integrate additional employees.

These enhancements and improvements will require significant capital expenditures and allocation of valuable management and employee resources. Furthermore, AGIG’s growth has placed, and will continue to place, a strain on its operational, financial and management infrastructure. AGIG’s future financial performance and its ability to execute on its business plan will depend, in part, on its ability to effectively manage any future growth and expansion. There are no guarantees AGIG will be able to do so in an efficient or timely manner, or at all. AGIG’s failure to effectively manage growth and expansion could have a material adverse effect on its business, results of operations, financial condition, prospects, reputation and brands, including impairing its ability to perform to its customers’ expectations.

AGIG competes in a competitive industry and its failure to successfully compete with other companies in its industry may have a material adverse effect on AGIG’s business.

The bio-mass to liquid fuel market is relatively new and competition is still developing. Large early-stage markets, such as Europe, require early engagement across verticals and customers to gain market share, and ongoing effort to scale channels, installers, teams and processes. In addition, there are multiple competitors worldwide with limited funding, which could cause poor experiences, hampering overall adoption or trust in any particular provider.

Furthermore, AGIG’s current or potential competitors may be acquired by third parties with greater available resources. As a result, competitors may be able to respond more quickly and effectively than AGIG to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. This competition may also materialize in the form of costly intellectual property disputes or litigation.

New competitors or alliances may emerge in the future that have greater market share, more widely adopted proprietary technologies, greater marketing expertise and greater financial resources, which could put AGIG at a competitive disadvantage. Future competitors could also be better positioned to serve certain segments of AGIG’s current or future target markets, which could create price pressure. In light of these factors, even if AGIG’s offerings are more effective and higher quality than those of its competitors, current or potential customers may accept its competitors’ solutions instead of AGIG’s. If AGIG fails to adapt to changing market conditions or continue to compete successfully with current charging platform providers or new competitors, its growth will be limited which would adversely affect its business and results of operations.

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AGIG relies on industry partners to affect its growth strategy and to execute its business plan, and AGIG’s failure to successfully maintain and manage these relationships could delay or prevent it from achieving or sustaining profitability.

AGIG has developed relationships with various third-party partners who enable and enhance its ability to bring its products various markets. These partners can provide critical support to enable AGIG to reach certain markets and better address customer needs, including through the development of joint reference designs, the establishment of relationships with key customers and the validation of its products. These partners may also be AGIG’s competitors, which can negatively impact their willingness to collaborate with AGIG, to support the integration of its solutions with their products, and to pursue joint sales and marketing efforts. In addition, in some cases it may be necessary to share competitively sensitive information with AGIG’s partners that could enable its partners to compete more effectively against AGIG or create uncertainty regarding ownership of intellectual property rights. If AGIG is unable to continue to successfully develop or maintain these relationships, it may not be able to compete effectively and its business and results of operations may be adversely affected.

AGIG expects to rely on a limited number of industry partners for a significant portion of its near-term revenue.

AGIG’s ability to successfully enter into, maintain and manage partnering arrangements will be critical factors to the success of its business and growth. AGIG relies heavily and expects to continue to rely heavily on such arrangements. AGIG has limited or no control over the amount or timing of resources that any third party commits to negotiating a partnering arrangement with it or, if negotiated and entered into, the timing or the number of resources that a third party will commit to its projects. Any third party with which AGIG is in negotiations may experience a change of policy or priorities and may discontinue negotiations with it. Any of AGIG’s industry partners may fail to perform their obligations as expected. These industry partners may breach or terminate their agreements with AGIG or otherwise fail to conduct their partnering activities successfully and in a timely manner. Further, AGIG’s industry partners may not develop commercially viable products arising out of its partnering arrangements or devote sufficient resources to the development, manufacture, marketing and/or sale of AGIG’s products. Moreover, disagreements with an industry partner regarding strategic direction, economics of the relationship between partners and AGIG, intellectual property or other matters could develop, and any such conflict could reduce AGIG’s ability to enter into future partnering agreements and negatively impact its relationships with one or more existing industry partners. Any of these events could delay AGIG’s anticipated timelines, prevent the successful development and commercialization of its products, negatively impact its financial results, and prevent AGIG from ever achieving or sustaining profitability. Moreover, these negative consequences could be augmented in the event that AGIG is forced to seek replacement partners, particularly for those whose plant locations would have allowed for favorable relevant feedstock acquisition costs.

AGIG’s partnering opportunities could be harmed and its anticipated timelines could be delayed if:

●	AGIG does not achieve its objectives under its arrangements in a timely manner, or at all;
●	AGIG’s existing or potential industry partners become unable, unwilling or less willing to expend their resources on research and development or commercialization efforts with AGIG due to general market conditions, their financial condition, feedstock pricing or other circumstances, many of which are beyond AGIG’s control;
●	AGIG disagrees with its industry partners as to rights to intellectual property they jointly develop, or their research programs or commercialization activities;
●	AGIG is unable to successfully manage multiple simultaneous partnering arrangements;
●	applicable laws and regulations, domestic or foreign, impede AGIG’s ability to enter into strategic arrangements;
●	AGIG develops processes or enter into additional partnering arrangements that conflict with the business objectives of its other arrangements;
●	AGIG’s industry partners become competitors of AGIG or enter into agreements with its competitors; or
●	consolidation in AGIG’s target markets limits the number of potential industry partners.

Additionally, because AGIG has entered into exclusive arrangements with industry partners, other potential partners in AGIG’s industry may choose to compete against it, rather than partnering with it. This may limit AGIG’s partnering opportunities and harm its business and prospects. Moreover, AGIG’s business could be negatively impacted if any of its industry partners undergoes a change of control or assigns the rights or obligations under any of its agreements. If any of AGIG’s industry partners were to assign these agreements to its competitors or to a third party who is not willing to work with AGIG on the same terms or commit the same resources as the current industry partner, AGIG’s business and prospects could be adversely affected.

AGIG’s and its industry partners’ failure to accurately forecast demand for any product produced using AGIG’s process technologies could result in an unexpected shortfall or surplus that could negatively affect its results of operations.

Because of the length of time it takes to develop and commercialize AGIG’s products using its technologies, AGIG must make development and production decisions well in advance of commercial production and sale of such products. AGIG’s ability to accurately forecast demand for any of its products that are commercialized can be adversely affected by a number of factors, many of which are outside of AGIG’s control, including actions by its competitors, changes in market conditions, environmental factors and adverse weather conditions. A shortfall or surplus in the supply of AGIG’s products may reduce its revenues, damage its reputation and adversely affect customer or partner relationships, which could harm AGIG’s business, results of operations and financial condition. In addition, surpluses of AGIG’s products could result in its needing to record charges for excess inventory.

AGIG and its industry partners have a limited operating history utilizing its technology and different feedstocks, which may make it difficult to evaluate AGIG’s future viability and predict its future performance.

AGIG’s operations to date have been limited to financing and staffing its company, developing its technology and developing its product candidates. Consequently, predictions about AGIG’s future success or viability may not be as accurate as they could be if AGIG had a longer history of successfully developing and commercializing products.

Additionally, the demand for AGIG’s technologies may vary from quarter to quarter. A number of factors, over which AGIG has limited or no control, may contribute to fluctuations in its financial results, such as:

●	delays in receipt of anticipated purchase orders;
●	performance of its independent distributors;
●	positive or negative media coverage of its products or products of its competitors;
●	its ability to obtain further regulatory clearances or approvals;
●	delays in, or failure of, product and component deliveries by its subcontractors and suppliers;
●	customer response to the introduction of new product offerings; and
●	fluctuations in foreign currency.

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Technological innovation by others could render AGIG’s technology and the products produced uneconomical.

The low carbon fuel industry is characterized by rapid and significant technological change. AGIG’s success will depend on its ability to maintain a competitive position with respect to technological advances. AGIG’s technology and the products derived from its technology may be rendered obsolete or uneconomical by technological advances, more efficient and cost-effective products or entirely different approaches developed by one or more of AGIG’s competitors. Though AGIG plans to continue to expend significant resources to enhance its technology platform and processes, there are no assurances AGIG will be able to keep pace with technological change.

Risks Related to AGIG’s Manufacturing and Commercialization

Fluctuations in the prices of waste-based feedstocks used to manufacture the products produced using AGIG’s process technologies may affect AGIG or AGIG’s industry partners’ cost structure, gross margin and ability to compete.

AGIG may experience increases in the cost or a sustained interruption in the supply or shortage of waste-based feedstocks necessary for the manufacture of its products. Any such increase in cost, supply interruption, or materials shortage could adversely impact AGIG’s business, prospects, financial condition, and operating results. AGIG’s suppliers use various materials. The prices and supply of these materials may fluctuate, depending on market conditions and global demand for these materials, including increased production of electric vehicles and other energy storage applications by AGIG’s competitors and companies in adjacent markets such as passenger cars and stationary storage.

Substantial increases in the prices for AGIG’s materials or prices charged to it could reduce its margins if AGIG cannot recoup the increased costs through increased sale prices on its systems. Furthermore, fluctuations in fuel costs, or other economic conditions, may cause AGIG to experience significant increases in freight charges and material costs. Moreover, any attempts to increase prices in response to increased material costs could increase the difficulty of selling at attractive prices to new and existing customers and lead to cancellations of customer orders. If AGIG is unable to effectively manage its supply chain and respond to disruptions to its supply chain in a cost-efficient manner, AGIG may fail to achieve the financial results it expects or that financial analysts and investors expect, and AGIG’s business, prospects, financial condition, and operating results may be adversely affected.

AGIG’s success is highly dependent on its ability to maintain and efficiently utilize its technology platform, and to effectively identify potential products for which to develop and commercialize new process technologies, and problems related to AGIG’s technology platform could harm its business and result in wasted research and development efforts.

AGIG is highly dependent on its technology platform for the development and commercialization of its products. If AGIG experiences challenges in its technology platform, such as problems with engineering, or if AGIG encounters problems interpreting and analyzing data using its technology platform, AGIG’s business may be harmed.

AGIG is vulnerable to fluctuations in the supply and price of raw materials.

AGIG will purchase raw materials and packaging supplies from several sources. While all such materials are available from independent suppliers, raw materials are subject to fluctuations in price and availability attributable to a number of factors, including general economic conditions, commodity price fluctuations, the demand by other industries for the same raw materials, and the availability of complementary and substitute materials. The profitability of AGIG’s business also depends on the availability and proximity of these raw materials to its factories. The choice of raw materials to be used at AGIG’s facility is determined primarily by the price and availability, yield loss of lower quality raw materials, and the capabilities of the producer’s production facility. Additionally, the cost of transportation could favor suppliers located in close proximity to AGIG’s factories. If the quality of these raw materials is lower, the quality of AGIG’s product may suffer. Economic and financial factors could impact AGIG’s suppliers, thereby causing supply shortages. Increases in raw material costs could have a material adverse effect on AGIG’s business, financial condition, or results of operations. AGIG’s feedstock supply strategy, including any hedging procedures, may be insufficient, and AGIG’s results could be materially impacted if costs of materials increase.

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If AGIG is unable to successfully add additional process trains, AGIG may not meet its customer demand.

To be successful and compete economically, AGIG will have to add additional reactor trains to the currently operational design, this may bring challenges with feedstock preparation and product recovery portions of the technology train. AGIG may encounter difficulties in scaling up production, including problems with the supply of key components. Even if AGIG is successful in developing its manufacturing capability, AGIG does not know whether it will do so in time to satisfy the requirements of its customers. In order to fully implement AGIG’s business plan, it will need operate larger industrial commercial facility, develop strategic partnerships, or find other means to produce greater volumes of finished product.

AGIG may face manufacturing capacity issues that may adversely affect its deployment targets.

To successfully commercialize any of AGIG’s products, AGIG and its partners must have the capability to produce in significantly larger quantities than AGIG has to date at acceptable quality levels on a cost-effective basis, and otherwise effectively scale up its operations. Any products that AGIG develops to the point of commercial production may not perform in the same manner, or AGIG may encounter operational challenges for which it is unable to devise a workable solution. If this occurs, AGIG’s ability to commercially scale its technology and processes will be adversely affected, and with respect to any products that are brought to market, AGIG may not be able to lower it and its partners’ cost of production, which would adversely affect AGIG’s ability to increase the future profitability of its business. AGIG’s expectations and estimates and the underlying assumptions regarding anticipated capital efficiencies and lower operating costs for plants using its processes compared to conventional fossil-derived energy, fuels and chemicals may prove to be incorrect. AGIG may never achieve the necessary results to produce at larger scale or achieve other production process efficiencies. Moreover, upon commercial production of AGIG’s alternative energy, fuels and chemicals, it anticipates it taking multiple months to ramp up production to target production rate. Even if AGIG and its partners are able to successfully produce on a larger scale, it may take longer than anticipated for the plants to produce at target productions rates, which would affect AGIG’s profitability. In addition, although AGIG’s management team has significant experience in chemical technology, the skills and knowledge gained in these fields and in operating similar production facilities may prove insufficient in connection with its operation of large-scale facilities.

While abundant, if the availability of the waste-based feedstocks declines or competition for them increases, AGIG may be required to raise the prices of its products which could reduce the demand and affect AGIG’s revenue.

The production from AGIG’s processes will require large volumes of feedstocks. AGIG cannot predict the future availability of any feedstock necessary to produce products using its processes, or be sure that the suppliers of these feedstocks will be able to supply them in sufficient quantities, in a timely manner or at a cost that allows AGIG to competitively price chemicals produced using its processes. The supply of feedstocks might be impacted by a wide range of factors, including a shift in supply demand, supply chain problems and competition for the feedstock and price. Declines in the availability of the feedstocks used for AGIG’s products could force it to delay or reduce production, raise the prices of products, and result in reduced demand and reduced revenue.

Failure to continuously reduce operating and capital costs for AGIG’s facilities that deploy its technologies may impact adoption of its products and could negatively impact AGIG’s business, financial condition, results of operations and prospects.

AGIG’s business and results of operations are sensitive to a number of factors, both within and outside its control. In the event of a sustained reduction in revenues, for whatever reason, it may be necessary to implement an expense reduction plan. The successful implementation of an expense reduction plan, if and when deemed advisable by management, depends on many factors, including AGIG’s ability to identify the need for such a plan in a timely manner, to effectively implement such a plan, as well as certain factors which are beyond its control, including economic conditions, labor market conditions and ability to maintain its management team to implement AGIG’s plan. Any one of these factors, or other unforeseen factors, could have a material adverse effect on AGIG’s ability to implement any targeted cost savings to stabilize its results of operations. Furthermore, if AGIG is unable to reduce operating costs, it may be unable or substantially delayed from expanding and commercializing AGIG’s business.

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Construction of AGIG’s facilities may not be completed in the expected timeframe or in a cost-effective manner. Any significant delays in the construction of plants could severely impact AGIG’s business, financial condition, results of operations and prospects.

AGIG has not completed development for all of its planned properties, and do not expect to have full annual production from all of its properties until market conditions permit AGIG to complete these development plans. AGIG expects to incur significant capital expenditures until AGIG has completed the development of its properties. In addition, the development of AGIG’s properties involves numerous regulatory, environmental, political and legal uncertainties that are beyond its control and that may cause delays in, or increase the costs associated with, their completion. Accordingly, AGIG may not be able to complete the development of the properties on schedule, at the budgeted cost or at all, and any delays beyond the expected development periods or increased costs above those expected to be incurred could have a material adverse effect on its business, financial condition, results of operations, and cash flows.

If AGIG is unable to complete or are substantially delayed in completing the development of any of its properties, its business, financial condition, and results of operations cash flows.

AGIG may face supply chain issues for the procurement of critical components that may impact its technology deployment cost estimates and schedule timelines.

AGIG has experienced and may in the future experience increases in the cost or a sustained interruption in the supply or shortage of materials necessary for the production, maintenance and service of its systems and related technologies. Any such increase in cost, supply interruption, or materials shortage could adversely impact AGIG’s business, prospects, financial condition, and operating results. AGIG’s suppliers use various materials. The prices and supply of these materials may fluctuate, depending on market conditions and global demand for these materials.

Substantial increases in the prices for AGIG’s materials or prices charged to it could reduce its margins if AGIG cannot recoup the increased costs through increased sale prices on its systems. Furthermore, fluctuations in fuel costs, or other economic conditions, may cause AGIG to experience significant increases in freight charges and material costs. Moreover, any attempts to increase prices in response to increased material costs could increase the difficulty of selling at attractive prices to new and existing customers and lead to cancellations of customer orders. If AGIG is unable to effectively manage its supply chain and respond to disruptions to its supply chain in a cost-efficient manner, AGIG may fail to achieve the financial results it expects or that financial analysts and investors expect, and its business, prospects, financial condition, and operating results may be adversely affected.

Risks Related to AGIG’s Legal, Regulatory, and Environmental, Health and Safety Matters

AGIG and its industry partners use hazardous materials and must comply with applicable environmental, health and safety laws and regulations. Any claims relating to improper handling, storage or disposal of these materials or noncompliance with applicable laws and regulations could adversely affect AGIG’s business.

AGIG’s and its industry partners use hazardous chemicals and biological materials and are subject to a variety of international, federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials. Although AGIG and its industry partners have implemented safety procedures for handling and disposing of these materials and waste products, AGIG cannot be sure that its safety measures are compliant with legal requirements or adequate to eliminate the risk of accidental injury or contamination. In the event of contamination or injury, AGIG could be held liable for any resulting damages, and any liability could exceed its insurance coverage. There can be no assurance that neither AGIG nor any of its industry partners will violate environmental, health and safety laws as a result of human error, accident, equipment failure or other causes. Compliance with applicable environmental laws and regulations is expensive and time consuming, and the failure to comply with past, present, or future laws could result in the imposition of fines, third-party property damage, product liability and personal injury claims, investigation and remediation costs, the suspension of production, or a cessation of operations. AGIG’s liability in such an event may exceed its total assets. Liability under environmental laws can be joint and several and without regard to comparative fault. Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations, which could impair AGIG’s research, development or production efforts and harm its business. Accordingly, violations of present and future environmental laws by AGIG or any of its industry partners could restrict AGIG’s ability to develop and commercialize chemicals using its processes, build out or expand facilities, or pursue certain technologies, and could require AGIG and its industry partners to acquire equipment or incur potentially significant costs to comply with environmental regulations. In addition, AGIG’s hazardous materials and environmental laws and regulations related risks may augment as AGIG expands its international operations, including imposition of laws and regulations impacting its ability to transfer hazardous chemicals and biological materials between countries.

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AGIG and its industry partners are subject to extensive international, national and subnational laws and regulations, and any changes in relevant laws or regulations, or failure to comply with these laws and regulations could have a material adverse effect on its business.

AGIG’s primary operations are in United States and it maintains contractual relationships with partners and suppliers in the United Kingdom, Europe and other locations. AGIG is also continuing to invest to increase its presence in the United States. Managing this expansion requires additional resources and controls, and could subject AGIG to risks associated with international operations, including:

●	conformity with applicable business customs, including translation into foreign languages and associated expenses;
●	challenges in arranging, and availability of, financing for customers;
●	potential changes to AGIG’s established business model;
●	cost of alternative power sources, which could vary meaningfully in each location;
●	difficulties in staffing and managing foreign operations in an environment of diverse culture, laws, and customers, and the increased travel, infrastructure, and legal and compliance costs associated with international operations;
●	installation challenges, including those associated with local licensing and permitting requirements;
●	differing driving habits and transportation modalities in other markets;
●	different levels of demand among commercial, industrial and residential customers;
●	compliance with multiple, potentially conflicting and changing governmental laws, regulations, certifications, and permitting processes including environmental, banking, employment, tax, information security, privacy, and data protection laws and regulations such as the European Union (the “EU”) General Data Protection Regulation (“GDPR”), national legislation implementing the same and changing requirements for legally transferring data out of the European Economic Area;
●	compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act (“FCPA”) and the United Kingdom Anti-Bribery Act;
●	conforming products to various international regulatory and safety requirements;
●	difficulty in establishing, staffing and managing foreign operations;
●	difficulties in collecting payments in foreign currencies and associated foreign currency exposure;
●	restrictions on repatriation of earnings;
●	compliance with potentially conflicting and changing laws of taxing jurisdictions and compliance with applicable tax laws as they relate to international operations, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws; and
●	challenges in obtaining intellectual property protection, policing the unauthorized use of intellectual property or pursuing enforcement of intellectual property rights;
●	geopolitical turmoil, including the ongoing invasion of the Ukraine by Russia or increased trade restrictions between European Union, Russia, China and other countries, social unrest, political instability, terrorism, or other acts of war which may further adversely impact supply chains, transportation and logistics; and
●	regional economic and political conditions.

In addition, any continued expansion is likely to involve the incurrence of significant upfront capital expenditures. As a result of these risks, AGIG’s current expansion efforts and any potential future international expansion efforts may not be successful.

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AGIG’s technology deployment sites require permitting and planning, some of which are in line with petrochemical standards, delays or being unable to secure these may adversely affect its deployment schedule.

As a technology company partnering with other companies in the alternative energy, fuel, and chemical industry, AGIG and its industry partners are subject to extensive regulatory laws, rules and regulations in a variety of jurisdictions. For example, the Toxic Substances Control Act, or TSCA, and analogous state laws and regulations impose requirements on the use, storage and disposal of chemicals. A similar program exists in the European Union, called REACH (Registration, Evaluation, Authorization, and Restriction of Chemical Substances). The Occupational Safety and Health Act and analogous state laws and regulations govern the protection of the health and safety of employees. The Clean Air Act and analogous state laws and regulations impose obligations related to air emissions. CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act) and analogous state laws and regulations govern the cleanup of hazardous substances. The Water Pollution Control Act, also known as the Clean Water Act, and analogous state laws and regulations govern discharges into waters. In addition, AGIG and its industry partners are or will be required to obtain and maintain various approvals, permits, licenses, registrations, certifications and other requirements, such as air emission and water discharge permits, construction permits, boiler licenses and obtaining Microbial Commercial Activity Notices from the EPA. The development of new processes, manufacture of new products, commercial sales of AGIG’s products as well as geographic expansion, and in particular international expansion, will subject AGIG and/or its industry partners to additional regulatory rules and regulations.

As a condition to granting the permits and other approvals necessary for operating AGIG and its partners’ production plants, regulators could likewise make demands that increase AGIG’s construction and operating costs, and result in the procurement of additional financing. Failure to obtain and comply with all applicable permits and other approvals could halt construction and subject AGIG and its partners to future claims. AGIG therefore cannot guarantee procurement or compliance with the terms of all permits and all other approvals needed to complete AGIG and its partners’ production plants.

In addition to actual plant operations, liabilities could arise from investigation and cleanup of environmental contamination at AGIG and its partners’ production plants. AGIG and its partners may also be subject to third-party claims alleging property damage or personal injury due to the release of or exposure to hazardous substances. In addition, new laws, new regulations, new interpretations of existing laws or regulations, future governmental enforcement of environmental laws or other developments could result in significant expenditures.

Any failure by AGIG or its industry partners to comply with applicable regulatory rules and regulations could harm AGIG’s reputation as well as its business, financial condition and operating results. In addition, regulatory approvals, registrations, permits, licenses, certifications and other requirements may be denied or rescinded, resulting in significant delays, additional costs and abandonment of certain planned activities, or require AGIG to engage in costly and time-consuming efforts to remediate. Compliance with applicable regulatory rules and regulations can be costly and time consuming.

AGIG may be subject to product liability claims, which could result in material expense, diversion of management time and attention and damage to its business, reputation and brand.

AGIG could be subject to claims that its products or technologies are defective or have malfunctioned, or even that persons were injured or purported to be injured as a result of such defects, and AGIG’s customers may bring legal claims against the AGIG to attempt to hold it liable. Any insurance that AGIG carries may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. Any of these events could adversely affect AGIG’s brand, relationships with customers and vendors, operating results or financial condition.

Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect AGIG’s business and results of its operations:

●	expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;
●	loss of existing or potential customers or partners;
●	interruptions or delays in sales;

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●	delayed or lost revenue;
●	delay or failure to attain market acceptance;
●	delay in the development or release of new functionality or improvements;
●	negative publicity and reputational harm;
●	sales credits or refunds;
●	exposure of confidential or proprietary information;
●	diversion of development and customer service resources;
●	breach of warranty claims;
●	legal claims under applicable laws, rules and regulations; and
●	an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Although AGIG has contractual protections, such as warranty disclaimers and limitation of liability provisions, in many of its agreements with customers, resellers and other business partners, such protections may not be uniformly implemented in all contracts and, where implemented, may not fully or effectively protect from claims by customers, reseller, business partners or other third parties. Any insurance coverage or indemnification obligations of suppliers may not adequately cover all such claims, or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on AGIG’s business, operating results and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert AGIG’s time and other resources and cause reputational harm.

Risks Related to AGIG’s Intellectual Property

AGIG has non-exclusive service agreements or licenses to some of its intellectual property related to its technological offering.

AGIG is a party to master license and service agreements with Alterra Energy, which allows AGIG access to develop multiple facilities. AGIG expects to enter into additional strategic partnering arrangements in the future. Under AGIG’s existing agreements, AGIG shares, and would share, develop, to various degrees, intellectual property and know-how. Any disputes as to ownership of intellectual property and know-how with a partner that may arise could encumber or prevent AGIG’s use of the disputed technology, could harm its relationship with the relevant partner and would likely negatively affect its commercialization plans with respect to that technology. Additionally, litigation may be necessary to resolve disputes as to the ownership of intellectual property rights as between AGIG and its industry partners, which can be costly, distracting to management and can harm its reputation and the value of its company. Further, AGIG may not be successful in defending its intellectual property rights in any such litigation, and if AGIG is unsuccessful, the value of its company could be seriously harmed.

AGIG’s failure to protect its intellectual property and proprietary technology may significantly impair its competitive advantage.

AGIG’s success and ability to compete depend in large part upon protecting its proprietary technology. AGIG relies on a combination of patent, trademark and trade secret protection, confidentiality, nondisclosure and non-use agreements to protect its proprietary rights. The steps AGIG has taken may not be sufficient to prevent the misappropriation of its intellectual property, particularly in foreign countries where the laws may not protect its proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of AGIG’s patents, trademarks and similar proprietary rights.

AGIG’s patent rights may not provide commercially meaningful protection against competition.

The rights granted under any issued patents may not provide AGIG with proprietary protection or competitive advantages. The claims under any patents that issue from AGIG’s patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to AGIG’s. It is also possible that the intellectual property rights of others will bar AGIG from licensing and from exploiting any patents that are issued from its pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which AGIG has developed and are developing its technology. These patents and patent applications might have priority over AGIG’s patent applications and could subject its patent applications to invalidation. Finally, in addition to those who may claim priority, any of AGIG’s existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

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AGIG may face costly intellectual property infringement claims, the result of which would decrease the amount of cash available to operate and complete its business plan.

AGIG anticipates that, from time to time, it will receive communications from third parties asserting that AGIG is infringing certain patents and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, AGIG will evaluate their merits. Any claims of infringement brought forth by third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of AGIG’s products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial costs to AGIG and diversion of its resources, may be necessary to enforce its patents or other intellectual property rights or to defend AGIG against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on AGIG’s business, financial condition and results of operations.

AGIG may be involved in lawsuits to protect or enforce its patents or the patents of its licensors, or lawsuits asserted by a third party, which could be expensive, time consuming and unsuccessful.

Competitors may infringe AGIG’s patent, trademarks, copyrights or other intellectual property. To counter infringement or unauthorized use, AGIG may be required to file infringement claims, which can be expensive and time consuming and divert the time and attention of its management and scientific personnel. Any claims AGIG asserts against perceived infringers could provoke these parties to assert counterclaims against it alleging that AGIG infringes their patents, in addition to counterclaims asserting that AGIG’s patents are invalid or unenforceable, or both. In any patent infringement proceeding, there is a risk that a court will decide that a patent of AGIG is invalid or unenforceable, in whole or in part, and that it does not have the right to stop the other party from using the invention at issue. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that AGIG does not have the right to stop the other party from using the invention at issue on the grounds that its patent claims do not cover the invention. An adverse outcome in a litigation or proceeding involving AGIG’s patent could limit its ability to assert those patents against those parties or other competitors, and may curtail or preclude its ability to exclude third parties from making and selling similar or competitive products. Similarly, if AGIG’s assets trademark infringement claims, a court may determine that the marks AGIG has asserted are invalid or unenforceable, or that the party against whom AGIG has asserted trademark infringement has superior rights to the trademarks in question. In this case, AGIG could ultimately be forced to cease use of such trademarks.

Even if AGIG establishes infringement, the court may decide not to grant an injunction against further infringing activity and instead award only monetary damages, which may or may not be an adequate remedy. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of AGIG’s confidential information could be compromised by disclosure during litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could adversely affect the price of AGIG’s common shares. Moreover, there can be no assurance that AGIG will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded. Even if AGIG ultimately prevails in such claims, the monetary cost of such litigation and the diversion of the attention of its management and scientific personnel could outweigh any benefit AGIG receives as a result of the proceedings.

Additionally, for certain of AGIG’s existing and future in-licensed patent rights, AGIG may not have the right to bring suit for infringement and may have to rely on third parties to enforce these rights for it. If AGIG cannot or choose not to take action against those it believes infringe its intellectual property rights, AGIG may have difficulty competing in certain markets where such potential infringers conduct their business, and its commercialization efforts may suffer as a result.

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AGIG relies in part on trade secrets to protect its technology, and its failure to obtain or maintain trade secret protection could harm AGIG’s business.

AGIG relies on trade secrets to protect some of its technology and proprietary information, especially where AGIG believes patent protection is not appropriate or obtainable. However, trade secrets are difficult to protect. Litigating a claim that a third party had illegally obtained and used AGIG’s trade secrets would be expensive and time-consuming, and the outcome would be unpredictable. Moreover, if AGIG’s competitors independently develop similar knowledge, methods and know-how, it will be difficult for AGIG to enforce its rights and its business could be harmed.

Trade secrets can be difficult to protect and enforce, and AGIG’s inability to do so could adversely affect its competitive position.

In addition to the protection afforded by patents, AGIG relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that AGIG elects not to patent, processes for which patents are difficult to enforce and information or technology that is not covered by patents. Aspects of AGIG’s manufacturing process are protected by trade secrets. However, trade secrets can be difficult to protect and some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

AGIG seeks to protect its proprietary know-how, trade secrets and processes, in part, by entering into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with its employees, consultants, scientific advisors, CROs, manufacturers and contractors. These agreements typically limit the rights of third parties to use or disclose AGIG’s confidential information. However, AGIG may not be able to prevent the unauthorized disclosure or use of its technical know-how or other trade secrets by the parties to these agreements, despite the existence generally of confidentiality agreements and other contractual restrictions. AGIG cannot guarantee that it has entered into such agreements with each party that may have or have had access to its trade secrets or proprietary processes. Monitoring unauthorized uses and disclosures is difficult and AGIG does not know whether the steps it has taken to protect its proprietary know-how and trade secrets will be effective. If any of AGIG’s employees, collaborators, CROs, manufacturers, consultants, advisors and other third parties who are parties to these agreements breaches or violates the terms of any of these agreements, AGIG may not have adequate remedies for any such breach or violation. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. As a result, AGIG could lose its trade secrets. AGIG also seeks to preserve the integrity and confidentiality of its data and trade secrets by maintaining physical security of its premises and physical and electronic security of its information technology systems. While AGIG has confidence in these security measures, they may still be breached, and AGIG may not have adequate remedies for any breach.

In addition, AGIG’s trade secrets may otherwise become known or be independently discovered by competitors. Competitors could purchase AGIG’s product candidates, if approved, and attempt to replicate some or all of the competitive advantages AGIG derives from its development efforts, willfully infringe, misappropriate or otherwise violate AGIG’s intellectual property rights, design around AGIG’s protected know-how and trade secrets, or develop their own competitive technologies that fall outside of AGIG’s intellectual property rights. If any of AGIG’s trade secrets were to be lawfully obtained or independently developed by a competitor, AGIG would have no right to prevent them, or those to whom they communicate such trade secrets, from using that technology or information to compete with AGIG. If AGIG’s trade secrets are not adequately protected so as to protect its market against competitors’ products and technologies, AGIG’s competitive position could be adversely affected.

AGIG depends on certain technologies that are sold or licensed to it. AGIG does not control these technologies or own the intellectual rights to these properties, and any loss of AGIG’s rights to them could prevent it from developing its process technologies.

AGIG depends on certain technologies that are sold or licensed to it. AGIG does not currently own any intellectual property rights, including the patents that underlie these licenses. AGIG’s rights to use the technologies it licenses are subject to the negotiation of, continuation of and compliance with the terms of those licenses. Thus, these patents and patent applications are not written by AGIG or its attorneys, and AGIG did not have control over the drafting and prosecution. The former patent owners and AGIG’s licensors might not have given the same attention to the drafting and prosecution of these patents and applications as AGIG would have if it had been the owners of the patents and applications and had control over the drafting. Moreover, under certain of AGIG’s licenses, patent prosecution activities remain under the control of the licensor. AGIG cannot be certain that drafting of the licensed patents and patent applications, or patent prosecution, by the licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights.

Legal action could be initiated against the owners of the technologies that AGIG licenses and an adverse outcome in such legal action could harm its business because it might prevent such companies or institutions from continuing to license technology that AGIG may need to operate its business. In addition, such licensors may resolve such litigation in a way that benefits them but adversely affects AGIG’s ability to have freedom to operate to develop and commercialize its products.

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General Risks Related to AGIG

Governmental programs designed to incentivize the production and consumption of low carbon fuels and carbon capture and utilization, may be implemented in a way that does not include AGIG’s products or could be repealed, curtailed or otherwise changed, which would have a material adverse effect on AGIG’s business and financial condition.

AGIG and other participants in the alternative energy and fuel industry rely on governmental programs requiring or incentivizing the consumption of low carbon fuels. Renewable fuel has historically been more expensive to produce than fossil-based fuel, and these governmental programs support a market for biomass-based fuel that might not otherwise exist. If any of these governmental incentives are repealed, curtailed, or otherwise changed, AGIG would likely see a decrease in demand for low carbon fuels and reduced revenue. If AGIG is unable to effectively respond to governmental changes in a cost-efficient manner, AGIG may fail to achieve the financial results it expects or that financial analysts and investors expect, and AGIG’s business, prospects, financial condition, and operating results may be adversely affected.

Products produced by AGIG’s process technologies compete with or are intended to displace comparable products produced using fossil resources. The market prices for these alternatively produced products and commodities are subject to volatility and there is a limited amount of referenceable market data.

AGIG believes that there are a number of trends affecting its industry, including significant volatility in the price of the fossil-fuel feedstocks used to produce nearly all intermediate and basic chemicals, dramatic swings in earnings and difficulty in forecasting future performance; the increased availability of natural gas, especially in North America, and the growing spread between the price of crude oil and natural gas; the chemical industry increasingly building large-scale manufacturing facilities; and increasing interest in the environmental consequences of product purchases. While AGIG’s business may be positively affected by these trends, its results may also be favorably or unfavorably impacted by these and other trends that affect demand and pricing for intermediate and basic chemicals, including, among others, changes in feedstock availability and pricing, developments in AGIG’s industry and among its competitors, and changes in consumer preferences and demand. AGIG’s failure to effectively manage these trends could have a material adverse effect on its business, results of operations, financial condition, prospects, reputation and brands, including impairing AGIG’s ability to perform to its customers’ expectations. Additionally, AGIG must often rely on its own market research to forecast sales, as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. Market research and projections by AGIG of estimated total retail sales, demographics, demand, and similar consumer research are based on assumptions from limited and unreliable market data, and generally represent the personal opinions of AGIG’s management team. A failure in the demand for AGIG’s products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations, financial condition or prospects of AGIG.

AGIG is subject to risks associated with currency fluctuations, and changes in foreign currency exchange rates could impact its results of operations.

AGIG operates mainly through two entities, Abundia Global Impact Group LLC (AGIG), which is a Delaware corporation and has a U.S. dollar functional currency, and AGIG’s wholly-owned subsidiary, Abundia Global Impact Group (Ireland) Limited (“AGIG Ireland”), which is based in Kilpheak, Glenswilly, Co. Donegal Ireland and has a Euro functional currency. AGIG’s reporting currency is the U.S. dollar.

Significant fluctuations in U.S. dollar to Euro exchange rates could affect AGIG’s result of operations, cash position and funding requirements. To the extent that fluctuations in currency exchange rates cause AGIG’s results of operations to differ materially from its expectations or the expectations of its investors, the trading price of the combined company’s common stock could be adversely affected.

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From time to time, AGIG may engage in exchange rate hedging activities in an effort to mitigate the impact of exchange rate fluctuations. As part of AGIG’s risk management program, AGIG may enter into foreign exchange forward contracts to lock in the exchange rates for future foreign currency transactions, which is intended to reduce the variability of its operating costs and future cash flows denominated in currencies that differ from its functional currencies. AGIG does not enter into these contracts for trading purposes or speculation, and its management believes all such contracts are entered into as hedges of underlying transactions. Nonetheless, these instruments involve costs and have risks of their own in the form of transaction costs, credit requirements and counterparty risk. If AGIG’s hedging program is not successful, or if AGIG changes its hedging activities in the future, AGIG may experience significant unexpected expenses from fluctuations in exchange rates. Any hedging technique AGIG implements may fail to be effective. If AGIG’s hedging activities are not effective, changes in currency exchange rates may have a more significant impact on the trading price of its common stock.

Conditions in the financial markets and economic conditions in general may adversely affect AGIG’s ability to raise additional capital, execute its business plan or remain in business.

The business environment in which AGIG operates has been impacted by the effects of worldwide macroeconomic uncertainty. Economic activity improved slightly during 2024; however, economic concerns remain as a result of the cumulative weight of uncertainty regarding the economic conditions domestically and in foreign countries, including global political hostilities and other financial crises. Inflation has become elevated, reflecting demand and supply imbalances, supply chain issues, higher energy prices, fiscal stimulus and broader price pressures. Uncertainty surrounding the near-term direction of global markets, and the potential impact of these trends on the global economy, are expected to persist for the near term. Strategic risk, including threats to business models from rising interest rates and modest economic growth, remain high.

It is difficult to predict the extent to which these challenging economic conditions will persist or whether recent progress in the economic recovery will instead shift to the potential for further decline. If the economy does weaken in the future, it is uncertain how AGIG’s business would be affected and whether it would be able successfully to mitigate any such effects on its business. Accordingly, these factors in the global economy could have an adverse effect on AGIG’s ability to raise additional capital, execute its business plan or remain in business.

In 2023, multiple regional banks were either taken over by the Federal Deposit Insurance Corporation (FDIC) or entered receivership. If other banks and financial institutions enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, AGIG’s ability to access its existing cash, cash equivalents and investments may be threatened and could have a material adverse effect on AGIG’s business and financial condition. Weakness and volatility in capital markets and the economy, in general or as a result of bank failures or macroeconomic conditions such as rising inflation, could limit AGIG’s access to capital markets and increase its costs of borrowing.

If AGIG loses key personnel or are unable to attract, integrate and retain additional key personnel, it could harm AGIG’s ability to meet its business objectives.

AGIG’s success depends to a significant degree upon the technical and management skills of its senior management team. The loss of the services of any of these individuals could have a material adverse effect on AGIG’s ability to achieve its corporate objectives and successfully execute its business plan. AGIG plans to implement an executive compensation policy that includes variable compensation based on performance as well as share-based compensation plans for the benefit of its key employees; however, AGIG cannot guarantee that this policy will be sufficient to retain these key employees. AGIG’s success also will depend upon its ability to attract and retain additional qualified management, marketing, technical, and sales executives and personnel. AGIG competes for key personnel against numerous companies, including larger, more established companies with significantly greater financial resources than AGIG possesses. There can be no assurance that AGIG will be successful in attracting or retaining such personnel, and the failure to do so could harm its operations and its growth prospects.

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If AGIG experiences a significant disruption in its information technology systems, including security breaches, or if AGIG fails to implement new systems and software successfully, its business operations and financial condition could be adversely affected.

AGIG relies on information technology systems to keep financial records and corporate records, communicate with staff and external parties and operate other critical functions, including sales and manufacturing processes. AGIG’s information technology systems are potentially vulnerable to disruption due to breakdown or malicious intrusion and computer viruses. If AGIG were to experience a prolonged system disruption in its information technology systems, it could negatively impact the coordination of AGIG’s sales, planning and manufacturing activities, which could adversely affect its business. In addition, in order to maximize AGIG’s information technology efficiency, AGIG has physically consolidated its primary corporate data and computer operations. This concentration, however, exposes AGIG to a greater risk of disruption to its internal information technology systems. Although AGIG maintain offsite back-ups of its data, if operations at its facilities were disrupted, it may cause a material disruption in AGIG’s business if it is not capable of restoring function on an acceptable time frame.

In addition, AGIG’s information technology systems are potentially vulnerable to cyber-attacks or other data security breaches-whether by employees or others-which may expose sensitive data to unauthorized persons. Such data security breaches could lead to the loss of trade secrets or other intellectual property, or could lead to the public exposure of sensitive and confidential information of AGIG’s employees, customers, suppliers and others, any of which could have a material adverse effect on its business, financial condition and results of operations.

While AGIG has implemented a number of protective measures, including firewalls, antivirus and malware detection tools, patches, log monitors, routine back-ups, system audits, routine password modifications and disaster recovery procedures, such measures may not be adequate or implemented properly to prevent or fully address the adverse effect of such events, and in some cases, AGIG may be unaware of an incident or its magnitude and effects. If AGIG is unable to prevent such security breaches or privacy violations or implement satisfactory remedial measures, its operations could be disrupted, and AGIG may suffer loss of reputation, financial loss and other regulatory penalties because of lost or misappropriated information. In addition, these breaches and other inappropriate access can be difficult to detect, and any delay in identifying them may lead to increased harm of the type described above.

Natural or man-made disasters, social, economic and political instability, and other similar events—including pandemics—may significantly disrupt AGIG’s and its industry partners’ businesses, and negatively impact AGIG’s results of operations and financial condition.

AGIG’s corporate headquarters are located in the U.S., with planned facilities in Houston, Texas, U.S., and AGIG anticipates working with its industry partners in multiple other locations, including non-U.S. sites. AGIG’s locations, including potential non-U.S. locations, may be subject to social, economic and political instability, such as social uprisings. Additionally, any of AGIG’s or its industry partners’ facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, wildfires, floods, tsunamis, nuclear disasters, acts of terrorism or other criminal activities, infectious disease outbreaks and power outages, which may render it difficult or impossible for AGIG or its industry partners to operate AGIG’s business for some period of time. AGIG and its industry partners’ facilities would likely be costly to repair or replace, and any such efforts would likely require substantial time. Any disruptions in AGIG’s or its industry partners’ operations could negatively impact AGIG’s business and results of operations, and harm its reputation. AGIG’s disaster recovery plan may not be sufficient to address an actual disaster, in particular any events that negatively impact AGIG’s or its industry partners’ physical infrastructures. In addition, AGIG and its industry partners may not carry sufficient business insurance to compensate for losses that may occur. Any such losses or damages could have a material adverse effect on AGIG’s results of operations and financial condition, and success as an overall business.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the sections entitled “Risk Factors” and “Business” included in this prospectus and in our other filings with the SEC incorporated by reference to the registration statement of which this prospectus forms a part, contains forward-looking statements within the meaning of Section 21(E) of the Exchange Act, and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements in this prospectus, any supplements or amendments thereto or in any of the documents that we incorporate by reference into the registration statement of which this prospectus forms a part, including, among other things:

●	our ability to generate sufficient revenue and profitability in the future;

●	the risk that significant disruptions of information technology systems or security breaches could materially adversely affect our business;

●	any defects or disruptions in our products or services could diminish demand for such products or services and subject us to substantial liability;

●	our ability to keep pace with changing industry technology and consumer preferences, develop and introduce new products, and obtain new patents;

●	our ability to obtain additional capital required to finance our research and development efforts and sales and marketing efforts;

●	our ability to protect our intellectual property rights adequately may not be certain and the impact of claims by others that we infringe on their intellectual property rights could increase our expenses and delay the development of our business;

●	our ability to identify, hire, and retain management, engineering and sales and marketing personnel;

●	the potential strain on our resources, including our employee base, during periods of rapid growth and expansion;

●	our products and technologies may not be accepted by the intended commercial consumers of our products; and

●	other risks and uncertainties discussed under the caption “Risk Factors” in this prospectus and in documents incorporated by reference in this prospectus.

The foregoing list of factors is not exhaustive. For further information about these and other risks, uncertainties and factors affecting our business and prospects, please review the disclosures contained in our filings made with the SEC. You should not place undue reliance on any forward-looking statements. Any forward-looking statement or information speaks only as of the date on which it is made. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we expressly disclaim any intent or obligation to update any forward-looking statements or risk factors, whether written or oral, that may be made from time to time by or on behalf of us or our subsidiaries, whether as a result of new information, future events or changed circumstances or for any other reason after the date of such forward-looking statements or risk factors. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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THE TUMIM TRANSACTION

General

Pursuant to the ELOC Purchase Agreement, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Tumim to purchase up to an aggregate of $100,000,000 of shares of our Common Stock over the 24-month term of the ELOC Purchase Agreement. As consideration for the Tumim’s commitment to purchase shares in connection with the ELOC Purchase Agreement terms, the Company will issue a total of 300,000 shares of Common Stock in the aggregate as a commitment fee, consisting of 156,000 shares of restricted Common Stock that were issued at the closing of the ELOC Purchase Agreement and an additional 144,000 shares of Common Stock that will be issued upon the earlier of (i) a prepayment advance against a commitment or (ii) the effectiveness of the registration statement as declared by the SEC.

Purchase of Shares under the ELOC Purchase Agreement

We have the right to present Tumim with additional Purchase Notices, each one directing Tumim to purchase the VWAP Purchase Share Amount (as defined in the ELOC Purchase Agreement) set forth by the Company therein, not to exceed the applicable VWAP Purchase Maximum Amount (as defined in the ELOC Purchase Agreement), at a per share price equal to 96% (subject to decrease under certain circumstances) of the lowest daily VWAPs over a specified measurement period.

No later than one trading day after the VWAP Purchase Settlement Date (as defined in the ELOC Purchase Agreement), we are required to cause our transfer agent to deliver to Tumim such number of shares of Common Stock in satisfaction of the sale. If the Company delivers any VWAP Purchase Notice directing Tumim to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and Tumim shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such VWAP Purchase Notice; provided, however, that Tumim shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount pursuant to such VWAP Purchase Notice. For the purposes of this prospectus “VWAP” shall mean, for the Common Stock as of any trading day, the dollar volume-weighted average price for the Common Stock on the trading market during the period beginning at 9:30:01 a.m., New York City time, or such other time publicly announced by the trading market as the official open (or commencement) of trading on the trading market on such trading day, and ending at 4:00 p.m., New York City time, or such other time publicly announced by the trading market as the official close of trading on the trading market on such trading day, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

The number of shares of Common Stock that we can issue to Tumim from time to time under the ELOC Purchase Agreement shall be subject to the Beneficial Ownership Limitation.

We will control the timing and amount of sales of our Common Stock to Tumim. Tumim has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the ELOC Purchase Agreement.

Actual sales of Common Stock under the ELOC Purchase Agreement to Tumim will depend on a variety of factors to be determined by us from time to time, including, among others, satisfaction of certain conditions including, without limitation, the effectiveness of this and other resale registration statements, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for us and our operations. We expect to use the net proceeds from any sale of shares to Tumim under the ELOC Purchase Agreement for general corporate purposes, which may include repayment of debt, capital expenditures and payment of operational expenses as described under “Use of Proceeds.”

The purchase price of the Common Stock purchased by Tumim under the ELOC Purchase Agreement will be derived from the market prices of our Common Stock. We will control the timing and amount of future sales, if any, of Common Stock to Tumim. Tumim has no right to require us to sell any Common Stock to Tumim, but Tumim is obligated to make purchases as we direct, subject to certain conditions.

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As of the date of this prospectus, 10,300,000 shares are being registered on the registration statement of which this prospectus forms a part, all of which will be issuable under the ELOC Purchase Agreement. Shares issuable under the ELOC Purchase Agreement, if and when they are sold pursuant to the terms of the ELOC Purchase Agreement, will be sold at a per share price equal to 96% (subject to decrease under certain circumstances) of the average of the lowest VWAPs over a specified measurement period.

The ELOC Purchase Agreement and the Registration Rights Agreement each contain representations, warranties, covenants, closing conditions and indemnification and termination provisions by, between and for the benefit of the parties which are customary of transactions of this nature. Additionally, sales to Tumim under the ELOC Purchase Agreement may be limited, to the extent applicable, by Nasdaq and SEC rules.

Tumim may not assign or transfer its rights and obligations under the ELOC Purchase Agreement.

Our Termination Rights

The ELOC Purchase Agreement may be terminated by us at any time after commencement, at our discretion; provided, however, we shall have issued a total of 300,000 shares of Common Stock in the aggregate to Tumim (in cash or by the issuance of Common Stock, as required pursuant to the ELOC Purchase Agreement) in accordance with the ELOC Purchase Agreement and paid all fees and amounts to the Tumim’s counsel required to be paid pursuant to the ELOC Purchase Agreement prior to such termination. Further, the ELOC Purchase Agreement will automatically terminate on the earliest to occur of: (i) date that we sell, and Tumim purchases, the full $100,000,000 in shares of Common Stock under the agreement; (ii) or, if the full amount has not been purchased, on the expiration of the 24-month term of the ELOC Purchase Agreement; (iii) date on which the Common Stock shall have failed to be listed or quoted on the NYSE American; (iv) the thirtieth (30th) trading day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) trading day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Registration Rights Agreement

Concurrently with entering into the ELOC Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of the shares of our Common Stock issuable to Tumim under the ELOC Purchase Agreement and the shares of Common Stock that may be issued to Tumim if we fail to comply with our obligations in the Registration Rights Agreement. Under the Registration Rights Agreement, we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of all of the shares of Common Stock that may, from time to time, be issued or become issuable to Tumim under the ELOC Purchase Agreement and the Registration Rights Agreement. The Registration Rights Agreement requires that we file, within 15 days after signing, a resale registration statement and use commercially reasonable efforts to have such resale registration statement declared effective by the SEC on or before the earlier of (i) 45 days after filing and (ii) the 5th business day after we are notified it will not be subject to further SEC review.

No Short-Selling or Hedging by Tumim

Tumim has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging of our Common Stock during any time before termination of the ELOC Purchase Agreement.

Dilutive Effect on Our Stockholders

All 10,300,000 shares of our Common Stock registered in this offering which may be issued or sold by us to Tumim under the ELOC Purchase Agreement and Registration Rights Agreement are expected to be freely tradable. It is anticipated that the Common Stock registered in this offering will be sold by us to Tumim from time to time until the date that is approximately 24 months following the satisfaction of the commencement conditions under the ELOC Purchase Agreement. The sale by Tumim of a significant amount of our Common Stock registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to Tumim, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately issue or sell to Tumim all, some or none of the shares of Common Stock available under the ELOC Purchase Agreement. The Common Stock that we may sell under the ELOC Purchase Agreement are sold with a forward pricing mechanism and as of the date of this registration statement, the conversion price and the purchase price have yet to be calculated.

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Issuances of our Common Stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Tumim. If and when we do sell our Common Stock to Tumim under the ELOC Purchase Agreement, after Tumim has acquired those shares, Tumim may resell all, some or none of such shares at any time or from time to time in its discretion. Therefore, issuances to Tumim by us under the ELOC Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of our Common Stock to Tumim under the ELOC Purchase Agreement, or if investors expect that we will do so, the actual sales of our Common Stock or the mere existence of our arrangement with Tumim may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of Common Stock to Tumim and the ELOC Purchase Agreement may be terminated by us at any time at our discretion (see subsection entitled “Our Termination Rights” above).

The following table sets forth the amount of gross proceeds we would receive from Tumim from our issuance and sale of 10,300,000 shares to Tumim under the ELOC Purchase Agreement registered hereunder at varying purchase prices:

Assumed Purchase Price Per Purchase Share(3)	Number of Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to Tumim(2)	Proceeds from the Sale of Common Stock to Tumim Under the ELOC Purchase Agreement(4)
$5.00	10,300,000	30.4%	$51,500,000
$7.50	10,300,000	30.4%	$77,250,000
$10.00	10,300,000	30.4%	$103,000,000
$12.50	10,300,000	30.4%	$128,750,000
$15.00	10,300,000	30.4%	$154,500,000

(1)	We are registering up to 10,300,000 shares of our Common Stock which would be issuable to Tumim pursuant to the ELOC Purchase Agreement. The above table assumes that sales are made to Tumim without regard for the 9.99% Beneficial Ownership Limitation or exchange cap.
(2)	The denominator is based on 33,842,417 shares outstanding as of July 29, 2025, adjusted to include the issuance of the number of our Common Stock set forth in the adjacent column which we would have issued to Tumim under the ELOC Purchase Agreement based on the applicable assumed purchase price per Purchase Share.
(3)	For the avoidance of any doubt, this price would reflect the purchase price after calculation (i.e., after discounts to the market price of our shares) in accordance with the terms of the ELOC Purchase Agreement.
(4)	For illustration purposes only. Gross proceeds from the sale of shares to Tumim under the ELOC Purchase Agreement cannot exceed $100,000,000 in the aggregate

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UNAUDITED PRO FORMA FINANCIAL INFORMATION

Transaction summary

On February 20, 2025, HUSA entered into a Share Exchange Agreement with the AGIG Unitholders. The AGIG Unitholders were the record and beneficial owners of all the issued and outstanding units of AGIG. The Share Exchange Agreement provided that HUSA would acquire all of the outstanding units of AGIG in exchange for issuing a number of shares of Common Stock, equal to 94% of all the issued and outstanding Common Stock of HUSA at the time of the closing of the Share Exchange Agreement, after taking into account issuance to the AGIG Unitholders. Following the Share Exchange, AGIG became a wholly-owned subsidiary of HUSA and referred to herein as the “Combined Company”.

On July 1, 2025, as contemplated by the Share Exchange Agreement, HUSA acquired all of the outstanding units of AGIG from the AGIG Unitholders in exchange for issuing to the AGIG Unitholders an aggregate of 31,778,032 shares of Common Stock, which was equal to 94% of the sum of (a) the aggregate issued and outstanding Common Stock at the time of the Closing, plus (b) all Common Stock approved for issuance by the Company under a future equity incentive plan at the time of the Closing contingent upon the approval by the stockholders of the Company of such future equity incentive plan.

The Share Exchange will be accounted for as a reverse acquisition in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) within Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), whereby AGIG, the legal acquiree, is considered the accounting acquirer and HUSA, the legal acquirer, is treated as the acquired company for financial reporting purposes. AGIG was considered the accounting acquirer as its controlling shareholder, Abundia Financial, will hold approximately 84.9% of the issued and outstanding common stock and will control the Combined Company following the Share Exchange.

As HUSA is the acquired company, the purchase price for HUSA is estimated, as described in Note 5 of this “unaudited pro forma combined consolidated financial information”, and HUSA’s net assets acquired and liabilities assumed in connection with the Share Exchange are recorded at their estimated acquisition date fair values. Any excess of the fair value of HUSA’s identified net assets acquired over the estimated purchase price will be recognized as goodwill. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and are prepared to illustrate the estimated effect of the Share Exchange. The Combined Company will finalize the accounting for the Share Exchange as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the closing date of the Share Exchange. The purchase price allocation will remain preliminary until management determines the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined consolidated financial statements.

On July 10, 2025, HUSA entered into the ELOC Purchase Agreement, with Tumim, providing for a committed equity financing facility, pursuant to which, Tumim has committed to purchase, at HUSA’s direction in its sole discretion, up to an aggregate of $100,000,000 of the shares of Common Stock, subject to certain limitations, during the term of the ELOC (the “Purchase Shares”). Concurrently with the execution of the ELOC, HUSA and Tumim also entered into a Registration Rights Agreement, pursuant to which HUSA agreed to file with the SEC one or more registration statements, to register under the Securities Act of 1933, the offer and resale by Tumim of all of the Purchase Shares that may be issued and sold by the Company to Tumim under the ELOC.

For the purposes of the unaudited pro forma combined consolidated financial information, the ELOC is described in Note 6 to the “unaudited pro forma combined consolidated financial information”.

On July 10, 2025, HUSA entered into a securities purchase agreement with an institutional investor (the “Investor”), pursuant to which the Company sold, and the Investor purchased, a senior secured convertible note issued by the Company (the “Convertible Note”) in the original principal amount of $5,434,783, which is convertible into shares of the Company’s Common Stock. The Convertible Note closed on July 10, 2025. The gross proceeds to the Company from the Convertible Note, prior to the payment of legal fees and transaction expenses, was $5,434,783.

On November 21, 2024, HUSA entered into a definitive agreement for the acquisition of 25-acre site located within Cedar Port Industrial Park in the Baytown area of Houston, Texas (the “Land Acquisition”) for approximately $8,575,000. Proceeds from the Convertible Note and cash on hand will be used to finance the land acquisition.

On January 22, 2025, HUSA entered into a securities purchase agreement with a certain purchaser to which HUSA agreed to issue and sell 2,600,000 shares of Common Stock, at a price of $1.70 per share (or 260,000 shares of Common Stock, at a price of $17 per share after the Reverse Stock Split) in a registered direct offering (“HUSA January Equity Offering”). The net proceeds of the HUSA January Equity Offering were $3,897,200, after deducting the placement agent’s fees and other estimated offering expenses. HUSA intends to use the net proceeds from the HUSA January Equity Offering for general corporate purposes, which may include among other things, capital expenditures and working capital.

On June 6, 2025, HUSA effected a Reverse Stock Split of the Common Stock at a ratio of 1-for-10. The split adjusted shares began trading on June 9, 2025.

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On June 17, 2025, the Company entered into a securities purchase agreement, pursuant to which HUSA agreed to issue and sell 223,762 shares of Common Stock and/or prefunded warrants at a purchase price of $10.60 per share in a registered direct offering (the “June 17, 2025 Equity Offering”). The net proceeds of the June 17, 2025 Equity Offering were $2,072,127, after deducting placement agent fees and other estimated offering expenses.

On June 24, 2025, HUSA entered into a securities purchase agreement, pursuant to which the Company agreed to issue and sell 81,629 shares of Common Stock at a purchase price of $14.80 per share in a registered direct offering (the “June 24, 2025 Equity Offering”, together with June 17, 2025 Equity Offering, the “HUSA June Equity Offerings”). The net proceeds of the June 24, 2025 Equity Offering were $1,051,460, after deducting placement agent fees and other estimated offering expenses

The unaudited pro forma combined consolidated balance sheet as of March 31, 2025, gives pro forma effect to the HUSA June Equity Offerings, the Share Exchange, the Reverse Stock Split, the ELOC Purchase Agreement, the Convertible Note, and the Land Acquisition, as though such transactions had occurred as of March 31, 2025. The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2024 present our combined consolidated results of operations giving pro forma effect to the January Equity Offering, HUSA June Equity Offerings, Share Exchange, the ELOC Purchase Agreement and the Convertible Note as described above as if they had occurred as of January 1, 2024. The unaudited pro forma combined consolidated statements of operations for the three months ended March 31, 2025, present our combined consolidated results of operations giving pro forma effect to HUSA June Equity Offerings, Share Exchange, the ELOC Purchase Agreement and the Convertible Note as described above as if they had occurred as of January 1, 2024.

The unaudited pro forma combined consolidated financial information should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma combined consolidated financial statements;
●	the audited consolidated financial statements of HUSA as of and for the year ended December 31, 2024, which are included in HUSA’s Annual Report on Form 10-K incorporated by reference in this form S-1;
●	the unaudited consolidated financial statements of HUSA as of and for the three months ended March 31, 2025, which are included in HUSA’s Form 10-Q incorporated by reference in this form S-1;
●	the audited consolidated financial statements of AGIG as of and for the year ended December 31, 2024, which are included in HUSA’s Definitive Proxy Statement on Schedule 14A incorporated by reference in this form S-1; and
●	the unaudited consolidated financial statements of AGIG as of and for the three months ended March 31, 2025, which are included elsewhere in this form S-1.

The unaudited pro forma combined consolidated financial information and related notes are provided for illustrative purposes only and do not purport to represent what the Combined Company’s actual results of operations or financial position would have been had the Share Exchange been completed on the dates indicated, nor are they necessarily indicative of the Combined Company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein. The unaudited pro forma combined consolidated financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Share Exchange and integration costs that may be incurred. The pro forma adjustments represent the Combined Company’s best estimates and are based upon currently available information and certain assumptions that the Combined Company believes are reasonable under the circumstances. The Combined Company is not aware of any material transactions between HUSA and AGIG during the periods presented. Accordingly, adjustments to eliminate transactions between HUSA and AGIG have not been reflected in the unaudited pro forma combined consolidated financial information.

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UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

As of March 31, 2025

	Abundia Global Impact Group (Historical)	Houston American Energy Corp (Historical)	HUSA Equity Offerings		Transaction Accounting Adjustments		Pro forma Combined	ELOC, Other Financing & Land Acquisition		Pro forma Combined with financing activity
ASSETS
Current Assets
Cash and cash equivalents	359,572	5,308,416	3,123,588	4	-		8,791,576	4,925,000	6(B)	13,716,576
								(8,575,000)	6(D)	(8,575,000)
Accounts receivable – oil and gas sales	-	36,095	-		-		36,095	-		36,095
Government grant receivable	691,207	-	-		-		691,207	-		691,207
Prepaid expenses and other current assets	167,219	506,535	-		-		673,754	-		673,754
Total Current Assets	1,217,998	5,851,046	3,123,588		-		10,192,632	(3,650,000)		6,542,632
Property and equipment										-
Land	-	-			-		-	8,575,000	6(D)	8,575,000
Oil and gas properties, full cost method	-	62,775,947	-		295,147	5(A)	63,071,094	-		63,071,094
					(61,674,906)	5(B)	(61,674,906)			(61,674,906)
Office equipment	3,602	90,004	-		(90,004)	5(B)	3,602	-		3,602
Total	3,602	62,865,951	-		(61,469,763)		1,399,790	8,575,000		9,974,790
Accumulated depletion, depreciation, amortization, and impairment	(3,586)	(61,764,910)			61,764,910	5(B)	(3,586)	-		(3,586)
Property and equipment, net	16	1,101,041	-		295,147		1,396,204	8,575,000		9,971,204
Other Assets										-
Capitalized patents, net	1,359,577	-	-		-		1,359,577	-		1,359,577
Goodwill	-	-	-		11,932,710	5(C)	11,932,710	-		11,932,710
Right of use asset	-	49,669	-		(49,669)	5(D)	-	-		-
Deposits on license agreements	2,115,000	-	-		-		2,115,000	-		2,115,000
Refundable acquisition deposit	-	160,000	-		-		160,000	-		160,000
Other assets	-	3,167	-		-		3,167	-		3,167
Total Other Assets	3,474,577	212,836	-		11,883,041		15,570,454	-		15,570,454
Total Assets	4,692,591	7,164,923	3,123,588		12,178,188		27,159,290	4,925,000		32,084,290
LIABILITIES AND SHAREHOLDER’S EQUITY										-
LIABILITIES										-
Basic and diluted weighted average number of common shares outstanding (1)										-
Accounts payable and accrued liabilities	590,854	44,581	-		1,237,634	5(E)	1,873,069	247,754	6(A)	2,120,823
Stock payable	-	-	-		-		-	1,604,160	6(A)	1,604,160
Loan - related party	685,000	-	-		-		685,000	-		685,000
Convertible promissory note	5,958,904	-	-		-		5,958,904	-		5,958,904
Convertible notes payable less unamortized discount	-	-	-		-		-	4,925,000	6(B)	4,925,000
Warrant liabilities	51,418	-	-		-		51,418	-		51,418
Other payables	8,044	-	-		-		8,044	-		8,044
Short-term lease liability	-	50,496	-		(50,496)	5(D)	-	-		-
Total Current Liabilities	7,294,220	95,077	-		1,187,138		8,576,435	6,776,914		15,353,349
Long-term Liabilities										-
Reserve for plugging and abandonment costs	-	62,470	-		(26,282)	5(F)	36,188	-		36,188
Total Long-term Liabilities	-	62,470	-		(26,282)		36,188	-		36,188
Total Liabilities	7,294,220	157,547	-		1,160,856		8,612,623	6,776,914		15,389,537
EQUITY										-
Shareholders’ Equity (Deficit)										-
Member’s deficit	(2,577,225)	-	-		2,577,225	5(I)	-	-		-
Common stock, par value $0.001	-	15,687	340	4	1,569	5(G)	17,595	156	6(A)	17,751
					(16,027)	5(H)	(16,027)			(16,027)
					30,666	5(I)	30,666			30,666
					1,112	5(E)	1,112			1,112
					120	5(N)	120			120
Additional paid-in capital	-	93,239,281	3,123,248	4	21,257,844	5(G)	117,620,373	1,737,684	6(A)	119,358,057
					(96,362,529)	5(H)	(96,362,529)			(96,362,529)
					15,087,189	5(I)	15,087,189			15,087,189
					184,220	5(G)	184,220			184,220
					12,389,141	5(E)	12,389,141			12,389,141
					1,336,680	5(N)	1,336,680			1,336,680
Accumulated deficit	-	(86,247,592)	-		(13,627,888)	5(E)	(99,875,480)	(3,342,000)	6(A)	(103,217,480)
					87,189,889	5(H)	87,189,889	(247,754)	6(A)	86,942,136
					(17,695,080)	5(I)	(17,695,080)			(17,695,080)
					(1,336,800)	5(N)	(1,336,800)			(1,336,800)
Noncontrolling interest	(24,404)	-	-		-		(24,404)	-		(24,404)
Total Shareholders’ Equity (Deficit)	(2,601,629)	7,007,376	3,123,588		11,017,332		18,546,667	(1,851,914)		16,694,753
Total Equity	(2,601,629)	7,007,376	3,123,588		11,017,332		18,546,667	(1,851,914)		16,694,753
Total Liabilities and Equity	4,692,591	7,164,923	3,123,588		12,178,188		27,159,290	4,925,000		32,084,290

3Refer to Note 3 for reconciliation of HUSA’s historical as reported presentation.

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UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2024

	Abundia Global Impact Group (Historical)	Houston American Energy Corp (Historical)[3]	Transaction Accounting Adjustments		Pro Forma Combined	ELOC Adjustments and Other Financing		Pro forma Combined with Other Financing
Revenues
Oil and gas revenue	-	560,180	-		560,180			560,180
Total operating revenue	-	560,180	-		560,180			560,180
Operating expenses
Professional fees	543,364	327,413	13,627,888	5(E)	14,498,665	3,589,754	6(A)	18,088,418
Research and development	1,651,170	-	-		1,651,170			1,651,170
Lease operating expense and severance tax	-	747,559	-		747,559			747,559
General and administrative expense	1,896,786	1,897,146	1,336,800	5(N)	5,130,732			5,130,732
Depreciation, depletion and amortization	15,507	160,001	(9,911)	5(J)	165,597			165,597
Provision for loss on convertible note receivable	2,942,029	-	-		2,942,029			2,942,029
Impairment expense - oil and gas properties	-	275,760	(152,930)	5(K)	122,830			122,830
Impairment expense - equity investment - Hupecol Meta LLC	-	6,392,874	-		6,392,874			6,392,874
Impairment of license deposit	1,000,000	-	-		1,000,000			1,000,000
Foreign exchange loss (gain)	44,388	-	-		44,388			44,388
Total operating expenses	8,093,244	9,800,753	14,801,847		32,695,844	3,589,754		36,285,597
Loss from operations	(8,093,244)	(9,240,573)	(14,801,847)		(32,135,664)	(3,589,754)		(35,725,417)
Other income and (expense), net
Grant income	2,545,783	-	-		2,545,783			2,545,783
Interest income	242,459	101,742	-		344,201			344,201
Other income	-	922,719	-		922,719			922,719
Change in fair value of warrant liability	2,084,150	-	-		2,084,150			2,084,150
Interest expense	(401,096)	-	-		(401,096)	(890,217)	6(C)	(1,291,313)
Total other income and (expense), net	4,471,296	1,024,461	-		5,495,757	(890,217)		4,605,540
Net loss	(3,621,948)	(8,216,112)	(14,801,847)		(26,639,907)	(4,479,971)		(31,119,878))
Basic and diluted (loss) income per common share		(7.28)	-		(0.79)			(0.79)
Basic and diluted weighted average number of common shares outstanding		1,128,802	32,497,764	5(L)	33,626,566	156,000	6(A)	33,782,566

3Refer to Note 3 for reconciliation of HUSA’s historical as reported presentation.

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UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2025

	Abundia Global Impact Group (Historical)	Houston American Energy Corp (Historical)[3]	Transaction Accounting Adjustments		Pro Forma Combined
Revenues
Oil and gas revenue	-	102,345	-		102,345
Total operating revenue	-	102,345	-		102,345
Operating expenses
Professional fees	608,850	708,372	-		1,317,222
Research and development	607,368	-	-		607,368
Lease operating expense and severance tax	-	76,025	-		76,025
General and administrative expense	383,749	358,046	-		741,795
Depreciation, depletion and amortization	4,218	21,885	134	5(J)	26,237
Foreign exchange loss (gain)	(6,449)	-	-		(6,449)
Total operating expenses	1,597,736	1,164,328	134		2,762,198
Loss from operations	(1,597,736)	(1,061,983)	(134)		(2,659,853)
Other income and (expense), net
Grant income	691,207	29,500	-		720,707
Change in fair value of warrant liability	(5,453)	-	-		(5,453)
Interest expense	(98,630)	-	-		(98,630)
Total other income and (expense), net	587,124	29,500	-		616,624
Net loss	(1,010,612)	(1,032,483)	(134)		(2,043,229)
Basic and diluted (loss) income per common share		(0.07)	-		(0.07)
Basic and diluted weighted average number of common shares outstanding[1]		1,505,098	32,393,764	5(M)	33,898,862

3 Refer to Note 3 for reconciliation of HUSA’s historical as reported presentation.

1 Historical HUSA shares have been retroactively adjusted to reflect the Reverse Stock Split.

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NOTES TO THE UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying unaudited pro forma combined consolidated financial information is prepared in accordance with Article 11 of Regulation S-X and is intended to reflect the impacts of the HUSA January Equity Offering, the HUSA June Equity Offerings, the Reverse Stock Split, the Share Exchange, the ELOC Purchase Agreement and the Convertible Note. The presentation of the unaudited pro forma balance sheet and statements of operations are based on the historical financial statements of the Combined Company.

The unaudited pro forma combined consolidated financial information was prepared using the acquisition method of accounting in accordance with ASC 805. The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions from those to prepare the pro forma adjustments resulting in a range of alternative estimates using the same facts and circumstances.

The Share Exchange did not have an impact on HUSA’s oil and gas reserve information and as a result, supplemental oil and gas disclosures were not included in the pro forma financial information.

The Combined Company will file a consolidated tax return that will include AGIG. As such, there were no pro forma adjustments related to taxes as HUSA has a pre-existing full valuation allowance against its deferred tax assets and the tax effect of pro forma adjustments are fully offset by an increase in the valuation allowance. In addition, it is expected that AGIG will have net deferred tax assets offset by a full valuation allowance at acquisition and thus have no effect on HUSA. The actual deferred tax assets and liabilities may differ materially based on changes resulting from finalizing the allocation of purchase price and valuing the assets acquired and liabilities assumed in the Share Exchange.

Note 2. Significant Accounting Policies

The accounting policies used in the preparation of the unaudited pro forma combined consolidated financial information are those set out in AGIG’s audited consolidated financial statements as of and for the year ended December 31, 2024. Based on that initial review, AGIG does not believe there are any material differences between the accounting policies of the two companies, other than certain reclassifications necessary to conform financial statement presentation. These reclassifications are described in Note 3 below. Upon completion of the Share Exchange, management will perform a comprehensive review of its accounting policies in which additional differences that may be identified, when conformed, could have a material impact on the unaudited pro forma combined consolidated financial information.

Note 3. Reclassification Adjustments

Certain reclassifications are reflected in the pro forma adjustments to conform HUSA’s financial statement presentation to that of the accounting acquirer, AGIG, in the unaudited pro forma combined consolidated balance sheet and statements of operations. These reclassifications have no effect on previously reported shareholders’ equity, or income from continuing operations of HUSA or AGIG. The pro forma financial information may not reflect all reclassifications necessary to conform HUSA’ presentation to that of AGIG due to limitations on the availability of information as of the date of this form S-1. Accounting policy differences and additional reclassification adjustments may be identified as more information becomes available.

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The following reclassification adjustments were made to conform HUSA’s presentation to AGIG’ presentation:

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

As of March 31, 2025

	HUSA (Historical)	Reclassification adjustments to AGIG presentation	HUSA Historical Adjusted
Accounts payable	25,272	(25,272)	-
Accrued expenses	19,309	(19,309)	-
Accounts payable and accrued liabilities	-	44,581	44,581

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

For the year ended December 31, 2024

	HUSA (Historical)	Reclassification adjustments to AGIG presentation	HUSA Historical Adjusted
Professional fees	-	327, 413	327,143
General and administrative expense	2,224,559	(327,413)	1,897,146

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

For the three months ended March 31, 2025

	HUSA (Historical)	Reclassification adjustments to AGIG presentation	HUSA Historical Adjusted
Professional fees	-	708,372	708,372
General and administrative expense	1,066,418	(708,372)	358,046

Note 4. HUSA June Equity Offerings

Represents the effects of the HUSA June Equity Offerings, as described above, to reflect the net proceeds, common stock issued at par and additional paid-in capital. The HUSA June Equity Offerings result in $3,123,588 of net proceeds, $340 of common stock at par and $3,123,248 of additional paid-in capital.

Note 5. Transaction Accounting Adjustments

The estimated preliminary purchase price for the Share Exchange is calculated as follows:

Preliminary estimated purchase price	Amounts
Estimated fair value of outstanding common stock of HUSA (i)	$21,259,412
Estimated fair value of vested HUSA stock option awards (ii)	184,220
Estimated preliminary purchase price	$21,443,632

i.	Represents the estimated fair value of the common stock of the Combined Company to be retained by Common Stockholders. The estimated preliminary purchase price was determined using the close price of Common Stock ($11.14 per share) as of July 1, 2025, date of the close of the Share Exchange and is calculated based on the total number of shares of Common Stock expected to be outstanding as of the Share Exchange of 1,908,385 shares.

ii.	Represents the estimated fair value of vested HUSA stock options which were valued using a lattice-based model.

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The preliminary estimated purchase price allocation for the Share Exchange is as follows:

Preliminary estimated purchase price allocation	Amounts
Cash	$8,432,004
Accounts receivable – oil and gas sales	36,095
Prepaid expenses and other current assets	506,535
Oil and gas properties, full cost method	1,396,188
Other assets	163,167
Total assets	$10,533,989
Accounts payable and accrued liabilities	(986,878))
Reserve for plugging and abandonment costs	(36,188))
Total liabilities	$(1,023,066)
Estimated net assets	$9,510,922
Estimated purchase consideration	$21,443,632
Estimated goodwill	$11,932,710

The preliminary estimated purchase price is subject to change due to several factors, including but not limited to, changes in the estimated fair value of HUSA assets acquired and liabilities assumed as of the date of the closing of the Share Exchange, resulting from the finalization of the detailed valuation analysis, including changes in future oil and gas commodity prices, reserve estimates, interest rates and other factors.

The allocation of the estimated fair value of consideration transferred (based on the preliminary estimated purchase price described above) to the estimated fair value of HUSA assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:

5(A). Represents an adjustment to the historical Oil and gas properties, full cost method to reflect at fair value.

5(B). Represents the elimination of historical accumulated depletion, depreciation, amortization and impairment, including Office equipment that was fully depreciated as of March 31, 2025, for which the fair value was not considered material.

5(C). Represents the recognition of estimated goodwill resulting from the Share Exchange and represents the excess of preliminary estimated purchase consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed.

5(D). Represents the elimination of the Short-term lease liability and Right-of-use asset which reflects the AGIG’s policy to not recognize assets or liabilities for leases that, at the acquisition date, have a remaining lease term of 12 months or less.

5(E). Represents the accrual for additional transaction related fees and expenses of $942,297 and $12,685,590 estimated to be incurred subsequent to March 31, 2025 by HUSA and AGIG, respectively in connection with the Share Exchange. Transaction costs incurred by AGIG include 1,112,231 shares of Common Stock that were issued to the investment banker at close of the Share Exchange as a success fee. The estimated value of the success fee is $12,390,253 which was calculated using the close price of Common Stock ($11.14 per share) as of July 1, 2025. This adjustment includes $1,112 in common stock at $0.001 par value and $12,389,141 to additional-paid-in-capital. The remaining transaction costs of $0 and $37,729 are included in the historical Statements of Operations of HUSA and AGIG, respectively, for the twelve months ended December 31, 2024 and $797,057 and $357,884 are included in the historical Statements of Operations of HUSA and AGIG, respectively, for the three months ended March 31, 2025. Transaction costs will not affect the Combined Company’s Statements of Operations beyond twelve months after the acquisition date.

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5(F). Represents an adjustment to the historical Reserve for plugging and abandonment cost to reflect at estimated fair value.

5(G). Represents the preliminary estimated purchase price of $21,443,632, including $1,569 in Common Stock and $21,257,844 to additional paid-in capital for the Common Stock retained by Common Stockholders, and $184,220 to additional paid-in capital related to the estimated fair value of the vested HUSA stock option awards.

5(H). Represents the elimination of HUSA’s historical Common Stock, additional paid-in capital and accumulated deficit balances, which includes the elimination of estimated HUSA transaction costs.

5(I). Represents the adjustments to the historical AGIG total members’ deficit:

i.	Adjustment to reclassify the historical member’s deficit of AGIG of $2,577,225 to Common Stock, accumulated deficit and additional paid-in capital;

ii.	Represents an adjustment to increase Common Stock to reflect the 30,665,801 shares (27,599,221 shares issued to Abundia Financial and 3,066,580 shares issued to BFH) issued to AGIG Unitholders, excluding the 1,112,231 shares issued to Univest, as a result of the Share Exchange; and

iii.	Represents a reclassification of historical AGIG accumulated deficit and reclassification of historical book value AGIG members’ deficit to additional paid-in capital.

Amounts
No. of shares to be issued by HUSA to AGIG Unitholders at par value of $0.001	30,665,801
Par value per common share	$0.001
Pro forma adjustment for shares issued by HUSA to AGIG Unitholders	$30,666
Pro forma reclassification of historical AGIG accumulated deficit	$(17,695,080)
Pro forma reclassification of historical carry value of AGIG members’ deficit to additional paid-in capital	$15,087,189

5(J). Represents an adjustment to the historical depletion, depreciation and amortization (DD&A) to the estimated DD&A for Oil and Gas properties recalculated using the fair values of O&G properties under the Full Cost method of accounting to compute the estimated pro forma DD&A provisions.

5(K). Represents an adjustment to the impairment of Oil and gas properties to reflect the remeasurement of the capitalized costs of Oil and gas properties that exceeds the calculated ceiling amount under the full cost method of accounting for Oil and gas properties.

5(L). Represents an adjustment to the basic and diluted weighted average shares of Common Stock outstanding for the year ended December 31, 2024 of 1,128,802 (adjusted for the Reverse Stock Split) to reflect the HUSA June Equity Offerings of 305,391 shares of Common Stock, 34,341 shares of Common Stock issued as compensation for certain services provided and stock options that were exercised, the issuance to AGIG Unitholders and investment bank as a result of the Share Exchange of 31,778,032 shares of Common Stock, and 120,000 shares of Common Stock to be granted under the future equity incentive plan.

5(M). Represents an adjustment to the basic and diluted weighted average shares of Common Stock outstanding for the three months ended March 31, 2025 of 1,505,098 (adjusted for the Reverse Stock Split) to reflect the HUSA June Equity Offerings of 305,391 shares of Common Stock, 34,341 shares of Common Stock issued as compensation for certain services provided and stock options that were exercised, the issuance to AGIG Unitholders and investment bank as a result of the Share Exchange of 31,778,032 shares of Common Stock, and 120,000 shares of Common Stock to be granted under the future equity incentive plan.

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5(N). Represents an adjustment to the basic and diluted weighted average shares of Common Stock of 120,000 shares at $0.001 par value to be issued as part of the future equity incentive plan in connection with the closing of the Share Exchange Agreement, contingent on stockholders’ approval. The shares of Common Stock have an estimated value of $1,336,800 (using the close price of Common Stock of $11.14 per share as of July 1, 2025) and are included in the Combined Consolidated Balance Sheet as of March 31, 2025 as an adjustment to Accumulated deficit, Additional paid-in-capital (net of the par value of Common Stock) and Common Stock. As the shares issued under the future equity incentive plan are considered compensation expense, the $1,336,800 is reflected in the Combined Consolidated Statements of Operations for the twelve months ended December 31, 2024 as an adjustment to General and administrative expense.

Note 6. Equity Line of Credit and Convertible Note

Represents the effects of the ELOC Purchase Agreement and Convertible Note issuances and the Land Acquisition, as described above. As a result of the terms of those arrangements, HUSA recognized the following adjustments:

6(A). The following summarizes transaction cost adjustments in connection with the execution of the ELOC Purchase Agreement:

i.	$247,754 estimated transaction costs including, legal, consulting and diligence fees.
ii.	As consideration for Tumim’s commitment to purchase shares in connection with the ELOC Purchase Agreement terms, the Company will issue a total of 300,000 shares of Common Stock in the aggregate as a commitment fee, consisting of 156,000 shares of restricted Common Stock that were issued at the closing of the ELOC Purchase Agreement and an additional 144,000 shares of Common Stock that will be issued upon the earlier of (i) a prepayment advance against a commitment or (ii) the effectiveness of the Registration Statement (discussed above) as declared by the SEC. The 156,000 and 144,000 shares of Common Stock have an estimated value of $1,737,684 and $1,604,160 (using the close price of Common Stock of $11.14 per share as of July 1, 2025), respectively. The estimated value of the 156,000 shares are included in the Combined Consolidated Balance Sheet as of March 31, 2025 as an adjustment to Additional paid-in-capital, while the estimated value of the 144,000 shares that will be issued after closing of the ELOC Purchase Agreement represent an adjustment to stock payable for the future obligation. The combined estimated value of the 300,000 shares of $3,342,000 are shown as an adjustment to Accumulated Deficit.
iii.	Total transaction costs of $247,754 and $3,342,000 are reflected in the Combined Consolidated Statements of Operations and Comprehensive Loss for the twelve months ended December 31, 2024 as an adjustment to Professional fees.

6(B). Represents the Convertible Note with a 12-month term to be issued to HUSA on July 10, 2025 at a face value of $5,434,783, net of deferred financing costs of $509,783.

6(C). Represents interest expense ($380,435) and amortization of deferred financing costs ($509,783) on the Convertible Note. The $890,217 adjustment to the Combined Consolidated Statements of Operations for the twelve months ended December 31, 2024 assumes the Convertible Note is paid down at maturity.

6(D).  Represents the Land Acquisition ($8,575,000), financed by the net proceeds from the Convertible Note ($5,000,000) and cash on hand ($3,575,000).

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USE OF PROCEEDS

All of the shares of Common Stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares of Common Stock. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of Common Stock covered by this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of Common Stock. The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the selling stockholder and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

However, we may receive gross proceeds of as much as up to $100,000,000 from the sale of shares under the ELOC Purchase Agreement with Tumim. We intend to use the net proceeds from any sale of shares to Tumim under the ELOC Purchase Agreement for general corporate purposes, which may include repayment of debt, capital expenditures and payment of operational expenses. This anticipated use of net proceeds from the sale of our Common Stock to Tumim under the ELOC Purchase Agreement represents our intentions based upon our current plans and business conditions.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the selling stockholder and our independent registered public accountants.

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DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring, or paying in the foreseeable future, any cash dividends on our capital stock. Future determinations as to the declaration and payment of dividends, if any, will be at the discretion of our Board and will depend on then existing conditions, including our operating results, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

Instead of paying cash dividends, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which, among other requirements, provides that dividends are only payable out of retained earnings, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable Delaware law.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of Common Stock beneficially owned as of July 29, 2025 by:

●	each person or group known by us to beneficially own more than 5% of our outstanding Common Stock;
●	each director;
●	each executive officer; and
●	all of our current directors and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director, or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of July 29, 2025 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after July 29, 2025 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of July 29, 2025, there were 33,842,417 shares of Common Stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
5% Shareholders:
Bower Family Holdings, LLC(2)	3,284,598		9.7%
Abundia Financial, LLC(3)	27,599,221		81.5%

Named executive officers and directors:
Edward Gillespie	0		0%
Lucie Harwood	0		0%
Joseph Gasik	0		0%
Matthew Henninger	0		0%
Keith Grimes	11,840	(4)	†
Peter Longo	12,218	(5)	†
Robert Bailey	1,500	(6)	†
All current directors and executive officers as a group (7 persons)	25,558		†

†	Less than 1%.
(1)	Unless otherwise noted, the business address of each person is 801 Travis St., Suite 1425, Houston, Texas 77002.
(2)	The address of Bower Family Holdings, LLC is 110 Kings Road, Kings Mountain, NC 28086. Kevin Bower has the sole voting control and investment discretion with respect to shares of Common Stock held by Bower Family Holdings, LLC.
(3)	The address of Abundia Financial, LLC is 48 Wall Street, 11th Floor, New York, NY, 10005. Edward Gillespie, Joseph Gasik and Kevin Bower, the managers of Abundia Financial, LLC, may be deemed to have shared voting and investment discretion with respect to shares of Common Stock held by Abundia Financial, LLC. Messrs. Gillespie, Gasik and Bower disclaim beneficial ownership of such shares held by Abundia Financial, LLC except to the extent of their pecuniary interest therein.
(4)	Consists of (i) 240 shares of Common Stock, and (ii) 11,600 shares of Common Stock issuable upon exercise of stock options. Mr. Grimes resigned as a director on August 1, 2025, effective the same date.
(5)	Consists of 12,218 shares of Common Stock issuable upon exercise of stock options.
(6)	Consists of 1,500 shares of Common Stock issuable upon exercise of stock options.

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DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

General

The following description of the Company’s capital stock is a summary. This summary is subject to the DGCL and the complete text of the Company’s certificate of incorporation, as amended, and amended and restated bylaws.

The Company’s authorized capital stock consists of shares made up of:

●	300,000,000 shares of Common Stock, par value $0.001 per share; and
●	10,000,000 shares of undesignated preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by the Board.

Common Stock

We are authorized to issue 300,000,000 shares of Common Stock, par value $0.001 per share, of which 33,842,417 shares were issued and outstanding as of July 29, 2025. Additional shares of authorized Common Stock may be issued, as authorized by the Board from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements. The holders of Common Stock possess exclusive voting rights in us, except to the extent the Board specifies voting power with respect to any other class of securities issued in the future. Each holder of our Common Stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our Common Stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our Common Stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our Common Stock are, and the shares of Common Stock issued upon the conversion of any securities convertible into our Common Stock will be, fully paid and non-assessable. The shares of Common Stock offered by this registration statement or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this registration statement, when issued and paid for, will also be, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. No shares of preferred stock are issued and outstanding as of the date of this prospectus. The Board is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by the Board. The Board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our Common Stock without seeking stockholder approval. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the Common Stock and may adversely affect the voting power of holders of Common Stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

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The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. We will incorporate by reference into this registration statement the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the series of preferred stock we are offering, including, but not limited to:

●	the distinctive designation and the maximum number of shares in the series;
●	the number of shares we are offering and purchase price per share;
●	the liquidation preference, if any;
●	the terms on which dividends, if any, will be paid;
●	the voting rights, if any, on the shares of the series;
●	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
●	the terms on which the shares may be redeemed, if at all;
●	any listing of the preferred stock on any securities exchange or market;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock; and
●	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The issuance of preferred stock may delay, deter or prevent a change in control.

The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.

The DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Warrants

In September 2019, we issued warrants in conjunction with a bridge loan. The warrants are exercisable, for a period of ten years, expiring September 18, 2029, to purchase an aggregate of 94,400 shares of Common Stock at $2.50 per share. The relative fair value of the warrants was determined on the date of grant at $144,948 using the Black Scholes option-pricing model with the following parameters: (1) risk free interest rate of 1.80% based on the applicable US Treasury bill rate; (2) expected life in years of 10.0; (3) expected stock volatility of 82.9% based on the trading history of the Company; and (4) expected dividend yield of 0%. The relative fair value of the warrants was recorded as debt discount on the bridge loan notes and was amortized as additional interest expense over the term of the notes.

Anti-Takeover Provisions

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and amended and restated bylaws.

Certificate of Incorporation and Bylaws

Preferred Stock. Under our certificate of incorporation, the Board has the power to authorize the issuance of up to 10,000,000 shares of preferred stock, all of which are currently undesignated, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by our stockholders. The issuance of preferred stock may:

●	delay, defer or prevent a change in control;
●	discourage bids for our common stock at a premium over the market price of our Common Stock;
●	adversely affect the voting and other rights of the holders of our Common Stock; and
●	discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

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Advance Notice Requirement. Stockholder nominations of individuals for election to the Board and stockholder proposals of other matters to be brought before an annual meeting of our stockholders must comply with the advance notice procedures set forth in our amended and restated bylaws. Generally, to be timely, such notice must be received at our principal executive offices no later than the date specified in our proxy statement released to stockholders in connection with the preceding year’s annual meeting of stockholders, which date shall be not earlier than the 90th day, nor later than the close of business on the 70th day, prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders.

Special Meeting Requirements. Our amended and restated bylaws provide that special meetings of our stockholders may only be called at the request of the Board or holders of at least ten percent (10%) of the shares entitled to vote at a meeting. Only such business shall be considered at a special meeting as shall have been stated in the notice for such meeting.

No Cumulative Voting. Our certificate of incorporation does not include a provision for cumulative voting for directors.

Classified Board; Removal of Director. Our certificate of incorporation provides that the members of the Board are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the Board are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our certificate of incorporation provides that no director may be removed without the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the Board cannot be changed in one year without removing the directors by a vote of two-thirds of the stockholders; rather, at least two annual meetings must be held before a majority of the members of the Board could be changed.

Indemnification. Our certificate of incorporation and our bylaws, as amended, provide that we will indemnify our officers and directors against losses they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years following the date that stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include any of the following:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did beneficially own, 15% or more of the outstanding voting stock of the corporation.

The above provisions may deter a hostile takeover or delay a change in control of management or us.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Standard Registrar & Transfer Co., Inc., which is located at 440 East 400 South, Suite 200, Salt Lake City, Utah 84111 and its telephone number is 801-571-8844.

NYSE American Listing

Our Common Stock is listed on NYSE American under the symbol “HUSA”.

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SELLING STOCKHOLDER

This prospectus relates to the offer and sale by Tumim of up to 10,300,000 shares of our Common Stock that have been and may be issued by us to Tumim under the ELOC Purchase Agreement. For additional information regarding the shares of our Common Stock included in this prospectus, see the section titled “The Tumim Transaction” above. We are registering the shares of our Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with Tumim on July 10, 2025 in order to permit the selling stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the ELOC Purchase Agreement and the Registration Rights Agreement and as set forth elsewhere in this prospectus, Tumim has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means Tumim.

The table below presents information regarding the selling stockholder and the shares of our Common Stock that may be resold by the selling stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of July 29, 2025. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Common Stock being offered for resale by the selling stockholder under this prospectus. The selling stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the selling stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Common Stock with respect to which the selling stockholder has sole or shared voting and investment power. The percentage of shares of our Common Stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 33,842,417 shares of our Common Stock outstanding on July 29, 2025. Because the purchase price to be paid by the selling stockholder for shares of our Common Stock, if any, that we may elect to sell to the selling stockholder in one or more purchases from time to time under the ELOC Purchase Agreement will be determined at the end of the applicable purchase valuation period therefor, the actual number of shares of our Common Stock that we may sell to the selling stockholder under the ELOC Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the selling stockholder of all of the shares of our Common Stock being offered for resale pursuant to this prospectus.

In the event of stock splits, stock dividends or similar transactions involving the shares of common stock, the number of shares of Common Stock registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act. In the event that the adjustment provisions of the Purchase Agreement or the Note require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering(3)
	Number(1)	Percent(2)		Number	Percent
Tumim Capital LLC(4)	156,000	0.5%	10,300,000	10,300,000	—

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Tumim may be required to purchase under the ELOC Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the ELOC Purchase Agreement, the satisfaction of which are entirely outside of Tumim’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, purchases of our Common Stock under the ELOC Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the ELOC Purchase Agreement. Also, the ELOC Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to Tumim to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by Tumim, would cause Tumim’s beneficial ownership of our Common Stock to exceed the 9.99% Beneficial Ownership Limitation. The ELOC Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the ELOC Purchase Agreement in excess of the 19.99% exchange cap, unless we obtain stockholder approval to do so, or unless sales of our Common Stock are made by us to Tumim at a price equal to or greater than the applicable “minimum price” (as defined in the applicable listing rules of the NYSE American) of the common stock, calculated at the time purchases are effected by us under the ELOC Purchase Agreement, if any, as adjusted to take into account our payment of the commitment fee to Tumim and our reimbursement of a certain amount of Tumim’s legal fees and expenses, such that the exchange cap limitation would not apply under applicable rules of the NYSE American. Neither the Beneficial Ownership Limitation nor the exchange cap (to the extent applicable under the applicable rules of the NYSE American) may be amended or waived under the ELOC Purchase Agreement.

(2)	Applicable percentage ownership is based on 33,842,417 shares of our Common Stock outstanding as of July 29, 2025.

(3)	Assumes the sale of all shares of our Common Stock being offered for resale pursuant to this prospectus, and the issuance of an additional 144,000 shares of Common Stock as part of the commitment fee.

(4)	The business address of Tumim Stone Capital LLC is 2 Wooster Street, 2nd Floor, New York, NY 10013. Tumim Stone Capital LLC’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, which is the sole member of Tumim Stone Capital, LLC, and has sole voting control and investment discretion over securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP. 3i Management, LLC is also the manager of Tumim Stone Capital LLC. We have been advised that none of Mr. Tarlow, 3i Management, LLC, 3i, LP or Tumim Stone Capital LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP.

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INDUSTRY AND MARKET DATA

Our Common Stock is listed on NYSE American under the symbol “HUSA”. On July 29, 2025, the last reported sale price of our Common Stock as reported by NYSE American was $11.80 per share. As of such date, we had approximately 876 stockholders of record.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources and on our knowledge of the markets for our services. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information and cannot assure you of its accuracy or completeness. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

In addition, we own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their, ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

Holders of Record

As of July 29, 2025, there were 876 holders of record of our Common Stock. Such numbers do not include beneficial owners holding shares of our Common Stock in nominee or “street” name through various brokerage firms.

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PLAN OF DISTRIBUTION

The shares of our Common Stock offered by this prospectus are being offered by the selling stockholder, Tumim. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents;
●	“at the market” into an existing market for our Common Stock;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions; or
●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Tumim is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Tumim has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the ELOC Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Tumim has informed us that each such broker-dealer will receive commissions from Tumim that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the selling stockholder. As consideration for its irrevocable commitment to purchase our Common Stock under the ELOC Purchase Agreement, we will issue 300,000 shares of Common Stock to Tumim as a commitment fee. We also have agreed to reimburse Tumim for the fees and disbursements of its counsel, payable upon execution of the ELOC Purchase Agreement.

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We also have agreed to indemnify Tumim and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Tumim has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Tumim specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have entered into a Placement Agency Agreement (“Placement Agency Agreement”) with Univest, a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), pursuant to which Univest agreed to act as the placement agent in connection with the transactions contemplated by the ELOC Purchase Agreement. As compensation for services rendered, the Company shall pay to Univest the following fees:

(i) In consideration of its services as a registered broker-dealer acting as Placement Agent in connection with the Purchase Agreement with an investor, the Placement Agent shall be entitled to a cash fee of $40,000 under the Purchase Agreement (the “Signing Fee”). The Signing Fee shall be paid at the signing of the Purchase Agreement.

(ii) In consideration of its services as a registered broker-dealer acting as Placement Agent in connection with the Purchase Agreement with an investor, the Placement Agent shall be entitled to a cash fee equal to 1.5% of the gross funding amount for each drawdown under the Purchase Agreement (the “ELOC Fee”). The ELOC Fee shall be payable at each closing of a drawdown under the Purchase Agreement (each, an “ELOC Closing”), in accordance with the disbursement schedule provided by the investor at each ELOC Closing. Furthermore, the Company agrees to provide written notice to the Placement Agent within one (1) business day after delivering any drawdown notice to the investor, as required under the terms of the Purchase Agreement.

The Signing Fee and ELOC Fee are subjected to the rules of FINRA and FINRA’s determination not to raise any objection with respect to the fairness or reasonableness of the terms of compensation to be received by Univest. We have also agreed to provide indemnification and contribution to Univest with respect to its engagement by the Company pursuant to the Placement Agency Agreement.

We estimate that the total expenses for the offering will be approximately $247,754.

Tumim has represented to us that at no time prior to the date of the ELOC Purchase Agreement has Tumim or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Tumim has agreed that during the term of the ELOC Purchase Agreement, neither Tumim, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the selling stockholder.

Our common stock is currently listed on the NYSE American under the symbol “HUSA.”

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements of Houston American Energy Corp. as of December 31, 2024 and December 31, 2023, and for each of the years then ended, incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Abundia Global Impact Group, Inc. as of December 31, 2024 and December 31, 2023, and for each of the years then ended, have been included in this prospectus in reliance upon the report of Baker Tilly US, LLP, independent registered public accounting firm, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in auditing and accounting.

Certain estimates of our proved oil and gas reserves at December 31, 2024 and incorporated by reference herein were based upon engineering reports prepared by Russell K. Hall & Associates, Inc., independent petroleum consultants. These estimates are incorporated by reference herein in reliance on the authority of such firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at https://houstonamerican.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase the Securities in this offering. All website addresses in this prospectus are intended to be inactive textual references only.

63

INCORPORATION BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 24, 2024, as amended on April 30, 2025;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025;
●	our Definitive Proxy Statement on Schedule 14A for our special meeting of stockholders held on April 24, 2025, filed with the SEC on April 11, 2025; and
●	our Current Reports on Forms 8-K filed with the SEC on March 3, 2025, April 28, 2025, May 28, 2025, June 13, 2025, June 18, 2025, June 20, 2025, June 25, 2025, June 30, 2025, July 1, 2025, July 16, 2025, August 1, 2025 and August 4, 2025.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, but not delivered with such prospectus. Requests should be directed to:

Houston American Energy Corp.

801 Travis St., Suite 1425

Houston, Texas 77002

(713) 222-6966

Attn: Secretary

Copies of these filings are also available on our website at https://houstonamerican.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

64

65

ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2025

(UNAUDITED)

MARCH 31
2025 (unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$359,572
Government grant receivable	691,207
Prepaid expenses and other receivables	167,219

Total Current Assets	1,217,998

Property & Equipment, net	16

Other Assets
Capitalized patent, net	1,359,577
Deposits on license agreements	2,115,000

Total Other Assets	3,474,577

Total Assets	$4,692,591

LIABILITIES AND MEMBERS’ DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$590,854
Note payable - related party	685,000
Convertible promissory note	5,958,904
Warrant liabilities	51,418
Other payables	8,044

Total Current Liabilities	7,294,220

Total Liabilities	7,294,220

Commitments and Contingencies (Note 12)

Members’ Deficit Attributable to Abundia Global Impact Group Members	(2,577,225)

Noncontrolling Interest in Consolidated Subsidiary	(24,404)

Total Members’ Deficit	(2,601,629)

Total Liabilities and Members’ Deficit	$4,692,591

The accompanying notes are an integral part of these consolidated unaudited financial statements

F-1

ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	FOR THE
	THREE MONTHS ENDED
	MARCH 31,
	2025	2024
OPERATING EXPENSES
General and administrative	$387,967	$508,880
Research and development	607,368	1,244,586
Professional fees	608,850	259,006
Foreign currency gain	(6,449)	(2,453)

Total Operating Expenses	1,597,736	2,010,019

OTHER INCOME AND (EXPENSE)
Grant income	691,207	847,458
Interest income	—	50,000
Change in fair value of warrant liability	(5,453)	(844,037)
Interest expense	(98,630)	(99,726)

Total Other Income and (Expense), Net	587,124	(46,305)

NET LOSS	(1,010,612)	(2,056,324)

Net (loss) income attributable to noncontrolling interest	(549)	137,291

NET LOSS ATTRIBUTABLE TO ABUNDIA GLOBAL IMPACT GROUP LLC	(1,011,161)	(1,919,033)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(12,154)	260,601

COMPREHENSIVE LOSS	$(1,023,315)	$(1,658,432)

The accompanying notes are an integral part of these consolidated unaudited financial statements.

F-2

ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(UNAUDITED)

	Members’ Contributions	Accumulated Deficit	Non-controlling Interest	Total Members’ Deficit

Balance at January 1, 2024	$12,222,755	$(13,047,039)	$(11,354)	$(835,638)

Capital Contributions	2,100,000	—	—	2,100,000

Net Loss	—	(1,919,033)	(137,291)	(2,056,324)

Other Comprehensive Income	—	260,601	—	260,601

Balance at March 31, 2024	$14,322,755	$(14,705,471)	$(148,645)	$(531,361)

Balance at January 1, 2025	$14,617,855	$(16,671,765)	$(24,953)	$(2,078,863)

Capital Contributions	500,000	—	—	500,000

Net (Loss) Income	—	(1,011,161)	549	(1,010,612)

Other Comprehensive Loss	—	(12,154)	—	(12,154)

Balance at March 31, 2025	$15,117,855	$(17,695,080)	$(24,404)	$(2,601,629)

The accompanying notes are an integral part of these consolidated unaudited financial statements.

F-3

ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	FOR THE
	THREE MONTHS ENDED
	MARCH 31,
	2025	2024
Cash Flows From Operating Activities:

Net loss	$(1,010,612)	$(2,056,324)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,218	2,558
Change in value of warrant liabilities	5,453	844,037
Accrued interest income	—	(50,000)
Accrued interest expense	98,630	99,726

Changes in operating assets and liabilities:
Government grant receivable	(485,783)	(847,458)
Prepaid expenses and other receivables	(44,936)	(3,980)
Accounts payable and accrued expenses	311,317	(149,596)
Other payables	269	(13,523)

Net Cash Flows Used In Operating Activities	(1,121,444)	(2,174,560)

Cash Flows From Investing Activities:
Payments related to patent application costs	(217,639)	(217,443)

Net Cash Flows Used In Investing Activities	(217,639)	(217,443)

Net Cash Flows From Financing Activities
Capital contributions	500,000	2,100,000
Proceeds from note payable - related party	895,000	—
Repayments of note payable - related party	(200,000)	—

Net Cash Flows Provided By Financing Activities	1,185,000	2,100,000

Effect of exchange rate changes	(12,154)	260,601

Net Change in Cash and Cash Equivalents:	(166,237)	(31,402)

Beginning Cash and Cash Equivalents:	$525,809	$390,324

Ending Cash and Cash Equivalents:	$359,572	$358,922

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

ABUNDIA GLOBAL IMPACT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Abundia Global Impact Group LLC’s (“AGIG’s” or “the Company’s”) business plan is to raise the necessary debt or equity funding to build and operate biomass and plastic recycling plants on a global basis using a combination of proprietary, licensed and commercialized technologies to provide a complete process which turns waste plastics and biomass into drop-in alternatives to fossil derived energy, fuels and chemicals.

On February 20, 2025, Houston American Energy Corp., a Delaware corporation (“HUSA”) entered into a share exchange agreement, as amended by that certain amendment to the share exchange agreement, dated as of June 27, 2025 (the “Share Exchange Agreement”), with Abundia Financial LLC, a Delaware limited liability company (“Abundia Financial”), and Bower Family Holdings, LLC, a North Carolina limited liability company (“BFH”, and together with Abundia Financial, the “AGIG Unitholders”). The AGIG Unitholders are the record and beneficial owners of all the issued and outstanding units of AGIG.

On July 1, 2025, as contemplated by the Share Exchange Agreement, the Company acquired all of the outstanding units of AGIG from the AGIG Unitholders in exchange for issuing to the AGIG Unitholders an aggregate of 31,778,032 shares of Common Stock, which is equal to 94% of the sum of (a) the aggregate issued and outstanding Common Stock at the time of the Closing (including the shares issued at Closing), plus (b) all Common Stock approved for issuance by the Company under a future equity incentive plan at the time of the Closing contingent upon the approval by the stockholders of the Company of such future equity incentive plan.

NOTE 2. GOING CONCERN

The Company’s financial statements are prepared following accounting principles generally accepted in the United States of America (“GAAP”), which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Since inception, the Company has had no revenue generating activities and its only source of income in the three months ended March 31, 2025 was grant income of $691,207. For the three months ended March 31, 2025, the Company reported a net loss of $1,011,161, negative working capital of $6,076,223 and an accumulated deficit of $17,695,080.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments resulting from the outcome of this uncertainty. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and implement its proposed business plan of building and operating biomass and plastic recycling plants on a profitable basis. The Company intends to rely upon continued financial support from its principal majority shareholder to fund its working capital needs. No assurances can be given that the majority will continue to fund the Company’s working capital needs, the Company will be able to raise the equity and debt required to implement its business plan or that the Company will be successful in building and operating biomass and plastic recycling plants on a profitable basis. As a result, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the consolidated financial statements. These policies conform to GAAP and have been consistently applied.

F-5

Consolidated Financial Statements

These consolidated statements include the financial statements of the Company and the following subsidiary companies from the date of their formation or incorporation:

Company Name	Country of Formation / Incorporation	Date of Incorporation	Percentage Ownership
Abundia Biomass LLC	USA	March 26, 2019	100%
Abundia Biomass-to-Liquids Ltd	UK	July 10, 2020	77.5%
Abundia Plastics to Liquids LLC	US	September 10, 2021	100%
Abundia Plastics Europe Ltd	UK	January 14, 2020	100%
Abundia Global Impact Group (Ireland) Limited	Ireland	February 4, 2022	100%
Abundia Global Impact Group (UK) Limited	UK	May 5, 2023	100%

All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. Significant estimates include the allowance for estimated credit losses on convertible promissory note receivable and other financial assets, impairment evaluations of long-lived assets, fair value measurements of warrant liabilities and other financial instruments, and assessments of contingent liabilities.

Foreign Currency Translation

The Company has functional currencies in Euros, US Dollars and British Pounds Sterling and its reporting currency is the US Dollar. Management has adopted Accounting Standards Codification (“ASC”) 830-20, “Foreign Currency Matters – Foreign Currency Transactions”. All assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. For revenues and expenses, the weighted average exchange rate for the period is used. Gains and losses arising on translation of foreign currency denominated transactions are included in other comprehensive loss.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Note 7 Loan- Related Party and 13 Members’ Deficit below for details of related party transactions during the three months ended March 31, 2025, and 2024, respectively.

Cash and Cash Equivalents:

Cash represents cash deposits held at financial institutions. Cash equivalents include short-term highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less. Cash equivalents are held for meeting short-term liquidity requirements, rather than for investment purposes. Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent they exceed government deposit insurance limits in the country in which they are located. The Company has not experienced any losses to date on depository accounts.

F-6

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of amounts paid in advance for goods or services to be received in future periods, a refundable deposit related to a feasibility study for a potential real estate acquisition and a receivable from the Irish government for recoverable value-added tax (VAT) incurred on expenses.

Convertible Promissory Note Receivable and Current Expected Credit Losses

As the Company has the intent and ability to hold the convertible note receivable for the foreseeable future, or until maturity or prepayment, the convertible note receivable is reported at its recorded investment, less deferred fundings and any allowance for expected credit losses.

The recorded investment of the convertible note receivable includes unpaid principal, accrued interest and fees, net of deferred loan fees or costs and unamortized premium or discount (if any). The recorded investment is reduced by any full or partial charge-offs and by any receipts of interest applied under the cost recovery method of accounting.

The Company evaluates its convertible note receivable for expected credit losses in accordance with ASC 326, “Financial Instruments – Credit Losses,” and records an allowance for losses based on the current expected credit loss model. The allowance is determined based on an assessment of specific identifiable amounts considered at risk or uncollectible, incorporating estimated forward-looking losses due to potential borrower default and an evaluation of the recoverability of the note.

During the year ended December 31, 2024, the Company recorded a full allowance of $2,942,029 for expected credit losses on its convertible note receivable, as management determined that the future economic benefit from the convertible note receivable was highly uncertain, with no expected future cash flows and no marketability for sale or transfer.

See Note 4 Convertible Promissory Note Receivable below for further details.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount the Company would receive to sell an asset or pay to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In the absence of such data, fair value is estimated using internal information consistent with what market participants would use in a hypothetical transaction.

According to ASC 820, “Fair Value Measurement,” the fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The Company uses appropriate valuation techniques based on available inputs to measure the fair value of its assets and liabilities. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

The Company holds certain assets and liabilities that are required to be measured at fair value on a recurring and non-recurring basis. See Note 10 Fair Value Measures below for further details.

F-7

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Additions and major replacements or betterments are added to the assets at cost. Maintenance and repair costs and minor replacements are charged to expense when incurred.

Capitalized Patent Costs:

Patent costs, including legal fees associated with the creation of intellectual property and patent registration costs are capitalized as incurred. These costs are amortized over the estimated useful life of the patent commencing from the date the patent has been granted.

Deposits on License Agreements:

Deposits paid in connection with license agreements that are to be applied against future license fees are capitalized as other assets pending the commencement of fee generating operations under the license agreements. When fee generating operations under the license agreements commence, the deposits will be applied against the balance of fees due and payable. In the event fee generating operations under the license agreements fail to occur, the deposits will be expensed as abortive transaction costs.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment in accordance with ASC 360, “Property, Plant, and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. These events or changes in circumstances include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the overall business, significant negative industry or economic trends. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset group to the estimated undiscounted cash flows over the estimated remaining useful life of the primary asset included in the asset group. If the asset group is not recoverable, the impairment loss is calculated as the excess of the carrying value over the fair value.

During the three months ended March 31, 2025, and 2024, the Company reviewed its long-lived assets for impairment and determined that no events or changes in circumstances had occurred that indicated that the carrying amount of an asset or asset group may not be recoverable and accordingly no impairment was required.

Derivative Instruments

The Company evaluates its convertible promissory note, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Topic 480 of the FASB ASC and Topic 815 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative, if required to be bifurcated, is marked-to-market at each balance sheet date and recorded as a liability. The change in fair value is recorded in the consolidated statements of operations as a component of other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

F-8

Warrants

Warrants are accounted in accordance with the guidance contained in ASC 815-40-15-7D. The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

The relative fair value of the warrants issued in conjunction with the convertible note have been treated as a debt discount with an offsetting credit to warrant liabilities. The debt discount related to the warrant issuances is being accreted to interest expense over the term of the note.

Income Taxes

The Company is taxed in the US as a partnership for federal and state tax purposes with all tax benefits or liabilities of its operations passing through to its members. Accordingly, the Company itself does not recognize any tax benefits or liabilities in its financial statements in respect of its operations.

In accordance with the Company’s operating agreement, to the extent possible, without impairing the Company’s ability to continue to conduct its business and activities, if the Company generates taxable income for its members, the Company is required to distribute an amount equal to the estimated tax liability of its members. As the Company has incurred taxable losses since inception, no distributions have been made to members as yet under this provision.

The Company’s subsidiaries are subject to tax and retain all tax benefits or liabilities arising from their operations in the country in which they operate. Accordingly, the Company recognizes any tax benefits or liabilities arising in its subsidiary companies in its consolidated financial statements in respect of their operations.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating losses and tax credit carryforwards, as well as the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance will be provided against deferred tax assets if the Company determines it is more likely than not such assets will not ultimately be realized.

Research and Development

In accordance with ASC 730, Research and Development, the Company follows the policy of expensing its third-party research and development consulting costs in the period in which they are incurred. The Company incurred research and development expenses of $607,368 and $1,244,586 during the three months ended March 31, 2025 and 2024, respectively.

F-9

Deferred Financing Costs

The Company capitalizes costs incurred in connection with the establishment of the convertible promissory note and the costs that are related to a recognized liability in the balance sheet are presented as a direct deduction to that liability. These deferred costs are amortized as an adjustment to interest expense over the life of the borrowing or life of the credit facility using the straight-line method of amortization, which approximates the effective interest method. Deferred financing costs could be accelerated, written-off or replaced to the extent the Company’s financing obligations are extinguished, modified or changed in future periods.

Grant Income and Government Grant Receivable

In the absence of comprehensive recognition and measurement guidance within the scope of authoritative US generally accepted accounting principles (GAAP) for the government grant that the Company has been awarded, in accordance with guidance in ASC 832 “Government Assistance”, the Company has accounted for the grant it has received from the government by analogy using the terms of IAS 20, Accounting for Government Grants and Disclosures of Government Accounting Assistance. The Company receives funding under a government grant which reimburses the Company for certain qualifying research and development and related expenditures. Grant funding for research and development received under grant agreements where there is no obligation to repay grant funds is recognized as grant income in the period during which the related qualifying expenses are incurred, provided that the grants are fully approved by the granting agencies and the conditions under which the grants were provided have been met. Grant income recognized upon incurring qualifying expenses in advance of receipt of grant funding is recorded in the consolidated balance sheet as government grants receivable.

Recent Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-04 – Debt – Debt with Conversion and Other Options: Induced Conversions of Convertible Debt Instruments, which improves the relevance and consistency in application of the induced conversion guidance in Subtopic 470-20, Debt-Debt with Conversion and Other Options. Specifically, the guidance is intended to clarify how to determine whether a settlement of convertible debt (particularly cash convertible instruments) at terms that differ from the original conversion terms should be accounted for under the induced conversion or extinguishment guidance. The amendments in this update are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06. The Company is currently evaluating the impact this guidance will have on the Company’s financial statements and related disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 22-40): Disaggregation of Income Statement Expenses. The ASU requires entities to provide enhanced disclosures related to certain costs and expenses in the notes to the financial statements. The guidance is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact this guidance will have on the Company’s financial statements and related disclosures.

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2023-09, Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 includes requirements that an entity disclose specific categories in the rate reconciliation and provide additional information for reconciling items that are greater than five percent of the amount computed by multiplying pretax income (or loss) by the applicable statutory income tax rate. The standard also requires that entities disclose income (or loss) from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) each disaggregated between domestic and foreign. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. The adoption of ASU 2023-09 has not had a material impact on the Company’s results of operation, financial position, cash flows or financial footnote disclosures.

F-10

In November 2023, the FASB issued Accounting Standards Update 2023-07, Improvements to Reportable Segment Disclosures (ASU 2023-07). ASU 2023-07 includes requirements that an entity disclose the title of the chief operating decision maker (CODM) and on an interim and annual basis, significant segment expenses and the composition of other segment items for each segment’s reported profit. The standard also permits disclosure of additional measures of segment profit. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of ASU 2023-07 has not had a material impact on the Company’s results of operation, financial position, cash flows or financial footnote disclosures.

During March 2020, the FASB issued ASU No. 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU No. 2020-04 provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. Entities could elect the optional expedients and exceptions included in ASU No. 2020-04 as of March 12, 2020 and through December 31, 2022. During December 2022, the FASB issued ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848. These amendments defer the sunset date of Topic 848 from December 31, 2022 to December 31, 2024. The adoption of ASU 2020-04 has not had a material impact on the Company’s results of operation, financial position, cash flows or financial footnote disclosures.

NOTE 4. CONVERTIBLE PROMISSORY NOTE RECEIVABLE

Effective November 23, 2022, AGIG entered into an agreement to provide $4,000,000 to an unrelated third party (the “Borrower”) by way of convertible promissory note: $2,000,000 million on signature of the agreement and the remaining balance of $2,000,000 on or before January 31, 2023. Accordingly, AGIG made an initial advance of $2,000,000 to Borrower by way of a secured convertible promissory note. The convertible promissory note had a two-year term beginning on November 23, 2022, bore interest at 8% per annum, was secured on the assets of the Borrower and was convertible, at AGIG’s option, into a membership interest in the Borrower.

Effective November 23, 2024, repayment was due to the Company of $2,500,000 in principal, together with accrued interest of $396,791. No repayment was received from the Borrower and the term of the convertible promissory note was extended to December 31, 2025 and the interest rate was increased from 8% to 15%.

As of December 31, 2024, the balance due in respect of the convertible promissory note and accrued interest was $2,942,029.

During the year ended December 31, 2024, the Company recorded a full allowance of $2,942,029 for expected credit losses on its convertible promissory note receivable. Given the Borrower’s failure to repay the principal balance and accrued interest on the scheduled repayment date and availability of further information on the Borrower’s financial position, management determined that any future economic benefit was highly uncertain, with no expected future cash flows and no marketability for sale or transfer.

As the Company has determined the principal balance of the convertible promissory note receivable is impaired and the accrued interest is uncollectible, no further interest is being accrued on the convertible promissory note receivable. In the event the Company receives repayment from the Borrower, such cash receipts will be applied first to repayment of principal and then to accrued interest at the time of the impairment. Any cash payment received in excess of the balance impaired will be recognized as interest income when received.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Useful Life	March 31, 2025	December 31, 2024
Cost
Computer equipment	3 years	$3,602	$3,602
Accumulated depreciation		(3,586)	(3,290)
Total property and equipment, net		$16	$312

For the three months ended March 31, 2025 and 2024, depreciation expense was $296 and $299, respectively.

F-11

NOTE 6. OTHER ASSETS

Capitalized Patent

AGIG, through its 77.5% owned subsidiary, Abundia Biomass-to-Liquids Limited, has applied for a number of patents relating to its proposed business plan. During the year ended December 31, 2024, a number of pending patents related to recycling plastics were transferred from Abundia Biomass-to-Liquids Limited to a 100% AGIG owned subsidiary, Abundia Plastics Europe Limited. During the year ended December 31, 2024, five patent applications were granted.

	Estimated Useful Life	Cost	Accumulated Amortization	Net Book Value
March 31, 2025

Pending patent applications	N/A	$1,020,952	$—	$1,020,952
Granted patents	20 years	360,951	(22,326)	338,625
Total patent costs		$1,381,903	$(22.336)	$1,359,577

December 31, 2024

Pending patent applications	N/A	$826,203	$—	$826,203
Granted patents	20 years	338,061	(18,404)	319,657
Total patent costs		$1,164,264	$(18,404)	$1,145,860

During the three months ended March 31, 2025 and 2024, the Company recognized amortization expense in respect of granted patents of $3,922 and $2,259, respectively.

Deposits on License Agreements

	March 31	December 31
	2025	2024
Opening balance	$2,115,000	$3,115,000
Impairment	—	(1,000,000)
Closing balance	$2,115,000	$2,115,000

Effective September 24, 2021, AGIG Plastics to Liquids LLC, a wholly owned subsidiary of AGIG, entered into a technology license and service agreement with, an unrelated third party that has developed the technology to transform plastic waste into petrochemical products, which can be further refined into fuels, waxes, and new plastic production. The purpose of the license agreement was to permit AGIG to utilize this technology in its plastics recycling plants. An initial non-refundable deposit of $500,000 was paid in respect of this agreement during the year ended December 31, 2022, which has been capitalized and is creditable against future license fees. A further non-refundable deposit of $500,000 was paid in respect of this agreement during the year ended December 31, 2023, which has also been capitalized and is creditable against future license fees. As of March 31, 2025 and December 31, 2024, the total non-refundable deposit that had been paid in respect of this agreement was $1,000,000. Further ongoing license fees become due and payable indefinitely as plants are built and commissioned.

F-12

Effective May 11, 2022, AGIG entered into a Services Agreement with a third-party manufacturer. The purpose of the Service Agreement is for the third party to manufacture and sell to AGIG the units required for the pyrolysis process used in our biomass to energy, fuels and chemicals process. At times through the terms of the agreement, the Company may be requested to provide payments at the request of the third party to fund costs associated with the agreement utilizing a cost-plus fixed fee method. These payments are applied to the initial deposit of the Services Agreement. During the year ended December 31, 2023, $240,000 was paid in additional deposits in respect of this agreement. As of March 31, 2025, and December 31, 2024, the total non-refundable deposits that had been paid in respect of this agreement was $1,115,000. The Services Agreement has an indefinite term. In connection with the Services Agreement, the Company entered into a separate License Agreement with the third-party manufacturer. The License Agreement provides the Company with a defined number of units of the Licensor’s intellectual property and the proprietary rights know-how to the successful assembly, installation and operation of the units. The effective date of the agreement is the earlier of (i) an event of default, (ii) an intellectual property transfer amongst the parties, and (iii) a force majeure termination. In an event of default, the Company acquires the proprietary, patent-protected, clean energy system if the third-party manufacturer defaults on the Services Agreement for cash considerations.

Effective November 23, 2022, AGIG entered into a Development, Collaboration & License Agreement (“DCLA”) agreement with a third-party technology company. Under the term the DCLA, which has an initial term of 3 years, both parties entered into a Joint Development Project with both parties being entitled to license each other’s existing intellectual property. During the year ended December 31, 2022, AGIG paid a $1 million collaboration fee to support the development of the project, which is creditable against future license payments under the terms of DCLA. No further payments were made during the three months ended March 31, 2025 and the year ended December 31, 2024 and in respect of this agreement.

Effective December 31, 2024, upon assessment of all three license deposits, it was determined with respect to one of the licenses described above, that due to obtaining further information about the effectiveness of the technology of the License in question, the Company now does not intend to use the technology going forward. Accordingly, management determined that this license deposit no longer had any future economic benefit as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer. The Company therefore wrote off $1,000,000 during the year ended December 31, 2024 representing the full carrying value of this License

It was determined that no impairment was required in respect of the remaining two license deposits at March 31, 2025.

NOTE 7. NOTE PAYABLE – RELATED PARTY

	March 31,	December 31,
	2025	2024

Note Payable – related party	$685,000	$-

Effective February 28, 2025, the beneficial majority member of the Company advanced $885,000 to the Company by way of a note payable.

The note payable is interest-free, due and payable in full on or before the 120th day following the date of funding (the “Maturity Date”) and is collateralized by a grant receivable from the UK government’s Advance Fuel Fund. The Company is required to repay the note payable in tranches before the Maturity Date from grant reimbursement funds received by the Company under its grant receivable. In May 2025, the Company repaid $250,000 of the outstanding balance, and subsequently agreed to defer repayment of remaining balance until after closing of Share Exchange.

F-13

NOTE 8. CONVERTIBLE NOTE PAYABLE

	March 31,	December 31,
	2025	2024
Convertible note payable	$5,00,000	$5,000,000
Accrued interest	958,904	860,274
Convertible note payable, net debt issuance costs	$5,958,904	$5,860,274

Effective November 7, 2022, AGIG entered into a $5,000,000 convertible note payable (the “Note”) with an interest rate of 8%. Repayment or conversion of this note into equity securities of AGIG occurs as follows (a) repayment at the Maturity date of November 7, 2023, or (b) at the lender’s sole option, conversion of the outstanding principal and interest into equity securities of AGIG upon the closing of a private offering of AGIG equity securities (the “Next Round Funding”). If the lender exercises its’ option to convert the Note into equity securities, the Note is convertible into a variable number of equity securities at the same price paid by investors in the Next Round Funding to satisfy the outstanding Note balance. The Company had the option to extend the maturity date of the Note by 12 months with the mutual consent of the lender.

At maturity, the term of the Note was extended for 3 months to February 7, 2024. Subsequent to December 31, 2023, the term of the Note was further extended to May 7, 2024, and subsequently to May 1, 2025.

As further discussed in Note 14 Subsequent Events below, effective May 1, 2025, the Company’s convertible note payable became due and payable. The Company is in discussion with the lender to further extend the term of the note.

As part of the funding agreement, AGIG undertook that, in the event that AGIG closed a future private offering of equity securities or securities convertible into equity securities, AGIG would issue a warrant with a term of 5 years to the Lender to purchase $5,000,000 worth of the securities issued in the Next Round Financing with an exercise price equivalent to 80% of the price paid by investors in the Next Round Financing.

As discussed further in Note 9 Warrant Liabilities below, the issued warrants were determined to have a fair value of $1,866,243 at issuance. The $1,866,243 estimated value of the potential issuance of a future warrant, has been accounted for a debt issuance cost and amortized over the initial one-year term of the Note using the effective interest method.

During the three months ended, March 31, 2025 and 2024, the Company incurred interest expense of $98,630 and $99,726 respectively, in respect of this Note.

NOTE 9: WARRANT LIABILITIES

As discussed in Note 8 Convertible Note Payable above, effective November 7, 2022, AGIG entered into a $5,000,000 convertible promissory note. As part of the funding agreement AGIG undertook that, in the event that AGIG closed a private offering of equity securities or securities convertible into equity securities, AGIG would issue a warrant with a term of 5 years to the Lender to purchase $5,000,000 worth of the securities issued in the Next Round Financing with an exercise price equivalent to 80% of the price paid by investors in the Next Round Financing.

The Company evaluated the warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance from ASC 480 and ASC 815-40. The Company determined the warrants failed the indexation guidance under ASC 815-40, as they contain provisions that provide note holders with rights to a variable number of shares based on future financing terms. Specifically, should the Company undertake a private equity offering before the maturity date, the note holder will receive equity warrants to purchase securities issued in the Next Round Financing at an aggregate value of $5,000,000, with an exercise price equal to 80% of the price paid by investors in the offering. This embedded feature represents a deemed redemption feature due to the substantial premium received by the note holder. As a result, the Company concluded that the redemption feature require bifurcation from the convertible note and subsequent accounting as a freestanding warrant liability in accordance with ASC 815-40. The warrants had a fair value of $1,866,243 on issuance and were classified as liabilities with a corresponding decrease to the Note outstanding balance of $5,000,000 as a discount resulting in Debt Net of Discount Balance of $3,133,757. This discount was recognized over the initial one-year term of the Note as interest expense to par using the effective interest method as noted above. The effective interest rate was 42.10%. As of March 31, 2025 and December 31, 2024, the debt discount arising on the issuance of the warrants had been fully amortized.

Accordingly, pursuant to ASC 815-40, the Company recorded the fair value of the warrants as a liability upon issuance and marked to market each reporting period in the Company’s consolidated statement of operations until their exercise or expiration.

F-14

The estimated fair value of the warrants was calculated using the Black Scholes model with the assumptions set out below, weighted for management’s estimate of the probability of a Next Round Financing being completed and discounted back to the valuation date using estimated venture capital rates of return.

	March 31	December 31
Input	2025	2024
Expected term	5 years	5 years
Principal	$5,000,000	$5,000,000
Exercise price	$4,000,000	$4,000,000
Volatility	73.3%	74.5%
Dividend yield	0%	0%
Risk free rate of return	3.89%	4.3%
Estimated probability of occurrence of a Next Round Financing	2%	2%
Estimated venture capital rates of return	73%	70.8%

AGIG Plastics to Liquids LLC

Effective September 24, 2021, AGIG Plastics to Liquids LLC, a wholly owned subsidiary of AGIG, entered into a technology license and services agreement with a third-party technology provider. As part of the agreement, AGIG Plastics to Liquids LLC issued a warrant to the licensor to acquire the number of membership units in AGIG Plastics to Liquids LLC equivalent to 1.5% of its fully diluted capitalization. The warrant has an exercise price of $0.01 per membership unit, a term of 10 years and is exercisable in the event of a change of control or public listing of AGIG Plastics to Liquids LLC or its parent.

The Company evaluated the warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance from ASC 480 and ASC 815-40. The Company determined the warrants failed the indexation guidance under ASC 815-40, as they contain provisions that provide note holders with rights to a variable number of shares. Accordingly, pursuant to ASC 815-40, the Company recorded the fair value of the warrants as a liability upon issuance and marked to market each reporting period in the Company’s consolidated statements of operations until their exercise or expiration. However, no fair value has been assigned to these warrants as AGIG Plastics to Liquids LLC has no equity, no planned operations, and consequently only nominal projected value.

The remaining outstanding term of the warrants was 6.4 years and 6.7 years at March 31, 2025 and December 31, 2024, respectively.

NOTE 10: FAIR VALUE MEASUREMENTS

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, government grant receivables, prepaid expenses and other current assets, accounts payable and accrued expenses approximate fair value given the short-term nature of these instruments.

The carrying amounts of convertible promissory note approximates fair value given these instruments bear prevailing market interest rates.

Recurring Fair Value Measurements

The fair value of financial instruments measured on a recurring basis as of March 31, 2025 and December 31, 2024 consisted of the following:

Description	Level 1	Level 2	Level 3	Total March 31, 2025
Warrant liabilities	$—	$—	$51,418	$51,418

Description	Level 1	Level 2	Level 3	Total December 31, 2024
Warrant liabilities	$—	$—	$45,965	$45,965

F-15

The changes in the fair value of the warrant liabilities during the three months ending March 31, 2025 and 2024 are summarized as follows:

Fair value at January 1, 2025	$45,965
Change in fair value of warrant liabilities	5,453
Fair value at March 31, 2025	$51,418

Fair value at January 1, 2024	$2,130,115
Change in fair value of warrant liabilities	844,037
Fair value at March 31, 2024	$2,974,152

Non-recurring Fair Value Measurements

Certain assets, including long-lived assets and certain financial instruments, are measured at fair value on a non-recurring basis if it is determined that impairment indicators are present using Level 3 inputs.

NOTE 11: GRANT INCOME AND GOVERNMENT GRANT RECEIVABLE

Grant income relates to a grant awarded by the UK government to the Company’s UK subsidiary company, Abundia Biomass-to-Liquids Ltd, under its Advance Fuel Fund competition for the development of sustainable aviation fuel production plants in the UK.

The grant reimburses the Company for pre-approved eligible project research and development costs, related professional fees and general and administrative costs. These costs are included in the Company’s operating expenses in the Company’s consolidated statements of operations. The eligible expenses for reimbursement also include a 20% mark up on certain related administrative and staff costs.

During the three months ended March 31, 2025 and 2024, the Company incurred $691,207 and $847,458, respectively in expenditure eligible for reimbursement which has been recognized as grant income in other income in the consolidated statements of operations.

NOTE 12: COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various legal disputes in the normal course of business. While management cannot predict the outcome of these proceedings with certainty, management does not believe that an adverse result in any pending legal or regulatory proceeding, individually or in the aggregate, would be material to the Company’s financial position, results of operations or cash flows. Management is not aware of any adversarial legal proceedings against the Company at March 31, 2025.

NOTE 13. MEMBERS’ DEFICIT

Member’s Interests

The Company has been constituted as a limited liability corporation and as such has no designated share capital of any description. Each Member owns a “Membership Interest” in the Company.

During the three months ended March 31, 2025 and 2024, AGIG received members’ contributions totaling $500,000 and $2,100,000, respectively.

NOTE 14. SUBSEQUENT EVENTS

The Company evaluated subsequent events after March 31, 2025, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined that no material subsequent events have occurred for which disclosure is required other than as described below:

Effective May 1, 2025, the Company’s convertible note payable became due and payable. On June 4, 2025, the parties agreed to extend the maturity date of the Note until October 1, 2025.

F-16

AGIG CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Abundia Global Impact Group LLC

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Abundia Global Impact Group LLC (the Company) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, changes in members’ equity and cash flows for each of the two years ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

Emphasis of Matter - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is pre-revenue and has suffered recurring losses from operations, has a net capital deficiency and has a significant financing facility maturing within the next twelve months. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-17

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation for Warrant

As described in Notes 8 to the consolidated financial statements, the Company has issued a warrant in connection with their convertible debt agreement. The accounting for these financial instruments was identified as a critical audit matter due to the valuation of the warrant involving significant judgment, as it requires the use of the Black-Scholes model, weighted by management’s estimate of the probability of occurrence. The Black-Scholes model relies on several assumptions, including stock price volatility, risk-free interest rates, discount rates, and the expected life of the warrant.

How the Matter Was Addressed in the Audit

Our audit procedures related to the accounting and valuation of the convertible debt instruments and warrants included the following, among others:

● We obtained an understanding of the relevant controls over the Company’s process the valuation of the convertible note instrument and warrant.

● We involved our valuation specialists to assist in assessing the reasonableness of the assumptions and methodologies used by the Company in valuing the conversion features and warrant, including the use of the Black-Scholes model.

● We tested the completeness and accuracy of the underlying data used in the valuation models.

● We assessed the adequacy of the Company’s disclosures related to the convertible debt instruments and warrant.

● We assessed the adequacy of the Company’s disclosures related to the convertible debt instruments and warrants.

We have served as the Company’s auditor since 2020.

/s/ Baker Tilly US, LLP

Houston, Texas

February 24, 2025

F-18

ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2024	2023
ASSETS

Current Assets
Cash and cash equivalents	$525,809	$390,324
Convertible promissory note receivable, net	—	2,699,570
Government grant receivable	205,424	—
Prepaid expenses and other current assets	122,283	13,367

Total Current Assets	853,516	3,103,261

Property and equipment, net	312	1,516

Other Assets
Capitalized patents, net	1,145,860	841,626
Deposits on license agreements	2,115,000	3,115,000

Total Other Assets	3,260,860	3,956,626

Total Assets	$4,114,688	$7,061,403

LIABILITIES AND MEMBERS’ DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$279,537	$294,225
Convertible promissory note	5,860,274	5,459,178
Warrant liabilities	45,965	2,130,115
Other payables	7,775	13,523

Total Current Liabilities	6,193,551	7,897,041

Total Liabilities	6,193,551	7,897,041

Commitments and Contingencies (Note 11)

Members’ Deficit	(2,053,910)	(824,284)

Noncontrolling Interest	(24,953)	(11,354)

Total Members’ Deficit	(2,078,863)	(835,638)

Total Liabilities and Members’ Deficit	$4,114,688	$7,061,403

The accompanying notes are an integral part of these audited consolidated financial statements.

F-19

ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	FOR THE
	YEARS ENDED
	DECEMBER 31,
	2024	2023
OPERATING EXPENSES
General and administrative	$1,912,293	$1,111,036
Research and development	1,651,170	839,243
Professional fees	543,364	685,969
Foreign exchange loss (gain)	44,388	(16,862)
Provision for loss on convertible note receivable	2,942,029	—
Impairment of license deposit	1,000,000	—
Impairment of capitalized fees on abandoned asset acquisition	—	165,843

Total Operating Expenses	8,093,244	2,785,229

OTHER INCOME AND (EXPENSE)
Grant income	2,545,783	—
Change in fair value of warrant liabilities	2,084,150	(119,313)
Interest income	242,459	181,804
Other income	—	65,000
Interest expense	(401,096)	(2,399,430)

Total Other Income and (Expense)	4,471,296	(2,271,939)

NET LOSS	(3,621,948)	(5,057,168)

Net loss attributable to noncontrolling interest	13,599	10,682

NET LOSS ATTRIBUTABLE TO ABUNDIA GLOBAL IMPACT GROUP LLC	(3,608,349)	(5,046,486)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(16,377)	(48,535)

COMPREHENSIVE LOSS	$(3,624,726)	$(5,095,021)

The accompanying notes are an integral part of these audited consolidated financial statements.

F-20

ABUNDIA GLOBAL IMPACT GROUP LLC

Consolidated statements of changes in members’ equity (deficit)

for the years ended December 31, 2024 and 2023

	Members’ Contributions	Accumulated Deficit	Non-controlling Interest	Total Members’ Equity (Deficit)

Balance at January 1, 2023	$8,834,570	$(7,952,018)	$(672)	$881,880

Capital Contributions	3,388,185	—	—	3,388,185

Net Loss	—	(5,046,486)	(10,682)	(5,057,168)

Other Comprehensive Loss	—	(48,535)	—	(48,535)

Balance at December 31, 2023	$12,222,755	$(13,047,039)	$(11,354)	$(835,638)

Capital Contributions	2,395,100	—	—	2,395,100

Net Loss	—	(3,608,349)	(13,599)	(3,621,948)

Other Comprehensive Loss	—	(16,377)	—	(16,377)

Balance at December 31, 2024	$14,617,855	$(16,671,765)	$(24,953)	$(2,078,863)

The accompanying notes are an integral part of these audited consolidated financial statements.

F-21

ABUNDIA GLOBAL IMPACT GROUP LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE
	YEARS ENDED
	DECEMBER 31,
	2024	2023
Cash Flows From Operating Activities:
Net loss	$(3,621,948)	$(5,057,168)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,507	5,300
Provision for loss on convertible note receivable	2,942,029	—
Change in fair value of warrant liabilities	(2,084,150)	119,313
Amortization of debt discount	—	1,999,430
Impairment of license deposit	1,000,000	—
Impairment of capitalized fees on abandonment of asset acquisition	—	165,843

Accrued interest receivable	(242,459)	(181,804)
Accrued interest payable	401,096	400,000

Changes in operating assets and liabilities:
Government grant receivable	(205,424)	—
Prepaid expenses and other current assets	(108,915)	18,757
Accounts payable and accrued expenses	(14,688)	78,168
Other payables	(5,748)	(4,460)

Net Cash Flows Used In Operating Activities	(1,924,700)	(2,456,621)

Cash Flows From Investing Activities:
Deposits on license agreements	—	(740,000)
Advances under convertible promissory note receivable	—	(200,000)
Acquisition costs related to other long-term assets	—	(5,355)
Payments related to patent application costs	(318,538)	(594,162)

Net Cash Flows Used In Investing Activities	(318,538)	(1,539,517)

Net Cash Flows from Financing Activities
Capital contributions	2,395,100	3,388,185

Net Cash Flows Provided by Financing Activities	2,395,100	3,388,185

Effect of exchange rate changes	(16,377)	(48,535)

Net Change in Cash and Cash Equivalents:	135,485	(656,488)

Beginning Cash and Cash Equivalents:	$390,324	$1,046,812

Ending Cash and Cash Equivalents:	$525,809	$390,324

The accompanying notes are an integral part of these audited consolidated financial statements

F-22

ABUNDIA GLOBAL IMPACT GROUP LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Abundia Global Impact Group LLC’s (“AGIG’s” or “the Company’s”) business plan is to raise the necessary debt or equity funding to build and operate biomass and plastic recycling plants on a global basis using a combination of proprietary, licensed and commercialized technologies to provide a complete process which turns waste plastics and biomass into drop-in alternatives to fossil derived energy, fuels and chemicals.

AGIG’s activities to date have focused on the research and development and fund-raising activities required to implement its business plan.

Effective December 9, 2024, AGIG entered into a non-binding LOI to be acquired by Houston American Energy Corp (“HUSA”) subject to due diligence.

NOTE 2. GOING CONCERN

The Company’s consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the liquidation of liabilities during the normal course of business. Since inception, the Company has had no revenue generating activities and its only source of income has been grant income of $2,545,783 recognized during the year ended December 31, 2024. For the year ended December 31, 2024, the Company reported a net loss of $3,621,948, negative working capital of $5,340,035 and an accumulated deficit of $16,671,765.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments resulting from the outcome of this uncertainty. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and implement its proposed business plan of building and operating biomass and plastic recycling plants on a profitable basis. The Company intends to rely upon continued financial support from its principal majority shareholder to fund its working capital needs. No assurances can be given that the majority will continue to fund the Company’s working capital needs, the Company will be able to raise the equity and debt required to implement its business plan or that the Company will be successful in building and operating biomass and plastic recycling plants on a profitable basis. As a result, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to GAAP and have been consistently applied.

F-23

Consolidated Financial Statements

These consolidated statements include the financial statements of the Company and the following subsidiary companies from the date of their formation or incorporation:

Company Name	Country of Formation / Incorporation	Date of Incorporation	Percentage Ownership
Abundia Biomass LLC	USA	March 26, 2019	100%
Abundia Biomass-to-Liquids Limited	UK	July 10, 2020	77.5%
Abundia Plastics to Liquids LLC	US	September 10, 2021	100%
Abundia Plastics Europe Limited	UK	January 14, 2020	100%
Abundia Global Impact Group (Ireland) Limited	Ireland	February 4, 2022	100%
Abundia Global Impact Group (UK) Limited	UK	May 5, 2023	100%

All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. Significant estimates include the allowance for estimated credit losses on convertible notes receivable and other financial assets, impairment evaluations of long-lived assets, fair value measurements of warrant liabilities and other financial instruments, and assessments of contingent liabilities.

Foreign Currency Translation

The Company has functional currencies in Euros, US Dollars and British Pounds Sterling and its reporting currency is the US Dollar. Management has adopted Accounting Standards Codification (“ASC”) 830-20, “Foreign Currency Matters – Foreign Currency Transactions”. All assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. For revenues and expenses, the weighted average exchange rate for the period is used. Gains and losses arising on translation of foreign currency denominated transactions are included in other comprehensive loss.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Note 12 below for details of related party transactions during the years ended December 31, 2024 and 2023, respectively.

Cash and Cash Equivalents:

Cash represents cash deposits held at financial institutions. Cash equivalents include short-term highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less. Cash equivalents are held for meeting short-term liquidity requirements, rather than for investment purposes. Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent they exceed government deposit insurance limits in the country in which they are located. The Company has not experienced any losses to date on depository accounts.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of amounts paid in advance for goods or services to be received in future periods, refundable deposit related to a feasibility study for a potential real estate acquisition, and a receivable from the Irish government for recoverable value-added tax (VAT) incurred on expenses.

F-24

Convertible Promissory Note Receivable and Current Expected Credit Losses

As the Company has the intent and ability to hold the convertible note receivable for the foreseeable future, or until maturity or prepayment, the convertible note receivable is reported at its recorded investment, less deferred fundings and any allowance for expected credit losses.

The recorded investment of the convertible note receivable includes unpaid principal, accrued interest and fees, net of deferred loan fees or costs and unamortized premium or discount (if any). The recorded investment is reduced by any full or partial charge-offs and by any receipts of interest applied under the cost recovery method of accounting.

The Company evaluates its convertible note receivable for expected credit losses in accordance with ASC 326, “Financial Instruments – Credit Losses,” and records an allowance for losses based on the current expected credit loss model. The allowance is determined based on an assessment of specific identifiable amounts considered at risk or uncollectible, incorporating estimated forward-looking losses due to potential borrower default and an evaluation of the recoverability of the note.

During the year ended December 31, 2024, the Company recorded a full allowance of $2,942,029 for expected credit losses on its convertible note receivable, as management determined that the future economic benefit from the convertible note receivable was highly uncertain, with no expected future cash flows and no marketability for sale or transfer During the year ended December 31, 2023, the Company evaluated the likelihood of expected credit losses on its convertible note receivable and determined that no allowance for expected credit losses was required at that time.

See Note 4 below for further details.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount the Company would receive to sell an asset or pay to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In the absence of such data, fair value is estimated using internal information consistent with what market participants would use in a hypothetical transaction.

According to ASC 820, “Fair Value Measurement,” the fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The Company uses appropriate valuation techniques based on available inputs to measure the fair value of its assets and liabilities. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

The Company holds certain assets and liabilities that are required to be measured at fair value on a recurring and non-recurring basis. See Note 9 for further details.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Additions and major replacements or betterments are added to the assets at cost. Maintenance and repair costs and minor replacements are charged to expense when incurred.

F-25

Capitalized Patent Costs:

Patent costs, including legal fees associated with the creation of intellectual property and patent registration costs are capitalized as incurred. These costs are amortized over the estimated useful life of the patent commencing from the date the patent has been granted.

Deposits on License Agreements:

Deposits paid in connection with license agreements that are to be applied against future license fees are capitalized as other assets pending the commencement of fee generating operations under the license agreements. When fee generating operations under the license agreements commence, the deposits will be applied against the balance of fees due and payable. In the event fee generating operations under the license agreements fail to occur, the deposits will be expensed as abortive transaction costs.

Other Long-term Assets

Fees incurred in respect of proposed real estate acquisitions are capitalized as other long-term assets pending completion of the acquisition. When the acquisition of the real estate is completed, in accordance with ASC 805-50-30-1, the fees are included as part of the acquisition cost of the real estate. In the event the real estate acquisition fails to be completed, the fees are expensed as abandoned transaction costs.

During the year ended December 31, 2023, the Company incurred $5,355 in fees related to its proposed acquisition of certain real estate. Subsequently, during the year ended December 31, 2023, the proposed acquisition of the real estate in question was abandoned and previously capitalized fees totaling $165,843 were expensed in full immediately upon the abandonment of the proposed acquisition in operating expenses as an impairment of capitalized fees on abortive asset acquisition. This impairment is disclosed as impairment of capitalized fees on abortive asset acquisition in the Company’s consolidated statements of operations.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment in accordance with ASC 360, “Property, Plant, and Equipment,” whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. These events or changes in circumstances include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the overall business, significant negative industry or economic trends. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset group to the estimated undiscounted cash flows over the estimated remaining useful life of the primary asset included in the asset group. If the asset group is not recoverable, the impairment loss is calculated as the excess of the carrying value over the fair value.

During the year ended December 31, 2024, the Company determined that a license deposit of $1,000,000 was impaired. The impairment was recognized as management determined that this asset no longer have a future economic benefit. The fair value of the impaired asset was determined to be zero, as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer.

During the year ended December 31, 2023, the Company determined that $165,843 in capitalized fees related to an abandoned asset acquisition costs were impaired. The impairment was recognized as management determined that the asset no longer have a future economic benefit. The fair value of the impaired asset was determined to be zero, as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer.

See Note 6 for further details.

Derivative Instruments

The Company evaluates its convertible promissory note, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Topic 480 of the FASB ASC and Topic 815 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative, if required to be bifurcated, is marked-to-market at each balance sheet date and recorded as a liability. The change in fair value is recorded in the consolidated statements of operations as a component of other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

F-26

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

Warrants

Warrants are accounted in accordance with the guidance contained in ASC 815-40-15-7D. The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

The relative fair value of the warrants issued in conjunction with the convertible note have been treated as a debt discount with an offsetting credit to warrant liabilities. The debt discount related to the warrant issuances is being accreted to interest expense over the term of the note.

Income Taxes

The Company is taxed in the US as a partnership for federal and state tax purposes with all tax benefits or liabilities of its operations passing through to its members. Accordingly, the Company itself does not recognize any tax benefits or liabilities in its financial statements in respect of its operations.

In accordance with the Company’s operating agreement, to the extent possible, without impairing the Company’s ability to continue to conduct its business and activities, if the Company generates taxable income for its members, the Company is required to distribute an amount equal to the estimated tax liability of its members. As the Company has incurred taxable losses since inception, no distributions have been made to members under this provision.

The Company’s subsidiaries are subject to tax and retain all tax benefits or liabilities arising from their operations in the country in which they operate. Accordingly, the Company recognizes any tax benefits or liabilities arising in its subsidiary companies in its consolidated financial statements in respect of their operations.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating losses and tax credit carryforwards, as well as the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance will be provided against deferred tax assets if the Company determines it is more-likely-than-not such assets will not ultimately be realized.

F-27

Research and Development

In accordance with ASC 730, “Research and Development” the Company expenses third-party research and development consulting costs as incurred. Research and development expenses for the years ended December 31, 2024 and 2023, were $1,651,170 and $839,243, respectively.

Deferred Financing Costs

The Company capitalizes costs incurred in connection with the establishment of the convertible promissory note and the costs that are related to a recognized liability in the balance sheet are presented as a direct deduction to that liability. These deferred costs are amortized as an adjustment to interest expense over the life of the borrowing or life of the credit facility using the straight-line method of amortization, which approximates the effective interest method. Deferred financing costs could be accelerated, written-off or replaced to the extent the Company’s financing obligations are extinguished, modified or changed in future periods. The Company incurred deferred financing costs of $441,696 at the inception of the convertible promissory note. Amortization expense on deferred financing costs for the was $388,966 for the year ended December 31, 2023 and are included in interest expense on the consolidated statements of operations and comprehensive loss.

Grant Income and Government Grant Receivable

In the absence of comprehensive recognition and measurement guidance within the scope of authoritative US generally accepted accounting principles (GAAP) for the government grant that the Company has been awarded, in accordance with guidance in ASC 832 “Government Assistance”, the Company has accounted for the grant it has received from the government by analogy using the terms of IAS 20, Accounting for Government Grants and Disclosures of Government Accounting Assistance. The Company receives funding under a government grant which reimburses the Company for certain qualifying research and development and related expenditures. Grant funding for research and development received under grant agreements where there is no obligation to repay grant funds is recognized as grant income in the period during which the related qualifying expenses are incurred, provided that the grants are fully approved by the granting agencies and the conditions under which the grants were provided have been met. Grant income recognized upon incurring qualifying expenses in advance of receipt of grant funding is recorded in the consolidated balance sheet as government grants receivable.

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2023-09, Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 includes requirements that an entity disclose specific categories in the rate reconciliation and provide additional information for reconciling items that are greater than five percent of the amount computed by multiplying pretax income (or loss) by the applicable statutory income tax rate. The standard also requires that entities disclose income (or loss) from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) each disaggregated between domestic and foreign. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. The Company is currently assessing the impact of ASU 2023-09 on its disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07, Improvements to Reportable Segment Disclosures (ASU 2023-07). ASU 2023-07 includes requirements that an entity disclose the title of the chief operating decision maker (CODM) and on an interim and annual basis, significant segment expenses and the composition of other segment items for each segment’s reported profit. The standard also permits disclosure of additional measures of segment profit. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently assessing the impact of ASU 2023-07 on its disclosures.

F-28

During March 2020, the FASB issued ASU No. 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU No. 2020-04 provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. Entities could elect the optional expedients and exceptions included in ASU No. 2020-04 as of March 12, 2020 and through December 31, 2022. During December 2022, the FASB issued ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848. These amendments defer the sunset date of Topic 848 from December 31, 2022 to December 31, 2024. The Company is currently assessing the effect that electing the optional expedients and exceptions included in ASU No. 2020-04 would have on its results of operation, financial position and cash flows.

During June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 requires financial assets measured at amortized cost to be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. During November 2018, April 2019, May 2019, November 2019 and March 2020, respectively, the FASB also issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses; ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments - Credit Losses; ASU No. 2019-05 Targeted Transition Relief; ASU No. 2019-11, Codification Improvements to Topic 326, Financial Instruments - Credit Losses; and ASU No. 2020-03 Codification Improvements to Financial Instruments. ASU No. 2018-19 clarifies the effective date for nonpublic entities and that receivables arising from operating leases are not within the scope of Subtopic 326-20, ASU Nos. 2019-04 and 2019-05 amend the transition guidance provided in ASU No. 2016-13, and ASU Nos. 2019-11 and 2020-03 amend ASU No. 2016-13 to clarify, correct errors in, or improve the guidance. ASU No. 2016-13 (as amended) is effective for annual periods and interim periods within those annual periods beginning after December 15, 2022. Early adoption is permitted for annual and interim periods beginning after December 15, 2018. The implementation of ASU No. 2016-13 (as amended) on a prospective basis effective January 1, 2023 has had no material impact on the Company’s results of operations, financial position or cash flows.

NOTE 4. CONVERTIBLE PROMISSORY NOTE RECEIVABLE

	December 31	December 31
	2024	2023
Principal	$2,500,000	$2,500,000
Accrued interest receivable	442,029	199,570
Loss provision on convertible promissory note receivable	(2,942,029)	—
Convertible promissory note receivable, net	$—	$2,699,570

Effective November 23, 2022, AGIG entered into an agreement to provide $4,000,000 to an unrelated third party (“the Borrower”) by way of convertible promissory note: $2,000,000 million on signature of the agreement and the remaining balance of $2,000,000 on or before January 31, 2023. Accordingly, AGIG made an initial advance of $2,000,000 to Borrower by way of a secured convertible promissory note. The convertible promissory note had a two-year term beginning on November 23, 2022, bore interest at 8% per annum, was secured on the assets of the Borrower and was convertible, at AGIG’s option, into a membership interest in the Borrower. In December 2022, AGIG advanced a further $300,000 under the terms, bringing the total outstanding balance to $2,300,000 as of December 31, 2022. During the year ended December 31, 2023, AGIG advanced a further $200,000, bringing the total principal outstanding to $2,500,000 as of December 31, 2023.

Effective November 23, 2024, repayment was due to the Company of $2,500,000 in principal, together with accrued interest of $396,791. No repayment was received from the Borrower and the term of the convertible promissory note was extended to December 31, 2025 and the interest rate was increased from 8% to 15%.

As of December 31, 2024 and 2023, the balance due in respect of the convertible promissory note and accrued interest was $2,942,029 and $2,699,570, respectively.

During the year ended December 31, 2024, the Company recorded a full allowance of $2,942,029 for expected credit losses on its convertible promissory note receivable. Given the Borrower’s failure to repay the principal balance and accrued interest on the scheduled repayment date and availability of further information on the Borrower’s financial position, management determined that any future economic was highly uncertain, with no expected future cash flows and no marketability for sale or transfer.

F-29

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Useful Life	December 31, 2024	December 31, 2023
Computer equipment	3 years	$3,602	$3,602
Accumulated depreciation		(3,290)	(2,086)
Total property and equipment, net		$312	$1,516

For the years ended December 31, 2024 and 2023, depreciation expense was $1,204 and $1,200, respectively.

NOTE 6. OTHER ASSETS

Capitalized Patent Costs

AGIG, through its 77.5% owned subsidiary, Abundia Biomass-to-Liquids Limited, has applied for a number of patents and a trademark relating to its proposed business plan. During the year ended December 31, 2024, a number of pending patents related to recycling of plastics were transferred from Abundia Biomass-to-Liquids Limited to a 100% AGIG owned subsidiary, Abundia Plastics Europe Limited. During the years ended December 31, 2024 and 2023, five and two patent applications, respectively, were granted. The only trademark application made by AGIG was abandoned during the year ended December 31, 2023.

	Estimated Useful Life	Cost	Accumulated Amortization	Net Book Value
December 31, 2024

Pending patent applications	N/A	$826,203	$—	$826,203
Granted patents	20 years	338,061	(18,404)	319,657
Total patent costs		$1,164,264	$(18,404)	$1,145,860

December 31, 2023

Pending patent applications	N/A	$665,062	$—	$665,062
Granted patents	20 years	180,664	(4,100)	176,564
Total patent costs		$845,726	$(4,100)	$841,626

During the years ended December 31, 2024 and 2023, the Company recognized amortization expense in respect of granted patents of $14,305 and $4,100, respectively.

F-30

Deposits on License Agreements

	December 31	December 31
	2024	2023
Opening balance	$3,115,000	$2,375,000
Additional deposits	—	740,000
Impairment	(1,000,000)	—
Closing balance	$2,115,000	$3,115,000

Effective September 24, 2021, AGIG Plastics to Liquids LLC, a wholly owned subsidiary of AGIG, entered into a technology license and service agreement with, an unrelated third party that has developed the technology to transform plastic waste into petrochemical products, which can be further refined into fuels, waxes, and new plastic production. The purpose of the license agreement was to permit AGIG to utilize this technology in its plastics recycling plants. An initial non-refundable deposit of $500,000 was paid in respect of this agreement during the year ended December 31, 2022, which has been capitalized and is creditable against future license fees. A further non-refundable deposit of $500,000 was paid in respect of this agreement during the year ended December 31, 2023, which has also been capitalized and is creditable against future license fees. As of December 31, 2024 and 2023, the total non-refundable deposit that had been paid in respect of this agreement was $1,000,000. Further ongoing license fees become due and payable indefinitely as plants are built and commissioned.

Effective May 11, 2022, AGIG entered into a Services Agreement with a third-party manufacturer. The purpose of the Service Agreement is for the third party to manufacture and sell to AGIG the units required for the pyrolysis process used in our biomass to energy, fuels and chemicals process. At times through the terms of the agreement, the Company may be requested to provide payments at the request of the third party to fund costs associated with the agreement utilizing a cost-plus fixed fee method. These payments are applied to the initial deposit of the Services Agreement. During the year ended December 31, 2023, $240,000 was paid in additional deposits in respect of this agreement. As of December 31, 2024 and 2023, the total non-refundable deposits that had been paid in respect of this agreement was $1,115,000. The Services Agreement has an indefinite term. In connection with the Services Agreement, the Company entered into a separate License Agreement with the third-party manufacturer. The License Agreement provides the Company a defined number of units of the Licensor’s intellectual property and the proprietary rights know-how to the successful assembly, installation and operation of the units. The effective date of the agreement is the earlier of (i) an event of default, (ii) an intellectual property transfer amongst the parties, and (iii) a force majeure termination. In an event of default, the Company acquires the proprietary, patent-protected, clean energy system if the third-party manufacturer defaults on the Services Agreement for cash considerations.

Effective November 23, 2022, AGIG entered into a Development, Collaboration & License Agreement (“DCLA”) agreement with a third-party technology company. Under the term the DCLA, which has an initial term of 3 years, both parties entered into a Joint Development Project with both parties being entitled to license each other’s existing intellectual property. During the year ended December 31, 2022, AGIG paid a $1 million collaboration fee to support the development of the project, which is creditable against future license payments under the terms of DCLA. No further payments were made during the years ended December 31, 2024 and 2023 in respect of this agreement.

Effective December 31, 2024, upon assessment of all three license deposits, it was determined with respect to one of the licenses described above, that due to obtaining further information about the effectiveness of the technology of the License in question, the Company now does not intend to use the technology going forward. Accordingly, management determined that this license deposit no longer had any future economic benefit as there were no expected future cash flows, no alternative use, and no marketability for sale or transfer. The Company therefore wrote off $1,000,000 at December 31, 2024 representing the full carrying value of this License. The impairment was recognized in operating expenses as impairment of license deposit in the Company’s consolidated statements of operations. It was determined that no impairment was required in respect of the remaining two other license deposits at December 31, 2024.

Effective December 31, 2023, the Company performed a similar assessment for all three licenses and at that time determined that no write off was required in respect of any of the licenses.

NOTE 7. CONVERTIBLE NOTE PAYABLE

	December 31,	December 31,
	2024	2023
Convertible note payable	$5,000,000	$5,000,000
Unamortized debt issuance costs	—	—
Accrued interest	860,274	459,178
Convertible note payable, net debt issuance costs	$5,860,274	$5,459,178

F-31

Effective November 7, 2022, AGIG entered into a $5,000,000 convertible note payable (the “Note”) with an interest rate of 8%. Repayment or conversion of this note into equity securities of AGIG occurs as follows (a) repayment at the Maturity date of November 7, 2023, or (b) at the Lender’s sole option, conversion of the outstanding principal and interest into equity securities of AGIG upon the closing of a private offering of AGIG equity securities (“Next Round Funding”). If the Lender exercises its option to convert the Note into equity securities, the Note is convertible into a variable number of equity securities at the same price paid by investors in the Next Round Funding to satisfy the outstanding Note balance. The Company has the option to extend the maturity date of the Note by 12 months with the mutual consent of the Lender.

At maturity, the term of the Note was extended for 3 months to February 7, 2024. Subsequent to December 31, 2023, the term of the Note was further extended to May 7, 2024 and subsequently to May 1, 2025.

As part of the funding agreement, AGIG undertook that, in the event that AGIG closed a future private offering of equity securities or securities convertible into equity securities (“Next Round Funding”), AGIG would issue a warrant with a term of 5 years to the Lender to purchase $5,000,000 worth of the securities issued in the Next Round Financing with an exercise price equivalent to 80% of the price paid by investors in the Next Round Financing.

As discussed further in Note 8 Warrant Liabilities below, the issued warrants were determined to have a fair value of $1,866,243. The $1,866,243 estimated value of the potential issuance of a future warrant, has been accounted for a debt issuance cost and amortized over the initial one-year term of the Note using the effective interest method.

During the years ended, December 31, 2024 and 2023, the Company incurred interest expense, including the amortization of debt discount costs, of $401,096 and $2,399,430, respectively, in respect of this Note.

NOTE 8: WARRANT LIABILITIES

As discussed in Note 7 Convertible Note Payable above, effective November 7, 2022, AGIG entered into a $5,000,000 convertible promissory note. As part of the funding agreement AGIG undertook that, in the event that AGIG closed a private offering of equity securities or securities convertible into equity securities (“Next Round Funding”), AGIG would issue a warrant with a term of 5 years to the Lender to purchase $5,000,000 worth of the securities issued in the Next Round Financing with an exercise price equivalent to 80% of the price paid by investors in the Next Round Financing.

The Company evaluated the warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance from ASC 480 and ASC 815-40. The Company determined the warrants failed the indexation guidance under ASC 815-40, as they contain provisions that provide note holders with rights to a variable number of shares based on future financing terms. Specifically, should the Company undertake a private equity offering before the maturity date, the note holder will receive equity warrants to purchase securities issued in the Next Round Financing at an aggregate value of $5,000,000, with an exercise price equal to 80% of the price paid by investors in the offering. This embedded feature represents a deemed redemption feature due to the substantial premium received by the note holder. As a result, the Company concluded that the redemption feature require bifurcation from the convertible note and subsequent accounting as a freestanding warrant liability in accordance with ASC 815-40. The warrants had a fair value of $1,866,243 on issuance and were classified as liabilities with a corresponding decrease to the Note outstanding balance of $5,000,000 as a discount resulting in Debt Net of Discount Balance of $3,133,757. This discount was accreted over the initial one-year term of the Note as interest expense to par using the effective interest method as noted above. The effective interest rate was 42.10%. As of December 31, 2024 and 2023, the debt discount arising on the issuance of the warrants had been fully amortized.

Accordingly, pursuant to ASC 815-40, the Company recorded the fair value of the warrants as a liability upon issuance and marked to market each reporting period in the Company’s consolidated statement of operations until their exercise or expiration.

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The estimated fair value of the warrants was calculated using the Black Scholes model with the assumptions set out below, weighted for management’s estimate of the probability of a Next Round Financing being completed and discounted back to the valuation date using estimated venture capital rates of return.

	December 31	December 31,
Input	2024	2023
Expected term	5 years	5 years
Principal	$5,000,000	$5,000,000
Exercise price	$4,000,000	$4,000,000
Volatility	74.5%	76.3%
Dividend yield	0%	0%
Risk free rate of return	4.3%	3.8%
Estimated probability of occurrence of a Next Round Financing	2%	70%
Estimated venture capital rates of return	30%	30%

AGIG Plastics to Liquids LLC

Effective September 24, 2021, AGIG Plastics to Liquids LLC, a wholly owned subsidiary of AGIG, entered into a technology license and services agreement with a third-party technology provider. As part of the agreement, AGIG Plastics to Liquids LLC issued a warrant to the licensor to acquire the number of membership units in AGIG Plastics to Liquids LLC equivalent to 1.5% of its fully diluted capitalization. The warrant has an exercise price of $0.01 per membership unit, a term of 10 years and is exercisable in the event of a change of control or public listing of AGIG Plastics to Liquids LLC or its parent.

The Company evaluated the warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance from ASC 480 and ASC 815-40. The Company determined the warrants failed the indexation guidance under ASC 815-40, as they contain provisions that provide note holders with rights to a variable number of shares. Accordingly, pursuant to ASC 815-40, the Company recorded the fair value of the warrants as a liability upon issuance and marked to market each reporting period in the Company’s consolidated statements of operations until their exercise or expiration. However, no fair value has been assigned to these warrants as AGIG Plastics to Liquids LLC has no equity, no planned operations, and consequently only nominal projected value.

The remaining outstanding term of the warrants was 6.7 years and 7.7 years at December 31, 2024 and 2023, respectively.

NOTE 9: FAIR VALUE MEASUREMENTS

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, government grant receivables, prepaid expenses and other current assets, accounts payable and accrued expenses approximate fair value given the short-term nature of these instruments.

The carrying amounts of convertible promissory note approximates fair value given these instruments bear prevailing market interest rates.

Recurring Fair Value Measurements

The fair value of financial instruments measured on a recurring basis as of December 31, 2024 and 2023 consisted of the following:

Description	Level 1	Level 2	Level 3	Total December 31, 2024
Warrant liabilities	$—	$—	$45,965	$45,965

Description	Level 1	Level 2	Level 3	Total December 31, 2023
Warrant liabilities	$—	$—	$2,130,115	$2,130,115

The changes in the fair value of the warrant liabilities for the years ending December 31, 2024 and 2023 are summarized as follows:

Fair value at issuance January 1, 2023	$2,010,802
Change in fair value of warrant liabilities	119,313
Fair value at December 31, 2023	2,130,115
Change in fair value of warrant liabilities	(2,084,150)
Fair value at December 31, 2024	$45,965

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Non-recurring Fair Value Measurements

Certain assets, including long-lived assets and certain financial instruments, are measured at fair value on a non-recurring basis if it is determined that impairment indicators are present using Level 3 inputs.

During the year ended December 31, 2024, the Company recorded impairments of $1,000,000 related to a license deposit and $2,942,029 related to expected credit losses on its convertible note receivable.

During the year ended December 31, 2023, the Company recorded impairment of $165,843 related to capitalized fees from an abandoned asset acquisition.

NOTE 10: GRANT INCOME AND GOVERNMENT GRANT RECEIVABLE

Grant income relates to a grant awarded by the UK government to the Company’s UK subsidiary company, Abundia Biomass-to-Liquids Ltd, under its Advance Fuel Fund competition for the development of sustainable aviation fuel production plants in the UK. The total grant amount awarded was £4,484,431 ($5,400,000) and is delivered as a reclaim for eligible project-related expenditure paid each quarter.

The grant reimburses the Company for pre-approved eligible project research and development costs, related professional fees and general and administrative costs. These costs are included in the Company’s operating expenses in the Company’s consolidated statements of operations. The eligible expenses for reimbursement also include a 20% mark up on certain related administrative and staff costs.

During the year end December 31, 2024, the Company incurred $2,545,783 in expenditure eligible for reimbursement which has been recognized as grant income in other income in the consolidated statements of operations. The Company received reimbursement of $2,340,359 during the year ended December 31, 2024 and the balance of $205,424 is recorded on the consolidated balance sheets at December 31, 2024 as government grant receivable.

NOTE 11: COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various legal disputes in the normal course of business. While management cannot predict the outcome of these proceedings with certainty, management does not believe that an adverse result in any pending legal or regulatory proceeding, individually or in the aggregate, would be material to the Company’s financial position, results of operations or cash flows. Management is not aware of any adversarial legal proceedings against the Company during the years ended December 31, 2024 and 2023 or pending as at December 31, 2024.

NOTE 12. MEMBERS’ EQUITY (DEFICIT)

Members’ Interests

The Company has been constituted as a limited liability corporation and as such has no designated share capital of any description. Each Member owns a “Membership Interest” in the Company.

During the years ended December 31, 2024 and 2023, AGIG received members’ contributions totaling $2,395,100 and $3,388,185, respectively.

NOTE 13. SUBSEQUENT EVENTS

The Company evaluated subsequent events after December 31, 2024, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined that no material subsequent events have occurred for which disclosure is required other than as described below:

Effective February 20, 2025, AGIG signed a Share Exchange Agreement with Houston American Energy Corp (“HUSA”). Under the terms of the agreement, HUSA will acquire 100% of AGIG’s issued and outstanding units from AGIG’s members and HUSA will issue to AGIG’s members a number of shares of HUSA common stock which shall equal 94% of HUSA’s aggregate issued and outstanding common stock at the time of the Closing.

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HOUSTON AMERICAN ENERGY CORP

PROSPECTUS

10,300,000 Shares of Common Stock

The date of this prospectus is            , 2025

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered. All of the amounts shown are estimates, except for the SEC registration fee:

SEC registration fee	$17,078
Legal fees and expenses	$45,000
Printing fees and expenses	$-
Accounting fees and expenses	$80,000
Miscellaneous fees and expenses	$-
Total	$142,078

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

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The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

We have entered into a placement agency agreement that provides that we are to indemnify the placement agent under certain circumstances and the placement agent is obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

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(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant also hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas on August 8, 2025.

HOUSTON AMERICAN ENERGY CORP.

By:	/s/ Edward Gillespie
Name:	Edward Gillespie
Title:	CEO

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Gillespie, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for her or him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Edward Gillespie	Chief Executive Officer	August 8, 2025
Edward Gillespie	(Principal Executive Officer)

/s/ Lucie Harwood	Chief Financial Officer	August 8, 2025
Lucie Harwood	(Principal Financial Officer, Principal Accounting Officer)

/s/ Robert Bailey	Director	August 8, 2025
Robert Bailey

/s/ Martha Crawford	Director	August 8, 2025
Martha Crawford

/s/ Matthew Henninger	Director	August 8, 2025
Matthew Henninger

/s/ Peter Longo	Director	August 8, 2025
Peter Longo

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	At-The-Market Issuance Sales Agreement, dated November 18, 2022, by and between Houston American Energy Corp. and Univest Securities, LLC (filed with our Current Report on Form 8-K on November 18, 2022 and incorporated by reference herein).
3.1	Certificate of Incorporation, filed April 2, 2001 (filed with our registration statement on Form S-4 on August 3, 2001 and incorporated by reference herein)
3.2	Certificate of Amendment to Certificate of Incorporation, filed September 25, 2001 (filed with our registration statement on Form S-4 on October 1, 2001 and incorporated by reference herein)
3.3	Certificate of Amendment to Certificate of Incorporation, dated June 11, 2013 (filed with our Definitive Proxy Statement on Schedule 14A on April 23, 2013 and incorporated by reference herein)
3.4	Certificate of Amendment to Certificate of Incorporation, filed July 21, 2020 (filed with our Current Report on Form 8-K on July 21, 2020 and incorporated herein by reference).
3.5	Certificate of Amendment to Certificate of Incorporation (filed with our Amendment No. 1 to the registration statement on Form S-3 on October 31, 2024 and incorporated by reference herein).
3.6*	Certificate of Amendment to Certificate of Incorporation, filed May 22, 2025.
3.7*	Certificate of Amendment to Certificate of Incorporation, filed June 4, 2025.
3.8	Amended and Restated Bylaws, adopted June 26, 2023 (filed with our Current Report on Form 8-K on June 29, 2023 and incorporated by reference herein)
4.1	Form of 2019 Bridge Loan Note (filed with our Current Report on Form 8-K on September 20, 2019 and incorporated by reference herein).
4.2	Form of 2019 Warrant (filed with our Current Report on Form 8-K on September 20, 2019 and incorporated by reference herein).
4.3	Description of Securities (filed with our Amendment No. 1 to Quarterly Report on Form 10-K for FY 2023 on April 4, 2024 and incorporated by reference herein).
4.4	Text of Common Stock Certificate of Houston American Energy Corp (filed with our registration statement on Form S-4 on August 3, 2001 and incorporated by reference herein)
4.5	Form of Senior Indenture (filed with our registration statement on Form S-3 on June 25, 2009 and incorporated by reference herein).
4.6	Form of Subordinated Indenture (filed with our registration statement on Form S-3 on June 25, 2009 and incorporated by reference herein).
4.7*	Senior Secured Convertible Note, dated July 10, 2025.
5.1	Opinion of Sullivan & Worcester LLP.
10.1*	Purchase Agreement, dated as of July 10, 2025, by and between Houston American Energy Corp. and Tumim.
10.2*	Registration Rights Agreement, dated as of July 10, 2025, by and between Houston American Energy Corp. and Tumim.
10.3	Share Exchange Agreement dated February 20, 2025, between Houston American Energy Corp., Abundia Financial, LLC, and Bower Family Holdings, LLC (filed with our Current Report on Form 8-K on February 24, 2025 and incorporated by reference herein).
10.4	Securities Purchase Agreement dated January 22, 2025, between Houston American Energy Corp. and the purchasers thereto (filed with our Current Report on Form 8-K on January 23, 2025 and incorporated by reference herein).
10.5	Placement Agency Agreement dated January 22, 2025, between Univest Securities, LLC and Houston American Energy Corp (filed with our Current Report on Form 8-K on January 23, 2025 and incorporated by reference herein).
10.6	Form of Indemnification Agreement (filed with our Current Report on Form 8-K on January 16, 2025 and incorporated by reference herein).
10.7	Engagement Letter, dated October 26, 2024, by and between Houston American Energy Corp. and Univest Securities, LLC (filed with our Current Report on Form 8-K on November 12, 2024 and incorporated by reference herein).

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10.8±	Subscription Agreement, dated November 8, 2024, by and between Houston American Energy Corp. and the undersigned purchaser on the signature page thereto (filed with our Current Report on Form 8-K on November 12, 2024 and incorporated by reference herein).
10.9†	Agreement, dated November 11, 2024, by and between Houston American Energy Corp. and John Terwilliger (filed with our Current Report on Form 8-K on November 12, 2024 and incorporated by reference herein).
10.10	Form of 2019 Bridge Loan Agreement (filed with our Current Report on Form 8-K on September 20, 2019 and incorporated by reference herein).
10.11	At-The-Market Issuance Sales Agreement, dated November 18, 2022, by and between Houston American Energy Corp. and Univest Securities, LLC (filed with our Current Report on Form 8-K on November 18, 2022 and incorporated by reference herein).
10.12†	Houston American Energy Corp. 2021 Equity Incentive Plan (filed with our Definitive Proxy Statement on Schedule 14A on April 28, 2021 and incorporated by reference herein).
10.13†	Houston American Energy Corp. 2017 Equity Incentive Plan (filed with our Definitive Proxy Statement on Schedule 14A on July 24, 2017 and incorporated by reference herein).
10.14†	Production Incentive Compensation Plan (filed with our Quarterly Report on Form 10-Q on August 14, 2013 and incorporated by reference herein)
10.15†	Form of Change in Control Agreement, dated June 11, 2012 (filed with our Current Report on Form 8-K on June 14, 2012 and incorporated by reference herein).
10.16*	Securities Purchase Agreement, dated July 10, 2025, by and between Houston American Energy Copr. and 3i, LP.
10.17*	Registration Rights Agreement, dated July 10, 2025, by and between Houston American Energy Corp. and 3i, LP.
10.18*	Security Agreement, dated July 10, 2025, by and among Houston American Energy Corp., Abundia Global Impact Group, LLC and 3i, LP.
10.19*	Subsidiary Guarantee, dated July 10, 2025, by Abundia Global Impact Group, LLC.
23.1	Consent of Marcum LLP.
23.2*	Consent of Baker Tilly US, LLP.
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
23.4	Consent of Russell K. Hall and Associates, Inc.
24.1	Power of Attorney (see signature page hereto)
107*	Calculation of Registration Fee.

±	Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K.
†	Indicates a management contract, compensatory plan, or arrangement.
*	Previously filed.

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